                              COMBINATION AGREEMENT

                                     BETWEEN
                              SYMANTEC CORPORATION

                                       AND

                               DELRINA CORPORATION


                                  JULY 5, 1995


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TABLE OF CONTENTS
                                                                    PAGE
                                                                    ----

1. THE ARRANGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

   1.1   The Arrangement . . . . . . . . . . . . . . . . . . . . . . . . .1
   1.2   Adjustments for Capital Changes . . . . . . . . . . . . . . . . .2
   1.3   Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . .3
   1.4   Delrina Options . . . . . . . . . . . . . . . . . . . . . . . . .3
   1.5   Other Effects of the Arrangement. . . . . . . . . . . . . . . . .4
   1.6   Joint Management Information Circular/Proxy Statement;
         Registration Statement. . . . . . . . . . . . . . . . . . . . . .4
   1.7   Reorganization. . . . . . . . . . . . . . . . . . . . . . . . . .5
   1.8   Pooling of Interests. . . . . . . . . . . . . . . . . . . . . . .5
   1.9   Material Adverse Effect . . . . . . . . . . . . . . . . . . . . .5
   1.10  Currency. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

2. REPRESENTATIONS AND WARRANTIES OF DELRINA . . . . . . . . . . . . . . .6

   2.1   Organization; Good Standing; Qualification and Power. . . . . . .6
   2.2   Capital Structure . . . . . . . . . . . . . . . . . . . . . . . .6
   2.3   Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
   2.4   Securities Regulatory Authority Reports and Financial Statements.9
   2.5   Information Supplied. . . . . . . . . . . . . . . . . . . . . . .9
   2.6   Compliance with Applicable Laws . . . . . . . . . . . . . . . . 10
   2.7   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   2.8   ERISA and Other Compliance. . . . . . . . . . . . . . . . . . . 10
   2.9   Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . 13
   2.10  Absence of Certain Changes or Events. . . . . . . . . . . . . . 13
   2.11  Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   2.12  No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   2.13  Certain Agreements. . . . . . . . . . . . . . . . . . . . . . . 17
   2.14  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   2.15  Intellectual Property . . . . . . . . . . . . . . . . . . . . . 18
   2.16  Products and Distribution . . . . . . . . . . . . . . . . . . . 19
   2.17  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . 19
   2.18  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   2.19  Ownership of Property . . . . . . . . . . . . . . . . . . . . . 20
   2.20  Environmental Matters . . . . . . . . . . . . . . . . . . . . . 20
   2.21  Interested Party Transactions . . . . . . . . . . . . . . . . . 21
   2.22  Board Approval. . . . . . . . . . . . . . . . . . . . . . . . . 21
   2.23  Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . 21
   2.24  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
   2.25  Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . . . 21
   2.26  Restrictions on Business Activities . . . . . . . . . . . . . . 22
   2.27  Pooling Matters . . . . . . . . . . . . . . . . . . . . . . . . 22


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   2.28  Books and Records . . . . . . . . . . . . . . . . . . . . . . . 22
   2.29  Government Contracts. . . . . . . . . . . . . . . . . . . . . . 22

3. REPRESENTATIONS AND WARRANTIES OF SYMANTEC. . . . . . . . . . . . . . 23

   3.1   Organization; Good Standing; Qualification and Power. . . . . . 23
   3.2   Capital Structure . . . . . . . . . . . . . . . . . . . . . . . 23
   3.3   Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   3.4   SEC Reports and Financial Statements. . . . . . . . . . . . . . 25
   3.5   Information Supplied. . . . . . . . . . . . . . . . . . . . . . 26
   3.6   Compliance with Applicable Laws . . . . . . . . . . . . . . . . 26
   3.7   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   3.8   ERISA and Other Compliance. . . . . . . . . . . . . . . . . . . 27
   3.9   Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . 29
   3.10  Absence of Certain Changes or Events. . . . . . . . . . . . . . 29
   3.11  Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
   3.12  No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . 32
   3.13  Certain Agreements. . . . . . . . . . . . . . . . . . . . . . . 32
   3.14  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
   3.15  Intellectual Property . . . . . . . . . . . . . . . . . . . . . 33
   3.16  Products and Distribution . . . . . . . . . . . . . . . . . . . 34
   3.17  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . 34
   3.18  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   3.19  Ownership of Property . . . . . . . . . . . . . . . . . . . . . 34
   3.20  Environmental Matters . . . . . . . . . . . . . . . . . . . . . 35
   3.21  Interested Party Transactions . . . . . . . . . . . . . . . . . 35
   3.22  Board Approval. . . . . . . . . . . . . . . . . . . . . . . . . 35
   3.23  Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . 36
   3.24  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . 36
   3.25  Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . . . 36
   3.26  Restrictions on Business Activities . . . . . . . . . . . . . . 36
   3.27  Pooling Matters . . . . . . . . . . . . . . . . . . . . . . . . 36
   3.28  Books and Records . . . . . . . . . . . . . . . . . . . . . . . 36
   3.29  Government Contracts. . . . . . . . . . . . . . . . . . . . . . 36

4. DELRINA COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . 37

   4.1   Advice of Changes . . . . . . . . . . . . . . . . . . . . . . . 37
   4.2   Maintenance of Business . . . . . . . . . . . . . . . . . . . . 37
   4.3   Conduct of Business . . . . . . . . . . . . . . . . . . . . . . 38
   4.4   Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . 40
   4.5   Delrina Affiliate Agreements. . . . . . . . . . . . . . . . . . 40
   4.6   Joint Proxy Statement . . . . . . . . . . . . . . . . . . . . . 40
   4.7   Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . 40
   4.8   Necessary Consents. . . . . . . . . . . . . . . . . . . . . . . 41
   4.9   Access to Information . . . . . . . . . . . . . . . . . . . . . 41


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   4.10  Satisfaction of Conditions Precedent. . . . . . . . . . . . . . 41
   4.11  No Other Negotiations . . . . . . . . . . . . . . . . . . . . . 41
   4.12  Representations of Shareholders . . . . . . . . . . . . . . . . 42
   4.13  Employment and Noncompetition Agreements. . . . . . . . . . . . 42

5. SYMANTEC COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . 42

   5.1   Advice of Changes . . . . . . . . . . . . . . . . . . . . . . . 42
   5.2   Maintenance of Business . . . . . . . . . . . . . . . . . . . . 43
   5.3   Conduct of Business . . . . . . . . . . . . . . . . . . . . . . 43
   5.4   Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . 44
   5.5   Symantec Affiliate Agreements . . . . . . . . . . . . . . . . . 44
   5.6   Joint Proxy Statement . . . . . . . . . . . . . . . . . . . . . 45
   5.7   Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . 45
   5.8   Necessary Consents. . . . . . . . . . . . . . . . . . . . . . . 45
   5.9   Access to Information . . . . . . . . . . . . . . . . . . . . . 45
   5.10  Satisfaction of Conditions Precedent. . . . . . . . . . . . . . 45
   5.11  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . 46
   5.12  Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
   5.13  Employment and Employee Benefits After the Closing. . . . . . . 46
   5.14  Reorganization Procedures . . . . . . . . . . . . . . . . . . . 47

6. CLOSING MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

   6.1   The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . 47
   6.2   Ancillary Documents/Reservation of Shares . . . . . . . . . . . 47
   6.3   Exchange of Options . . . . . . . . . . . . . . . . . . . . . . 48

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF DELRINA. . . . . . . . . . . . 48

   7.1   Accuracy of Representations and Warranties. . . . . . . . . . . 48
   7.2   Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   7.3   Absence of Material Adverse Change. . . . . . . . . . . . . . . 48
   7.4   Compliance with Law . . . . . . . . . . . . . . . . . . . . . . 48
   7.5   Government Consents . . . . . . . . . . . . . . . . . . . . . . 48
   7.6   SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   7.7   Opinion of Symantec's Counsel . . . . . . . . . . . . . . . . . 49
   7.8   Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   7.9   Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . 49
   7.10  Symantec Approvals. . . . . . . . . . . . . . . . . . . . . . . 49
   7.11  No Legal Action . . . . . . . . . . . . . . . . . . . . . . . . 49
   7.12  Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   7.13  Pooling Opinion . . . . . . . . . . . . . . . . . . . . . . . . 49
   7.14  Court Approval. . . . . . . . . . . . . . . . . . . . . . . . . 49
   7.15  OSC, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   7.16  Election to Symantec Board. . . . . . . . . . . . . . . . . . . 50


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8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SYMANTEC . . . . . . . . . . . 50

   8.1   Accuracy of Representations and Warranties. . . . . . . . . . . 50
   8.2   Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
   8.3   Absence of Material Adverse Change. . . . . . . . . . . . . . . 50
   8.4   Compliance with Law . . . . . . . . . . . . . . . . . . . . . . 50
   8.5   Government Consents . . . . . . . . . . . . . . . . . . . . . . 50
   8.6   SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . 51
   8.7   Opinion of Delrina's Counsel. . . . . . . . . . . . . . . . . . 51
   8.8   Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
   8.9   Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . 51
   8.10  Delrina Approvals . . . . . . . . . . . . . . . . . . . . . . . 51
   8.11  No Legal Action . . . . . . . . . . . . . . . . . . . . . . . . 51
   8.12  Delrina Option Agreements . . . . . . . . . . . . . . . . . . . 51
   8.13  Pooling Opinion . . . . . . . . . . . . . . . . . . . . . . . . 51
   8.14  Affiliate Agreements. . . . . . . . . . . . . . . . . . . . . . 51
   8.15  Court Approval. . . . . . . . . . . . . . . . . . . . . . . . . 52
   8.16  OSC, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
   8.17  Shipment of WinFax 95 . . . . . . . . . . . . . . . . . . . . . 52

9. TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 52

   9.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . 52
   9.2   Notice of Termination . . . . . . . . . . . . . . . . . . . . . 54
   9.3   Effect of Termination . . . . . . . . . . . . . . . . . . . . . 54
   9.4   Termination Fees. . . . . . . . . . . . . . . . . . . . . . . . 54

10.SURVIVAL OF REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . 55

11.MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

   11.1  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 55
   11.2  Assignment; Binding Upon Successors and Assigns . . . . . . . . 55
   11.3  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 55
   11.4  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 55
   11.5  Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 56
   11.6  Amendment and Waivers . . . . . . . . . . . . . . . . . . . . . 55
   11.7  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
   11.8  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . 56
   11.9  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
   11.10 Construction of Agreement . . . . . . . . . . . . . . . . . . . 57
   11.11 No Joint Venture. . . . . . . . . . . . . . . . . . . . . . . . 57
   11.12 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . 57
   11.13 Absence of Third Party Beneficiary Rights . . . . . . . . . . . 58
   11.14 Public Announcement . . . . . . . . . . . . . . . . . . . . . . 58


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   11.15 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . 58


                                        v

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   EXHIBITS

     Exhibit 1.1              Plan of Arrangement
     Exhibit 2.9              Delrina Balance Sheet
     Exhibit 3.9              Symantec Balance Sheet
     Exhibit 4.4              Form of Stock Option Agreement
     Exhibit 4.5              Delrina Affiliates Agreement
     Exhibit 4.13             Employment and Noncompetition Agreements
     Exhibit 5.5              Symantec Affiliates Agreements
     Exhibit 5.11(c)          Form of Indemnity Agreement
     Exhibit 6.2(a)           Exchangeable Share Provisions
     Exhibit 6.2(b)(i)        Support Agreement
     Exhibit 6.2(b)(ii)       Voting and Exchange Trust Agreement
     Exhibit 6.2(b)(iii)      Restated Certificate of Incorporation


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                              COMBINATION AGREEMENT


     THIS COMBINATION AGREEMENT (this "AGREEMENT") is entered into as of July 5, 1995, by and between Symantec Corporation, a Delaware corporation ("SYMANTEC") and Delrina Corporation, an Ontario corporation ("DELRINA").


                                    RECITALS

     A. The respective Boards of Directors of Delrina and Symantec have approved the transactions contemplated by this Agreement, and the Board of Directors of Delrina has agreed to submit the Plan of Arrangement (as defined in Section 1.1) and other transactions contemplated hereby to its shareholders for approval.
     B. The Arrangement is intended to be treated as (i) a reorganization pursuant to the provisions of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "CODE"), (ii) a "pooling of interests" under United States generally accepted accounting principles ("US GAAP") and (iii) a reorganization of capital for purposes of section 86 of the Income Tax Act (Canada) (the "ITA").

     NOW, THEREFORE, the parties hereto hereby agree as follows:
     1.   THE ARRANGEMENT

          1.1  THE ARRANGEMENT.   As promptly as practicable after the execution
of this Agreement, Delrina will apply to the Ontario Court of Justice (General Division) (the "COURT") pursuant to section 182 of the Business Corporations Act (Ontario) (the "OBCA") for an interim order in form and substance satisfactory to Symantec (such approval not to be unreasonably withheld or delayed) (the "INTERIM ORDER") providing for, among other things, the calling and holding of the Delrina Shareholders Meeting (as defined below) for the purpose of considering and, if deemed advisable, approving the arrangement (the "ARRANGEMENT") under section 182 of the OBCA and pursuant to the Agreement and Plan of Arrangement substantially in the form of EXHIBIT 1.1 hereto (the "PLAN OF ARRANGEMENT"). If the Delrina shareholders approve the Arrangement, thereafter Delrina will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "FINAL ORDER"). At 12:01 a.m. (the "EFFECTIVE TIME") on the date (the "EFFECTIVE DATE") shown on the certificate of arrangement issued by the Director under the OBCA giving effect to the Arrangement, the following reorganization of capital shall occur and shall be deemed to occur in the following order without any further act or formality:

          (a) The articles of incorporation of Delrina shall be amended to authorize a class of exchangeable shares (the "EXCHANGEABLE SHARES") and one Series A Preferred Share of Delrina (the "SERIES A PREFERRED SHARE").


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          (b)  Delrina shall issue to Symantec one Series A Preferred Share in consideration of the issuance to Delrina of one share of the common stock, $.01 par value, of Symantec (the "SYMANTEC COMMON STOCK"). The stated capital of the Series A Preferred Share shall be equal to the fair market value, as determined by the board of directors of Delrina, of a share of Symantec Common Stock. No certificate shall be issued in respect of the Series A Preferred Share.

          (c) Each of the common shares of Delrina (the "DELRINA COMMON SHARES") (other than Delrina Common Shares held by holders who have exercised their rights of dissent in accordance with the Plan of Arrangement and who are ultimately entitled to be paid full value for such shares) will be exchanged for a number of Exchangeable Shares at an exchange ratio equal to 0.61 of an Exchangeable Share per Delrina Common Share (the "EXCHANGE RATIO"). Each holder of Delrina Common Shares (other than Delrina Common Shares held by holders who have exercised their rights of dissent in accordance with the Plan of Arrangement and who are ultimately entitled to be paid full value for such shares) will receive that whole number of Exchangeable Shares resulting from the exchange of such holder's Delrina Common Shares. In lieu of fractional Exchangeable Shares, each holder of a Delrina Common Share who otherwise would be entitled to receive a fraction of an Exchangeable Share shall be paid by Delrina an amount determined in accordance with the Plan of Arrangement.

          (d) Upon the exchange referred to in paragraph (c) above, each holder of a Delrina Common Share shall cease to be such a holder, shall have his name removed from the register of holders of Delrina Common Shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the exchange referred to in paragraph
     (c) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

          (e) The stated capital of the Exchangeable Shares will be equal to the stated capital of the Delrina Common Shares immediately prior to the Arrangement.

          (f) The one outstanding Series A Preferred Share will be exchanged for one Delrina Common Share and the holder thereof shall cease to be a holder of the Series A Preferred Share, shall have its name removed from the register of holders of Series A Preferred Shares and shall become a holder of the one fully paid and non-assessable Delrina Common Share to which it is entitled as a result of the exchange referred to in this paragraph (f) and such holder's name shall be added to the register of holders of Delrina Common Shares accordingly.

          (g) The stated capital of the one Delrina Common Share shall be equal to the stated capital of the one Series A Preferred Share prior to the Arrangement.

          1.2 ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Effective Time, Symantec or Delrina recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Exchange Ratio will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of Delrina Common Shares and the holders of the shares of Symantec Common Stock.

          1.3 DISSENTING SHARES. Holders of Delrina Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in section 185 of the OBCA and section
3.1 of the Plan of Arrangement (such holders referred to as "DISSENTING SHAREHOLDERS"). Delrina shall give Symantec (i) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the OBCA and received by Delrina and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Delrina shall not, except with the prior written consent of Symantec, voluntarily make any payment with respect to any such rights or offer to settle or settle any such rights. All payments to Dissenting Shareholders shall be the sole responsibility of Delrina, and Symantec will not directly or indirectly provide any funds for the purposes of making payments to Dissenting Shareholders. In the event that Delrina does not have sufficient funds to make payments to Dissenting Shareholders, Delrina will undertake to borrow the funds necessary to make such payments from sources other than Symantec or any affiliate of Symantec.

          1.4  DELRINA OPTIONS.

               (a) EXCHANGE. At the Effective Time, after the actions described in Sections 1.1(a) through (g), each of the then outstanding options to purchase Delrina Common Shares (collectively, the "DELRINA OPTIONS") (including all outstanding options granted under Delrina's 1994 Stock Option Plan and the Delrina Stock Option Plan (the "DELRINA OPTION PLANS")) will, at the Effective Time, and without any further action on the part of any holder thereof, be exchanged for an option to purchase that number of shares of Symantec Common Stock determined by multiplying the number of Delrina Common Shares subject to such Delrina Option at the Effective Time by the Exchange Ratio, at an exercise price per share of Symantec Common Stock equal to the exercise price per share of such Delrina Option immediately prior to the Effective Time divided by the Exchange Ratio. If the foregoing calculation results in an exchanged Delrina Option being exercisable for a fraction of a share of Symantec Common Stock, then the number of shares of Symantec Common Stock subject to such option will be rounded down to the nearest whole number of shares and the total exercise price for the option will be reduced by the exercise price of the fractional share. The term, exercisability, vesting schedule, status as an "incentive stock option" under section 422 of the Code, if applicable, and all other terms and conditions of the Delrina Options will otherwise be unchanged. Continuous employment with Delrina or any of the Delrina Subsidiaries (as hereinafter defined) will be credited to an optionee of Delrina for purposes of determining the number of shares of Symantec Common Stock subject to exercise under an exchanged Delrina Option after the Effective Time.

               (b) REGISTRATION. Symantec will cause the Symantec Common Stock issuable upon exercise of the assumed Delrina Options to be registered on Form S-8 promulgated by the Securities and Exchange Commission (the "SEC") as soon as reasonably practicable after the Effective Time and will use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such converted Delrina Options shall remain outstanding. With respect to those individuals who subsequent to the Arrangement will be subject to the reporting requirements under section 16(a) of the Exchange Act (as defined below), Symantec shall administer the Delrina Option Plans assumed pursuant to this Section in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act. Symantec will reserve a sufficient number of shares of Symantec Common Stock for issuance upon exercise of the Delrina Options assumed by Symantec pursuant to this Section.

          1.5 OTHER EFFECTS OF THE ARRANGEMENT. At the Effective Time: (a) the bylaws of Delrina immediately prior to the Effective Time will continue as the bylaws of Delrina, subject to later amendment; (b) the directors of Delrina will be as designated by Symantec prior to the Effective Time; (c) the officers of Delrina will be as designated by Symantec prior to the Effective Time; (d) each Delrina Common Share and each Delrina Option outstanding immediately prior to the Effective Time will be exchanged as provided in Sections 1.1 and 1.4; and
(e) the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the OBCA.

          1.6 JOINT MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT; REGISTRATION STATEMENT. (a) As promptly as practicable after execution of this Agreement, Symantec and Delrina shall, if so required, prepare and file with the SEC a preliminary joint management information circular and proxy statement (the "JOINT PROXY STATEMENT"), together with any other documents required by the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), in connection with the Arrangement. The Joint Proxy Statement shall constitute (i) the management information circular of Delrina with respect to the Delrina Shareholders Meeting relating to the Arrangement, (ii) the proxy statement of Symantec with respect to the meeting of stockholders of Symantec to be held with respect to the approval by Symantec's stockholders of the issuance of the Symantec Common Stock in connection with the issuance of Symantec Common Stock from time to time upon exchange of the Exchangeable Shares (the "SYMANTEC STOCKHOLDERS MEETING") and
(iii) the prospectus with respect to the issuance by Delrina of the Exchangeable Shares in connection with the Arrangement, which prospectus may, if Symantec's counsel or Delrina's counsel determines it is required by the Securities Act, be included in a registration statement filed by Delrina on Form F-4 or such other registration form as may be applicable (collectively, the "FORM F-4"). As promptly as practicable after comments are received from the SEC thereon and after the furnishing by Symantec and Delrina of all information required to be contained therein, Symantec and Delrina shall cause the Joint Proxy Statement to be mailed to each company's shareholders. Notwithstanding anything in this Agreement to the contrary, Delrina shall be under no obligation to file the Form F-4 if Symantec shall have determined on the advice of its counsel that the issuance of the Exchangeable Shares pursuant to the Arrangement is exempt from the registration requirements of section 5 of the Securities Act by virtue of section 3(a)(10) thereof. If Symantec determines on the advice of its counsel that it is necessary to file a registration statement on Form S-3 (the "FORM S-3") in order to register the Symantec Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable

Shares, then Symantec shall file the Form S-3 with the SEC and use its best efforts to maintain the effectiveness of such registration for 7 years or for such shorter period as such Exchangeable Shares remain outstanding, and Symantec and Delrina shall use all reasonable efforts to cause the Form S-3 to become effective. Notwithstanding anything herein to the contrary, Symantec shall be under no obligation to file the Form S-3 if it shall have determined on the advice of its outside counsel that the issuance of shares of Symantec Common Stock upon exchange of the Exchangeable Shares after the Effective Time is exempt from the registration requirements of section 5 of the Securities Act by virtue of section 3(a)(9) thereof.

               (b) Each party shall promptly furnish to the other party all information concerning such party and its shareholders as may be reasonably required in connection with any action contemplated by this Section 1.6. The Joint Proxy Statement and, if required, the Form F-4 and Form S-3, shall comply in all material respects with all applicable requirements of law. Each of Symantec and Delrina will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement or the Form F-4 or Form S-3 or for additional information, and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Joint Proxy Statement or the Form F-4 or Form S-3. Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement or the Form F-4 or Form S-3, Symantec or Delrina, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Symantec and Delrina, such amendment or supplement.

          1.7 REORGANIZATION. The parties intend to adopt this Agreement and the Plan of Arrangement as a plan of reorganization under section 368(a)(1) of the Code, and the parties intend to adopt the Arrangement as a reorganization of capital of Delrina under section 86 of the ITA.

          1.8 POOLING OF INTERESTS. The parties intend that the Arrangement be treated as a "pooling of interests" under US GAAP. Promptly following the execution of this Agreement, Symantec and Delrina shall use their respective best efforts to obtain and deliver Affiliates Agreements from their respective affiliates, as contemplated by Section 4.5 and Section 5.5.

          1.9 MATERIAL ADVERSE EFFECT. In this Agreement, any reference to any event, change or effect being "MATERIAL" with respect to any entity or group of entities means any material event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such entity or group of entities. In this Agreement, the term "MATERIAL ADVERSE EFFECT" used with respect to a party means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such party and its subsidiaries, taken as a whole; provided that a Material Adverse Effect shall not include any adverse effect resulting from (i) changes in general economic conditions or conditions generally affecting the personal computer application software industry or (ii) a decline in Delrina's consolidated gross sales revenues for the fiscal quarter ending September 30, 1995 to the extent that such decline is reasonably attributable to the failure of Delrina to have made the first customer shipment in commercial volumes to retail sales channels of its WinFax for Windows 95 product and its other Windows 95-compatible products prior to September 30, 1995.

          1.10 CURRENCY. Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

     2.   REPRESENTATIONS AND WARRANTIES OF DELRINA

          Except as set forth in a letter dated the date of this Agreement and delivered by Delrina to Symantec concurrently herewith (the "DELRINA DISCLOSURE LETTER"), Delrina hereby represents and warrants to Symantec that:

          2.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. Delrina and each of its subsidiaries (the "DELRINA SUBSIDIARIES") is a corporation (or, in the case of Delrina (Wyoming) Limited Liability Company, is a limited liability company) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on Delrina. Section 2.1 of the Delrina Disclosure Letter sets forth a correct and complete list of the Delrina Subsidiaries, the number of each subsidiary's outstanding capital stock owned by Delrina or another Delrina Subsidiary and a correct and complete list of each jurisdiction in which each of Delrina and each Delrina Subsidiary is duly qualified and in good standing to do business. Delrina has delivered to Symantec's counsel complete and correct copies of the certificate or articles of incorporation (or similar document) and bylaws of Delrina, in each case as amended to the date of this Agreement. Unless otherwise specified, all references in this Agreement to deliveries to Symantec or its counsel shall mean delivery to Symantec's internal General Counsel.

          2.2  CAPITAL STRUCTURE.

               (a) STOCK AND OPTIONS. The authorized capital stock of Delrina consists of an unlimited number of Delrina Common Shares, no par value, and an unlimited number of Preference Shares, no par value (the "DELRINA PREFERRED SHARES"). At the close of business on June 30, 1995, 22,320,716 Delrina Common Shares were issued and outstanding and no Delrina Common Shares were held by Delrina in its treasury. An aggregate of 2,927,773 Delrina Common Shares are reserved and authorized for issuance pursuant to the Delrina Option Plans in respect of which Delrina Options granted pursuant to the Delrina Option Plans to purchase a total of 2,374,035 Delrina Common Shares were outstanding as of June 30, 1995. An aggregate of 40,000 Delrina Common Shares are reserved and authorized for issuance pursuant to Delrina's Canadian and U.S. Employee Stock Purchase Plans. There are no outstanding Delrina Options that have not been granted under these plans. No Delrina Preferred Shares are issued or outstanding. All outstanding Delrina Common Shares have been duly authorized, validly issued, are fully paid and nonassessable and not subject to preemptive rights. All issued and outstanding shares of the capital stock of each of the Delrina Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by Delrina in compliance with all registration, qualification and prospectus requirements (or applicable exemptions therefrom) of applicable federal, provincial and state securities laws. Except as set forth in Section
2.1 of the Delrina Disclosure Letter, Delrina does not have any subsidiaries or any equity interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. With respect to each such Delrina Subsidiary, the Delrina Disclosure Letter lists all shareholders, the number of shares held by each shareholder, the number of directors (or local law equivalent) of such Delrina Subsidiary and the officers (or local law equivalent) of such Delrina Subsidiary. Delrina has provided to Symantec's counsel a correct and complete list of each Delrina Option outstanding as of the date hereof, including the name of the holder of such Delrina Option, the grant date of each Delrina Option, the Delrina Option Plan pursuant to which such Delrina Option was issued, the number of shares covered by such Delrina Option, the per share exercise price of such Delrina Option and the vesting schedule applicable to each such Delrina Option.

               (b) NO OTHER COMMITMENTS. Except for the Delrina Options disclosed in Section 2.2(a) above and listed in the Delrina Disclosure Letter, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which Delrina or any of the Delrina Subsidiaries is a party or by which Delrina or any of the Delrina Subsidiaries is bound obligating Delrina or any of the Delrina Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of Delrina or any of the Delrina Subsidiaries or securities convertible into or exchangeable for shares of capital stock of Delrina or any of the Delrina Subsidiaries, or obligating Delrina or any of the Delrina Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. There are no voting trusts or other agreements or understandings to which Delrina is a party with respect to the voting of the capital stock of Delrina or any of the Delrina Subsidiaries.

               (c) REGISTRATION RIGHTS. Delrina is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

          2.3  AUTHORITY.

               (a) CORPORATE ACTION. Delrina has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement and the Arrangement by the shareholders of Delrina and approval by the Court, to perform its obligations hereunder and to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Delrina and, subject to approval of this Agreement and the Arrangement by the shareholders of Delrina and approval by the Court, the consummation by Delrina of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Delrina. This Agreement has been duly executed and delivered by Delrina and this Agreement is the valid and binding obligation of Delrina, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

               (b) NO CONFLICT. Neither the execution, delivery and performance of this Agreement or the Plan of Arrangement by Delrina, nor the consummation of the transactions contemplated hereby or thereby by Delrina nor compliance with the provisions hereof or thereof by Delrina will: (i) conflict with, or result in any violations of, the articles of incorporation or bylaws of Delrina or any equivalent document of any of the Delrina Subsidiaries, or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Delrina or any of the Delrina Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Delrina or any of the Delrina Subsidiaries or their respective properties or assets, other than any such breaches, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on Delrina; or (iii) except for the requirement under the OBCA that the Arrangement be approved by the holders of at least two-thirds (or such other proportion as may be set out in the Interim Order) of the outstanding Delrina Common Shares who are permitted to, and who, vote in accordance with the OBCA at the Delrina Shareholders Meeting, require the affirmative vote of the holders of greater than a majority of the issued and outstanding Delrina Common Shares.

               (c) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "GOVERNMENTAL ENTITY"), is required to be obtained by Delrina or any of the Delrina Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for:
(i) the filing with the Ontario Securities Commission (the "OSC") and the Court and the mailing to shareholders of Delrina of the Joint Proxy Statement relating to the meeting of the shareholders of Delrina (the "DELRINA SHAREHOLDERS MEETING") to be held with respect to the approval by Delrina's shareholders of this Agreement and the Arrangement, (ii) the filing of the Form F-4 or the furnishing to the SEC of such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby (the "SEC FILINGS"); (iii) approval of the Court to the Arrangement and the filings of the Articles of Arrangement and any other required amalgamation, arrangement or other documents as required by the OBCA; (iv) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes and regulations (collectively, "STATE TAKEOVER LAWS"); (v) such filings, authorizations, orders and approvals as may be required under the Securities Act (Ontario) and other relevant Canadian securities statutes, any other applicable federal, provincial or state securities laws and the rules of the National Association of Securities Dealers, Inc. (the

"NASD") or The Toronto Stock Exchange (the "TSE"); (vi) such filings and notifications as may be necessary under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"); (vii) required notices and filings under the Investment Canada Act and under the Competition Act (Canada); and (viii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent Delrina from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on Delrina.

          2.4  SECURITIES REGULATORY AUTHORITY REPORTS AND FINANCIAL STATEMENTS.

               (a) CANADIAN COMPLIANCE. Since June 30, 1993, Delrina has filed all forms, reports and documents with the OSC required to be filed by it pursuant to the Securities Act (Ontario) and the regulations promulgated thereunder and the applicable policies and rules of the OSC (collectively, the "DELRINA OSC REPORTS"), all of which have complied in all material respects with all applicable requirements of such statute, regulations, policies and rules. None of the Delrina OSC Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Delrina has delivered to Symantec's outside counsel correct and complete copies of each Delrina OSC Report.

               (b) SEC REPORTS. Delrina has delivered to Symantec's counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement (other than preliminary material) filed by Delrina with the SEC on or after June 30, 1993 (the "DELRINA SEC DOCUMENTS"), which are all the documents that Delrina was required to file with the SEC on or after such date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the Delrina SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Delrina SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. Delrina has filed all material documents and agreements which were required to be filed as exhibits to the Delrina SEC Documents.

               (c) FINANCIAL STATEMENTS. The consolidated balance sheets and the consolidated statements of operations, retained earnings and cash flows (including the related notes thereto) of Delrina contained in the Delrina OSC Reports present fairly the consolidated financial position and the consolidated results of operations and cash flows of Delrina and its consolidated Delrina Subsidiaries as of the dates or for the periods presented therein in conformity with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise noted therein and subject in the case of quarterly financial statements to normal and recurring year-end audit adjustments.

          2.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Delrina for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Form F-4) will, at the time the Joint Proxy Statement is mailed to the shareholders of Delrina and at the time of the Delrina Shareholders Meeting (and, if filed, at the time the Form F-4 is declared effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the OBCA and applicable Canadian securities laws and the rules and regulations promulgated thereunder.

          2.6 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in the Delrina OSC Reports filed prior to the date of this Agreement, the businesses of Delrina and the Delrina Subsidiaries are not being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Entity where such violation would have a Material Adverse Effect. Except as disclosed in the Delrina OSC Reports filed prior to the date of this Agreement, Delrina has not been notified by any Governmental Entity that any investigation or review with respect to Delrina or any of the Delrina Subsidiaries is pending or threatened, nor has any Governmental Entity notified Delrina of its intention to conduct the same. Delrina and the Delrina Subsidiaries have all material permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, and are in material compliance with all such permits, licenses and franchises, except for those whose absence would not have a Material Adverse Effect on Delrina.

          2.7 LITIGATION. Except as disclosed in the Delrina OSC Reports filed prior to the date of this Agreement, there is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of Delrina, threatened against Delrina or any of the Delrina Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Delrina; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Delrina or any of the Delrina Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Delrina. Delrina has made available to Symantec correct and complete copies of all correspondence prepared by its counsel for Delrina's auditors in connection with the last two completed audits of Delrina's financial statements and any such correspondence since the date of the last such audit.

          2.8  ERISA AND OTHER COMPLIANCE.

               (a) Delrina shall deliver to Symantec prior to Closing a list of all employees of Delrina and of any Delrina Subsidiary ("EMPLOYEES"), their salaries and the date and amount of their most recent salary increase. The Delrina Disclosure Letter identifies (i) each "employee benefit plan," as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), regardless of whether ERISA is applicable thereto, and
(ii) all other Delrina Benefit Arrangements (as defined below) (including those sponsored by the federal or any provincial government of Canada), and all other material written or formal plans or agreements, if any, which currently provides compensation or benefits to any Employee or former employee of Delrina or any of the Delrina Subsidiaries (including any employment agreements entered into between Delrina or any of the Delrina Subsidiaries and any Employee and workers' compensation, unemployment compensation and other government-mandated programs) and which is currently or previously was maintained, contributed to or entered into by Delrina or any of the Delrina Subsidiaries under which Delrina or any of the Delrina Subsidiaries or any ERISA Affiliate (as defined below) thereof has any present obligation or liability (collectively, the "DELRINA EMPLOYEE PLANS"). For purposes of this
Section 2.8, "ERISA AFFILIATE" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in section 414(b) of the Code,
(B) a group of entities under "common control," as defined in section 414(c) of the Code, or (C) an "affiliated service group," as defined in section 414(m) of the Code, or treasury regulations promulgated under section 414(o) of the Code, any of which includes Delrina or any of the Delrina Subsidiaries. Copies of all Delrina Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and any summary plan descriptions shall have been delivered to Symantec or its counsel prior to Closing (as defined in Section 6.1), together with the three most recent annual reports (Form 5500, including, if applicable, schedule B thereto) prepared in connection with any such Delrina Employee Plan. All Delrina Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in section 3(2) of ERISA (collectively, the "DELRINA PENSION PLANS"), are identified as such in the Delrina Disclosure Letter. All contributions due from Delrina or any of the Delrina Subsidiaries through the Effective Time with respect to any of the Delrina Employee Plans has been or will be timely made as required under ERISA or any other applicable legislation or have been accrued on Delrina's or any such Delrina Subsidiary's financial statements as of March 31, 1995. Each Delrina Employee Plan is in compliance in all material respects with, and has been maintained in material compliance with its terms and with the requirements prescribed by, any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Delrina Employee Plans. Each Delrina Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke, such qualification, registration or approval.

               (b) No Delrina Pension Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in section 3(37) of ERISA. No Delrina Pension Plans are subject to Title IV of ERISA. No "prohibited transaction," as defined in section 406 of ERISA or section 4975 of the Code, has occurred with respect to any Delrina Employee Plan which is covered by Title I of ERISA which would result in a material liability to Delrina and the Delrina Subsidiaries taken as a whole, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Delrina Employee Plan has or will make Delrina or any officer or director of Delrina subject to any material liability under Title I of ERISA or liable for any material Tax (as defined in Section 2.14) or penalty pursuant to sections 4972, 4975, 4976 or 4979 of the Code or section 502 of ERISA.

               (c) Any Delrina Pension Plan which is intended to be qualified under section 401(a) of the Code (a "DELRINA 401(A) PLAN") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to section 501(a) of the Code. Delrina has delivered to Symantec or its counsel a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each Delrina 401(a) Plan.

               (d) Except for those Delrina Benefit Arrangements (as defined below) regarding severance benefits or employment termination which exist under the employment laws, regulations or judicial decisions relating to employers in Canada and other jurisdictions in which Delrina or any Delrina Subsidiary has employees ("EMPLOYER LAWS"), the Delrina Disclosure Letter identifies each employment, consulting, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (A) is not a Delrina Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by Delrina or any of the Delrina Subsidiaries and (C) covers any Employee or former employee of Delrina or any of the Delrina Subsidiaries. Such contracts, plans and arrangements as are described in this Section 2.8(d) are herein referred to collectively as the "DELRINA BENEFIT ARRANGEMENTS." Each Delrina Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Delrina Benefit Arrangement. Delrina has delivered to Symantec or its counsel a complete and correct copy or description of each Delrina Benefit Arrangement. None of the Delrina Benefits Arrangements or Delrina Employee Plans promises or provides retiree medical or retiree insurance benefits to any person.

               (e) There has been no amendment to, written interpretation or announcement by Delrina or any of the Delrina Subsidiaries relating to, or change in employee participation or coverage under, any Delrina Employee Plan or Delrina Benefit Arrangement that would increase materially the expense of maintaining such Delrina Employee Plan or Delrina Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended June 30, 1995.

               (f) Delrina has provided, or will have provided prior to the Closing, to individuals entitled thereto all required notices and coverage pursuant to section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date (as defined in Section 6.1), and no material Tax payable on account of section 4980B of the Code has been incurred with respect to any Employee or former employees (or their beneficiaries) of Delrina or any of the Delrina Subsidiaries.

               (g) No benefit payable or which may become payable by Delrina or any of the Delrina Subsidiaries pursuant to any Delrina Employee Plan or any Delrina Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under section 4999 of the Code or which would not be deductible by reason of section 280G of the Code.

               (h) Delrina and each Delrina Subsidiary is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

               (i) Delrina and each Delrina Subsidiary believes it has good labor relations; nothing has come to Delrina's attention as a result of the negotiation or entering into of this Agreement that would lead Delrina to believe that the consummation of the transactions contemplated hereby will have a Material Adverse Effect on labor relations; and neither Delrina nor any Delrina Subsidiary has any knowledge that any of its or their key employees intends to leave its or their employ except to the extent such knowledge is obtained by Delrina through Symantec.

               (j) Neither Delrina or any of its Subsidiaries has an employment contract or material consulting agreement currently in effect that is not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions), except as such termination rights are limited under Employer Laws. All Employees and all officers and consultants of Delrina and the Delrina Subsidiaries having access to proprietary information of Delrina have executed and delivered to Delrina an agreement regarding the protection of such proprietary information and the assignment of inventions to Delrina; copies of the forms of all such agreements have been delivered or made available to Symantec's counsel.

          2.9 ABSENCE OF UNDISCLOSED LIABILITIES. At March 31, 1995 (the "DELRINA BALANCE SHEET DATE"), (i) neither Delrina nor any of the Delrina Subsidiaries had any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were material to Delrina and the Delrina Subsidiaries, taken as a whole, and were not provided for in the consolidated balance sheet of Delrina at the Delrina Balance Sheet Date, a copy of which is attached hereto as EXHIBIT 2.9 (the "DELRINA BALANCE SHEET"); and (ii) all reserves established by Delrina and set forth in the Delrina Balance Sheet were reasonably adequate.

          2.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Delrina OSC Reports filed prior to the date of this Agreement, since the Delrina Balance Sheet Date there has not occurred:

               (a) any change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of Delrina and the Delrina Subsidiaries, that could reasonably be expected to have a Material Adverse Effect on Delrina;

               (b) any amendments or changes in the articles of incorporation or bylaws of Delrina;

               (c) any damage, destruction or loss, whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect on Delrina;

               (d) any redemption, repurchase or other acquisition of Delrina Common Shares by Delrina (other than the repurchase of unvested shares at cost pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Delrina Common Shares;

               (e) any material increase in or material modification of the compensation or benefits payable or to become payable by Delrina to any of its directors or employees, except in the ordinary course of business consistent with past practice;

               (f) any material increase in or material modification of any bonus, pension, insurance or Delrina Employee Plan or Delrina Benefit Arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than in the ordinary course of business consistent with past practice;

               (g) any acquisition or sale of a material amount of property or assets of Delrina, other than in the ordinary course of business consistent with past practice;

               (h) any alteration in any term of any outstanding security of Delrina;

               (i) (A) other than in the ordinary course of business consistent with past practice or other nonmaterial amounts, any incurrence, assumption or guarantee by Delrina of any debt for borrowed money; (B) any issuance or sale of any securities convertible into or exchangeable for debt securities of Delrina; or (C) any issuance or sale of options or other rights to acquire from Delrina, directly or indirectly, debt securities of Delrina or any securities convertible into or exchangeable for any such debt securities;

               (j) other than in the ordinary course of business consistent with past practice or other nonmaterial amounts, any creation or assumption by Delrina of any mortgage, pledge, security interest or lien or other encumbrance on any asset;

               (k) other than in the ordinary course of business consistent with past practice, any making of any loan, advance or capital contribution to or investment in any person other than (i) travel loans or advances made in the ordinary course of business of Delrina, (ii) other loans and advances in an aggregate amount which does not exceed $100,000 outstanding at any time and
(iii) purchases on the open market of liquid, publicly traded securities;

               (l) any entering into, amendment of, relinquishment, termination or non-renewal by Delrina of any material contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;
               (m) any transfer or grant of a material right under the Delrina Intellectual Property Rights (as defined in Section 2.15 below), other than those transferred or granted in the ordinary course of business;

               (n) any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of Delrina or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

               (o) any agreement or arrangement made by Delrina to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made unless otherwise disclosed.

          2.11 AGREEMENTS. Section 2.11 of the Delrina Disclosure Letter sets forth a list of any of the following written or oral contracts, agreements and other instruments, copies of each of which written contracts, agreements or instruments have been delivered to Symantec's counsel:

               (a)  contract with or commitment to any labor union;

               (b) continuing contract for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from Delrina or any Delrina Subsidiary in an amount in excess of $500,000 per annum (i) which is not terminable on 120 days' or less notice without cost or other liability at or at any time after the Effective Time or
(ii) in which Delrina or such Delrina Subsidiary has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing rights relating to any product, group of products or territory;

               (c) contract providing for the development of software for, or license of software to, Delrina, or other Intellectual Property Rights used or incorporated in one or more of the products referred to in Section 2.16 of the Delrina Disclosure Letter (other than software licensed to Delrina from a third party as to which Delrina has a fully-paid perpetual license to use and distribute as Delrina is currently doing without any restrictions or requirements as to how the Delrina Published Product is marketed, or that is generally available to the public from such third party at a per copy license fee of less than $5,000, but including any site or corporate license and each agreement providing for either the delivery of source code or the escrow of source code for the benefit of the licensee or any OEM, distribution or other agreement that requires Delrina to perform any ongoing development of software including updates and error corrections);

               (d) joint venture contract or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of $25,000 per annum with any other party;

               (e) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

               (f) lease or other agreement under which Delrina or any Delrina Subsidiary is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $100,000 per annum;

               (g) agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $25,000, other than in the ordinary course of business consistent with past practice;

               (h) agreement which restricts Delrina or any Delrina Subsidiary from engaging in any aspect of its business or competing in any line of business in any geographic area or in any functional area or that requires Delrina or any Delrina Subsidiary to distribute or use exclusively a third party technology or product;
               (i) agreement between or among Delrina or any Delrina Subsidiary regarding intercompany loans, revenue or cost sharing, ownership or license of Delrina IP Rights, intercompany royalties or dividends or similar matters;

               (j) written dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the ongoing distribution of the Delrina Products (as defined in Section 2.16);

               (k) to the extent not identified in Section 2.8 of the Delrina Disclosure Letter, contract or commitment for the employment of any officer, employee or consultant or any other type of contract or understanding with any officer, employee or consultant which is not immediately terminable without cost or other liability (except for normal severance benefits available to employees generally as set forth in any Delrina Benefit Plan and except for limitations on such termination rights as exist under applicable Employer Laws;

               (l) any other loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement which is not otherwise disclosed elsewhere in the Delrina Disclosure Letter, the breach or termination of which would have a Material Adverse Effect on Delrina; and

               (m) Delrina IP Rights Agreement (as defined in Section 2.15 below) or other material agreements relating to Delrina Products (as defined in
Section 2.16 below) other
than any Delrina IP Rights Agreement or other such material agreement already identified in response to Section 2.11(c) above or elsewhere in the Delrina Disclosure Letter.

          2.12 NO DEFAULTS. Except as disclosed in the Delrina OSC Reports filed prior to the date of this Agreement, to Delrina's knowledge, neither it nor any of the Delrina Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by Delrina or any of the Delrina Subsidiaries under, any contract or agreement to which Delrina or any of the Delrina Subsidiaries is a party and which would, if terminated due to such default, have, insofar as can reasonably be foreseen, a Material Adverse Effect on Delrina.


          2.13 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Delrina or any of the Delrina Subsidiaries from Delrina or any of the Delrina Subsidiaries, under any Delrina Employee Plan, Delrina Benefit Arrangement or otherwise, (ii) materially increase any benefits otherwise payable under any Delrina Employee Plan or Delrina Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits, including but not limited to the time of exercise of stock options.

          2.14 TAXES. Delrina and each of the Delrina Subsidiaries have timely filed, or caused to be filed, all Tax Returns (as defined below) required to be filed by them (all of which returns were correct and complete in all material respects) and have paid or withheld, or caused to be paid or withheld, all Taxes (as defined below) that are due and payable, and Blue has provided adequate accruals in accordance with Canadian generally accepted accounting principles in its Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any returns. Since the Delrina Balance Sheet Date, no material Tax liability has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. Neither Delrina nor any Delrina Subsidiary has received any written notification that any material issues have been raised (and are currently pending) by Revenue Canada, the Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above, and no waivers of statutes of limitations have been given or requested with respect to Delrina or any of the Delrina Subsidiaries, in each case except for any such written notices or waivers which have not had and could not reasonably be expected to have a Material Adverse Effect. There are no material proposed (but unassessed) additional Taxes, none have been asserted and no Tax liens have been filed other than for Taxes not yet due and payable. None of Delrina or any of the Delrina Subsidiaries (i) has made an election to be treated as a "consenting corporation" under section 341(f) of the Code or (ii) is a "personal holding company" within the meaning of section 542 of the Code.

          As used in this Agreement, "TAX" and "TAXES" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, utility, compensation, social security, workers' compensation, unemployment insurance or compensation, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group. As used in this Agreement, "TAX RETURNS" means all returns relating to Taxes.

          2.15 INTELLECTUAL PROPERTY. Except in each case as disclosed in the Delrina OSC Reports filed prior to the date of this Agreement and subject to the matters disclosed in Section 2.7 of the Delrina Disclosure Letter:

               (a) Delrina and the Delrina Subsidiaries own, or have the right to use, sell or license all material Intellectual Property Rights (as defined below) necessary or required for the conduct of their respective businesses as presently conducted and as proposed to be conducted by Delrina as of the date hereof (such Intellectual Property Rights being hereinafter collectively referred to as the "DELRINA IP RIGHTS") and such rights to use, sell or license are reasonably sufficient for such conduct of their respective businesses;

               (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any assignment, conveyance or agreement governing any Delrina IP Right significant to a product that accounted for more than 5% of Delrina's gross revenues for the nine months ended March 31, 1995 (the "DELRINA IP RIGHTS AGREEMENTS"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Delrina IP Right or materially impair the right of Delrina and/or the Delrina Subsidiaries to use, sell or license any Delrina IP Right or portion thereof (except where such breach, forfeiture or termination would not have a Material Adverse Effect on Delrina);

               (c) there are no royalties, honoraria, fees or other payments in excess of $100,000 payable by Delrina to any person by reason of the publication or distribution of the Delrina Published Products (as defined in Section 2.16 below) other than as set forth in the Delrina IP Rights Agreements listed in the Delrina Disclosure Letter;

               (d) neither the manufacture, marketing, license, sale or lawful use of any product currently licensed or sold by Delrina or any of the Delrina Subsidiaries or currently under development by Delrina or any of the Delrina Subsidiaries violates any license or agreement between Delrina or any of the Delrina Subsidiaries and any third party or infringes any Intellectual Property Right of any other party; and there is no pending or, to the best knowledge of Delrina, threatened claim or litigation contesting the validity, ownership or right to


                                      xviii
use, sell, license or dispose of any Delrina IP Right nor, to the best knowledge of Delrina, is there any basis for any such claim, nor has Delrina received any notice asserting that any Delrina IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Delrina, is there any basis for any such assertion, except to the extent that such violation(s), or notice or basis therefor, have not had and could not reasonably be expected to have a Material Adverse Effect on Delrina; and

               (e) Delrina has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material Delrina IP Rights. All officers, employees involved in the development of products or product documentation and consultants of Delrina or any of the Delrina Subsidiaries have executed and delivered to Delrina or the Delrina Subsidiary an agreement regarding the protection of proprietary information and the assignment to Delrina or the Delrina Subsidiary of all Intellectual Property Rights arising from the services performed for Delrina or the Delrina Subsidiary by such persons; and copies of the forms of all such agreements have been delivered to Symantec's counsel. No current or prior officers, employees or consultants of Delrina claim an ownership interest in any Delrina IP Rights as a result of having been involved in the development of such property while employed by or consulting to Delrina, or otherwise.

          Delrina will deliver prior to Closing a list of all applications, registrations, filings and other formal actions made or taken pursuant to United States, Canadian, provincial, federal, state and foreign laws by Delrina to perfect or protect its interest in Delrina IP Rights, including, without limitation, all patents, patent applications, trademarks and service marks, trademark and service mark applications, copyrights and copyright applications and to the knowledge of Delrina, there is no cancellation, termination or expiration of any such registration or patent that is reasonably foreseeable and is not intended to be renewed or extended by Delrina, except where the failure to renew or extend would not have a Material Adverse Effect on Delrina. To the best of Delrina's knowledge, it is not using any confidential information or trade secrets of any former employer of any past or present employees.

          As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, mask works, franchises, licenses, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

          2.16 PRODUCTS AND DISTRIBUTION. Section 2.16 of the Delrina Disclosure Letter contains a complete list of all of the top five software products (by title, determined by aggregate sales receipts by Delrina or any of the Delrina Subsidiaries in fiscal 1994 and fiscal 1995 through March 31, 1995 from such title) published and/or distributed by Delrina or the Delrina Subsidiaries (the "DELRINA PUBLISHED PRODUCTS") and all material products under development or consideration by Delrina or with an estimated public availability date on or prior to March 31,

1996 (the "DELRINA PRODUCTS UNDER DEVELOPMENT" and, collectively with the Delrina Published Products, the "DELRINA PRODUCTS"). The Delrina Disclosure Letter sets forth, for each Delrina Product Under Development, the currently estimated public availability date (which Delrina believes to be reasonable).

          2.17 FEES AND EXPENSES. Except for the fees and expenses set forth in the Delrina Disclosure Letter payable to Broadview Associates, L.P., neither Delrina or any of the Delrina Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

          2.18 INSURANCE. Delrina and the Delrina Subsidiaries maintain and at all times since January 1, 1993 have maintained fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance that Delrina believes to be reasonably prudent for its business. Delrina will deliver prior to Closing a list of all such insurance policies presently in effect, and correct and complete copies of all such policies along with a history of claims made under such policies will have been provided to Symantec or its counsel prior to Closing.

          2.19 OWNERSHIP OF PROPERTY. Except (a) as disclosed in the Delrina OSC Reports filed prior to the date of this Agreement, (b) for liens for current Taxes not yet delinquent or (c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, Delrina and each of the Delrina Subsidiaries owns its real and personal property free and clear of all security interests, mortgages, liens, charges, claims, options and encumbrances. All real and tangible personal property of Delrina and each of the Delrina Subsidiaries is generally in good repair and is operational and usable in the operations of Delrina, subject to ordinary wear and tear and subject to technical obsolescence. Neither Delrina nor any Delrina Subsidiary is in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect on its business or financial condition), or has received any notice of violation with which it has not complied, except where such violation would not have a Material Adverse Effect on Delrina.

          2.20 ENVIRONMENTAL MATTERS.

               (a) To Delrina's knowledge, during the period that Delrina and the Delrina Subsidiaries have leased or owned their respective properties or owned or operated any facilities, there have been no disposals, releases, emissions, spills, discharges or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. Delrina has no actual knowledge of any presence, disposals, releases, emissions, spills, discharges or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Delrina or any of the Delrina Subsidiaries having taken possession of any of such properties and facilities. For the purposes of this Agreement, insofar as properties and facilities in Canada are concerned, "HAZARDOUS MATERIALS" shall mean any pollutant, contaminant, chemical, deleterious substance or industrial, toxic or hazardous waste or substance and, insofar as properties and facilities in the United States are concerned, shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous chemical" under, (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"); (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes. Insofar as properties and facilities in the United States are concerned, the terms "disposal," "release" and "threatened release" shall have the definitions assigned thereto by CERCLA.

               (b) To Delrina's knowledge, none of the properties, facilities and operations of Delrina and the Delrina Subsidiaries is in violation of any federal, provincial, state, municipal and local laws, statutes, bylaws, ordinances, regulations and orders ("ENVIRONMENTAL LAWS") relating to protection of the environment, occupational health and safety, industrial hygiene or Hazardous Materials. During the time that Delrina or the Delrina Subsidiaries have owned or leased their respective properties and facilities, neither Delrina nor any of the Delrina Subsidiaries nor, to Delrina's knowledge, any third party, has used, generated, manufactured, processed, treated, disposed of, handled or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

               (c) There has been no litigation brought or threatened against Delrina or any of the Delrina Subsidiaries by, or any settlement reached by Delrina or any of the Delrina Subsidiaries with, any party or parties alleging the presence, disposal, emission, spill, discharge, release or threatened release of any Hazardous Materials on, from or under any properties or facilities.

          2.21 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the Delrina OSC Reports filed prior to the date of this Agreement, no officer or director of Delrina or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to Delrina or any of the Delrina Subsidiaries any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which Delrina or any of the Delrina Subsidiaries is a party or by which it may be bound or affected.

          2.22 BOARD APPROVAL. The Board of Directors of Delrina has, as of the date hereof, (i) unanimously approved this Agreement and the Arrangement, (ii) determined that the Arrangement is in the best interests of the shareholders of Delrina and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Delrina approve this Agreement and the Arrangement.

          2.23 VOTE REQUIRED. The affirmative vote of two-thirds of the votes cast by the holders of the outstanding Delrina Common Shares entitled to be cast (or such other vote as may be set out in the Interim Order) is the only vote of the holders of any class or series of Delrina's capital stock necessary to approve this Agreement and the Arrangement.


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

          2.24 DISCLOSURE. No representation or warranty made by Delrina in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by Delrina or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contained any untrue statement of a material fact when made, or omitted to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

          2.25 FAIRNESS OPINION. Delrina's Board of Directors has received a written opinion from Broadview Associates, L.P. that the Exchange Ratio is fair to Delrina's shareholders from a financial point of view.

          2.26 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Delrina or any Delrina Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Delrina or any Delrina Subsidiary, any acquisition of property by Delrina or any Delrina Subsidiary or the conduct of business by Delrina or any Delrina Subsidiary as currently conducted.

          2.27 POOLING MATTERS. Neither Delrina nor any of its affiliates has, to Delrina's knowledge and based upon consultation with its independent auditors, taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby or actions related thereto, or any action taken or agreed to be taken by Symantec or any of its affiliates) would adversely affect the ability of Symantec to account for the business combination to be effected by the Arrangement as a pooling of interests under US GAAP.

          2.28 BOOKS AND RECORDS. The books, records and accounts of Delrina and its Subsidiaries (a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Delrina and (c) accurately and fairly reflect the basis for the Delrina Financial Statements. Delrina has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization; and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles, US GAAP or any other criteria applicable to such statements and (ii) to maintain accountability for assets.

          2.29 GOVERNMENT CONTRACTS. All representations, certifications and disclosures made by Delrina to any Government Contract Party (as defined below) have been in all material respects current, complete and accurate at the times they were made. Delrina has no knowledge of, and has no reason to know of, any acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) relating to any of Delrina's contracts with any Government Contract Party (as defined below) in either case that have led to or could lead to, either before or after the Closing Date, (a) any claim or dispute involving Delrina and/or Symantec as successor in interest to Delrina and any Government Contract Party or (b) any suspension, debarment or contract termination, or proceeding related thereto. Delrina has no knowledge of, and has no reason to know of, any act or omission that relates to the marketing, licensing or selling to any Government Contract Party (as defined below) of any of Delrina technical data and computer software and that has led to or could lead to, either before or after the Closing Date (as defined in Section 6.1 below), any material cloud on any of Delrina's rights in and to its technical data and computer software. Except for (i) Canadian or provincial government incentives for certain nonmaterial employees, and (ii) research tax credits, all of Delrina's development of technical data and computer software was developed exclusively at private expense. For purposes of this Agreement, the term "GOVERNMENT CONTRACT PARTY" means any independent or executive agency, division, subdivision, audit group or procuring office of the Canadian or United States federal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

     3.   REPRESENTATIONS AND WARRANTIES OF SYMANTEC

          Except as set forth in a letter dated the date of this Agreement and delivered by Symantec to Delrina concurrently herewith (the "SYMANTEC DISCLOSURE LETTER"), Symantec hereby represents and warrants to Delrina that:

          3.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. Symantec and each of its subsidiaries (the "SYMANTEC SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on Symantec. The Symantec Disclosure Letter sets forth a correct and complete list of the Symantec Subsidiaries, the percentage of each such subsidiary's outstanding capital stock owned by Symantec or another subsidiary of Symantec and a correct and complete list of each jurisdiction in which each of Symantec and each Symantec Subsidiary is duly qualified and in good standing to do business. Symantec has delivered to Delrina's counsel complete and correct copies of the certificate of incorporation and bylaws of Symantec as amended to the date of this Agreement. Unless otherwise specified, all references in this Agreement to deliveries to Delrina or its counsel shall mean delivery to its outside counsel, Skadden, Arps, Slate, Meagher & Flom.

          3.2  CAPITAL STRUCTURE.

               (a) The authorized capital stock of Symantec consists of 70,000,000 shares of Symantec Common Stock, of which 38,599,353 shares were issued and outstanding as of June 30, 1995 (the "MEASUREMENT DATE") and 1,000,000 shares of Symantec Preferred Stock, of which there were no shares outstanding as of the Measurement Date. An aggregate of 12,700,000 shares of Symantec Common Stock are reserved and authorized for issuance pursuant


                                      xxiii
to the Symantec 1988 Employees Stock Option Plan (the "SYMANTEC OPTION PLAN"), in respect of which options ("SYMANTEC OPTIONS") to purchase a total of 6,456,418 shares of Symantec Common Stock were outstanding as of the Measurement Date. Options or warrants to purchase an aggregate of 460,577 shares of Symantec Common Stock were outstanding on the Measurement Date to former employees or warrant holders of companies that have been acquired by Symantec. An aggregate of 600,000 shares of Symantec Common Stock are reserved and authorized for issuance pursuant to the Symantec 1988 Directors Stock Option Plan, of which options to purchase a total of 167,500 shares of Symantec Common Stock were outstanding as of the Measurement Date and an aggregate of 450,000 shares of Symantec Common Stock are reserved and authorized for issuance pursuant to the Symantec 1993 Directors Stock Option Plan (collectively, the "SYMANTEC DIRECTORS PLANS"), under which options to purchase 127,250 shares were outstanding as of the Measurement Date. An aggregate of 1,500,000 shares of Symantec Common Stock are reserved and authorized for issuance pursuant to the Symantec 1989 Employee Stock Purchase Plan (the "423 PLAN"), of which 1,207,529 have been issued as of the Measurement Date. As of the Measurement Date, there was $15,000,000 of debt outstanding, convertible at the option of the holders into a maximum of 1,250,000 shares of Symantec Common Stock. All issued and outstanding shares of Symantec Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive rights or right of rescission, and have been offered, issued, sold and delivered by Symantec in compliance with all registration, qualification and prospectus requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Except as set forth in Section 3.2 of the Symantec Disclosure Letter, Symantec does not have any material subsidiaries or any material equity interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. Except as set forth in
Section 3.2 of the Symantec Disclosure Letter, all of the shares of capital stock of the Symantec Subsidiaries are owned by Symantec or a Symantec Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Symantec's voting rights, charges or other encumbrances of any nature whatsoever.

               (b) NO OTHER COMMITMENTS. Except for the Symantec Options and warrants disclosed in Section 3.2(a) above, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which Symantec or any of the Symantec Subsidiaries is a party or by which Symantec or any of the Symantec Subsidiaries is bound obligating Symantec or any of the Symantec Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of Symantec or any of the Symantec Subsidiaries or securities convertible into or exchangeable for shares of capital stock of Symantec or any of the Symantec Subsidiaries, or obligating Symantec or any of the Symantec Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. There are no voting trusts or other agreements or understandings to which Symantec is a party with respect to the voting of the capital stock of Symantec or any of the Symantec Subsidiaries.

               (c) REGISTRATION RIGHTS. Except as set forth in the Symantec Disclosure Letter, Symantec is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

          3.3  AUTHORITY.

               (a) CORPORATE ACTION. Symantec has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of Symantec of the issuance of Symantec Common Stock in connection with the Arrangement and upon exchange of the Exchangeable Shares and to approval of the Arrangement by the Court, to perform its obligations hereunder and to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Symantec and, subject to approval by the stockholders of Symantec of the issuance of Symantec Common Stock in connection with the Arrangement and upon exchange of the Exchangeable Shares and to approval of the Arrangement by the Court, the consummation by Symantec of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Symantec. This Agreement has been duly executed and delivered by Symantec and this Agreement is the valid and binding obligation of Symantec, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

               (b) NO CONFLICT. Neither the execution, delivery and performance of this Agreement or the Plan of Arrangement by Symantec, nor the consummation of the transactions contemplated hereby or thereby by Symantec nor compliance with the provisions hereof or thereof by Symantec will: (i) conflict with, or result in any violations of the certificate of incorporation or bylaws of Symantec or any of the Symantec Subsidiaries; or (ii) result in any breach or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Symantec or any of the Symantec Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Symantec or any of the Symantec Subsidiaries or their respective properties or assets, other than any such breaches, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on Symantec; or (iii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of Symantec Common Stock.

               (c) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by Symantec or any of the Symantec Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the SEC of (A) the Form F-4 or the Form S-3 (if applicable) or (B) the Joint Proxy Statement relating to the Symantec Stockholders Meeting, and (C) such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the

Plan of Arrangement with the Ministry of Consumer and Commercial Relations of the Province of Ontario and appropriate documents with the relevant authorities of other states in which Symantec is qualified to do business; (iii) such filings, authorizations, orders and approvals as may be required under State Takeover Laws; (iv) such filings, authorizations, orders and approvals as may be required under foreign laws, state securities laws and the Bylaws of the NASD;
(v) such filings and notifications as may be necessary under the HSR Act; and
(vi) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent Symantec from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on Symantec.

          3.4  SEC REPORTS AND FINANCIAL STATEMENTS.

               (a) SEC REPORTS. Symantec has delivered to Delrina's counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement (other than preliminary material) filed by Symantec with the SEC on or after March 31, 1993 (the "SYMANTEC SEC DOCUMENTS"), which are all the documents that Symantec was required to file with the SEC on or after such date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the Symantec SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Symantec SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. Symantec has filed all documents and agreements which were required to be filed as exhibits to the Symantec SEC Documents.

               (b) FINANCIAL STATEMENTS. The financial statements of Symantec included in the Symantec SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with US GAAP applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Symantec and its consolidated Symantec Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of Statement of Financial Accounting Standards Number 95) for the respective periods then ended.

          3.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Symantec for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Form F-4 and Form S-3) will, at the date the Joint Proxy Statement is mailed to the stockholders of Symantec and at the time of the Symantec Stockholders Meeting (and, if filed, at the time the Form F-4 and Form S-3 are declared effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

          3.6 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in the Symantec SEC Documents filed prior to the date of this Agreement, the businesses of Symantec and the Symantec Subsidiaries are not being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Entity where such violation would have a Material Adverse Effect. Except as disclosed in the Symantec SEC Documents filed prior to the date of this Agreement, Symantec has not been notified by any Governmental Entity that any investigation or review with respect to Symantec or any of the Symantec Subsidiaries is pending or threatened, nor has any Governmental Entity notified Symantec of its intention to conduct the same. Symantec and the Symantec Subsidiaries have all material permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, and are in material compliance with all such permits, licenses and franchises, except for those whose absence would not have a Material Adverse Effect on Symantec.

          3.7 LITIGATION. Except as disclosed in the Symantec SEC Documents filed prior to the date of this Agreement, there is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of Symantec, threatened against Symantec or any of the Symantec Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Symantec; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Symantec or any of the Symantec Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Symantec. Symantec has made available to Delrina correct and complete copies of all correspondence prepared by its counsel for Symantec's auditors in connection with the last two completed audits of Symantec's financial statements and any such correspondence since the date of the last such audit.

          3.8  ERISA AND OTHER COMPLIANCE.

               (a) The Symantec Disclosure Letter identifies (i) each "employee benefit plan," as defined in section 3(3) of ERISA, and (ii) all other written or formal plans or agreements involving direct or indirect compensation or benefits in excess of $60,000 per person per annum (including any employment agreements entered into between Symantec or any of the Symantec Subsidiaries and any employee of Symantec or any of the Symantec Subsidiaries, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by Symantec or any of the Symantec Subsidiaries under which Symantec or any of the Symantec Subsidiaries or any ERISA Affiliate thereof has any present or future obligation or liability (collectively, the "SYMANTEC EMPLOYEE PLANS"). All Symantec Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in section 3(2) of ERISA


                                      xxvii

(collectively, the "SYMANTEC PENSION PLANS"), are identified as such in the Symantec Disclosure Letter. All contributions due from Symantec or any of the Symantec Subsidiaries through the Effective Time with respect to any of the Symantec Employee Plans has been or will be timely made as required under ERISA or any other applicable legislation or have been accrued on Symantec's or any such Symantec Subsidiary's financial statements as of March 31, 1995. Each Symantec Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Symantec Employee Plans.

               (b) No Symantec Pension Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in section 3(37) of ERISA. No Symantec Pension Plans are subject to Title IV of ERISA. No "prohibited transaction," as defined in section 406 of ERISA or section 4975 of the Code, has occurred with respect to any Symantec Employee Plan which is covered by Title I of ERISA which would result in a material liability to Symantec and the Symantec Subsidiaries taken as a whole, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Symantec Employee Plan has or will make Symantec or any officer or director of Symantec subject to any material liability under Title I of ERISA or liable for any material Tax or penalty pursuant to sections 4972, 4975, 4976 or 4979 of the Code or section 502 of ERISA.

               (c) Any Symantec Pension Plan which is intended to be qualified under section 401(a) of the Code (a "SYMANTEC 401(a) PLAN") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to section 501(a) of the Code. Symantec has delivered to Delrina or its counsel a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each Symantec 401(a) Plan.

               (d) Each Symantec plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors (collectively "SYMANTEC BENEFIT ARRANGEMENTS") has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Symantec Benefit Arrangement.

               (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Symantec or any of the Symantec Subsidiaries relating to, or change in employee participation or coverage under, any Symantec Employee Plan or Symantec Benefit Arrangement that would increase materially the expense of maintaining such Symantec Employee Plan or Symantec Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended March 31, 1995.


                                     xxviii

               (f) Symantec has provided, or will have provided prior to the Closing (as defined in Section 6.1), to individuals entitled thereto all required notices and coverage pursuant to section 4980B of COBRA, with respect to any "qualifying event" (as defined in section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material Tax payable on account of section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of Symantec or any of the Symantec Subsidiaries.

               (g) No benefit payable or which may become payable by Symantec or any of the Symantec Subsidiaries pursuant to any Symantec Employee Plan or any Symantec Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under section 4999 of the Code or which would not be deductible by reason of section 280G of the Code.

               (h) Symantec and each Symantec Subsidiary is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

               (i) Symantec and each Symantec Subsidiary believes it has good labor relations; nothing has come to Symantec's attention as a result of the negotiation or entering into this Agreement that would lead Symantec to believe that the consummation of the transactions contemplated hereby will have a material adverse effect on labor relations; and neither Symantec nor any Symantec Subsidiary has any knowledge that any of its or their key employees intends to leave its or their employ.

          3.9 ABSENCE OF UNDISCLOSED LIABILITIES. At March 31, 1995 (the "SYMANTEC BALANCE SHEET DATE"), (i) neither Symantec nor any of the Symantec Subsidiaries had any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were material to Symantec and the Symantec Subsidiaries, taken as a whole, and were not provided for in the consolidated balance sheet of Symantec at the Symantec Balance Sheet Date, a copy of which is attached hereto as EXHIBIT 3.9 (the "SYMANTEC BALANCE SHEET"); and (ii) all reserves established by Symantec and set forth in the Symantec Balance Sheet were reasonably adequate.

          3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Symantec SEC Documents filed prior to the date of this Agreement, since the Symantec Balance Sheet Date there has not occurred:

               (a) any change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of Symantec and the Symantec Subsidiaries, taken as a whole that could reasonably be expected to have a Material Adverse Effect on Symantec;

               (b) any amendments or changes in the certificate of incorporation or bylaws of Symantec;

               (c) any damage, destruction or loss, whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect on Symantec;

               (d) any redemption, repurchase or other acquisition of shares of Symantec Common Stock by Symantec (other than the repurchase of unvested shares at cost pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Symantec Common Stock;

               (e) any material increase in or material modification of the compensation or benefits payable or to become payable by Symantec to any of its directors or employees, except in the ordinary course of business consistent with past practice;

               (f) any material increase in or material modification of any bonus, pension, insurance or Symantec Employee Plan or Symantec Benefit Arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than in the ordinary course of business consistent with past practice;

               (g) any acquisition or sale of a material amount of property or assets of Symantec, other than in the ordinary course of business consistent with past practice;

               (h) any alteration in any term of any outstanding security of Symantec;

               (i) (A) other than in the ordinary course of business consistent with past practice or other nonmaterial amounts, any incurrence, assumption or guarantee by Symantec of any debt for borrowed money; (B) any issuance or sale of any securities convertible into or exchangeable for debt securities of Symantec; or (C) any issuance or sale of options or other rights to acquire from Symantec, directly or indirectly, debt securities of Symantec or any securities convertible into or exchangeable for any such debt securities;

               (j) other than in the ordinary course of business consistent with past practice or other nonmaterial amounts, any creation or assumption by Symantec of any mortgage, pledge, security interest or lien or other encumbrance on any asset;

               (k) other than in the ordinary course of business consistent with past practice, any making of any loan, advance or capital contribution to or investment in any person other than (i) travel loans or advances made in the ordinary course of business of Symantec, (ii) other loans and advances in an aggregate amount which does not exceed $100,000 outstanding at any time and
(iii) purchases on the open market of liquid, publicly traded securities;

               (l) any entering into, amendment of, relinquishment, termination or non-renewal by Symantec of any material contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;


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

               (m) any transfer or grant of a material right under the Symantec IP Rights (as defined in Section 3.15 below), other than those transferred or granted in the ordinary course of business consistent with past practices;

               (n) any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of Symantec or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

               (o) any agreement or arrangement made by Symantec to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made unless otherwise disclosed.

          3.11 AGREEMENTS. Section 3.11 of the Symantec Disclosure Letter sets forth a list of any of the following written or oral contracts, agreements and other instruments, copies of each of which written contracts, agreements or instruments have been delivered to Delrina's counsel:

               (a)  contract with or commitment to any labor union;

               (b) continuing contract for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from Symantec or any Symantec Subsidiary in an amount in excess of $500,000 per annum (i) which is not terminable on 120 days' or less notice without cost or other liability at or at any time after the Effective Time or
(ii) in which Symantec or such Symantec Subsidiary has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing rights relating to any product, group of products or territory;

               (c) contract providing for the development of software for, or license of software to, Symantec, or other Intellectual Property Rights used or incorporated in one or more of the products referred in Section 3.16 of the Symantec Disclosure Letter in (other than software licensed to Symantec from a third party as to which Symantec has a fully-paid perpetual license to use and distribute as Symantec is currently doing without any restriction or requirements as to how the Symantec Published Product is marketed, or that is generally available to the public from such third party at a per copy license fee of less than $5,000, but including any site or corporate license and each agreement providing for either the delivery of source code or the escrow of source code for the benefit of the licensee or any OEM, distribution or other agreement that requires Symantec to perform any ongoing development of software including updates and error corrections);

               (d) joint venture contract or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of $25,000 per annum with any other party;


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

               (e) contract or commitment for the employment of any officer, employee or consultant or any other type of contract or understanding with any officer which is not immediately terminable without cost or other liability (except for normal severance benefits available to employees generally as set forth in any Symantec Benefit Arrangement);

               (f) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

               (g) lease or other agreement under which Symantec or any Symantec Subsidiary is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $100,000 per annum;

               (h) agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $25,000 other than in the ordinary course of business consistent with past practice;

               (i) agreement which restricts Symantec or any Symantec Subsidiary from engaging in any aspect of its business or competing in any line of business in any geographic area;

               (j) agreement between or among Symantec or any Symantec Subsidiary regarding intercompany loans, revenue or cost sharing, ownership or license of Symantec IP Rights, intercompany royalties or dividends or similar matters; or

               (k) Symantec IP Rights Agreement (as defined in Section 3.15 below) or other material agreements relating to Symantec Products (as defined in
Section 3.16 below) other than any Symantec IP Rights Agreement or other such material agreement already identified in response to Section 3.11(c) above or elsewhere in the Symantec Disclosure Letter.

          3.12 NO DEFAULTS. Except as disclosed in the Symantec SEC Documents filed prior to the date of this Agreement, to Symantec's knowledge, neither it nor any of the Symantec Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by Symantec or any of the Symantec Subsidiaries under, any contract or agreement to which Symantec or any of the Symantec Subsidiaries is a party and which would, if terminated or modified, have, insofar as can reasonably be foreseen, a Material Adverse Effect on Symantec.

          3.13 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Symantec or any of the Symantec Subsidiaries from Symantec or any of the Symantec Subsidiaries, under any Symantec Employee Plan, Symantec Benefit Arrangement or otherwise, (ii) materially increase


                                      xxxii
any benefits otherwise payable under any Symantec Employee Plan or Symantec Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits, including but not limited to the time of exercise of stock options.

          3.14 TAXES. Symantec and each of the Symantec Subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects) and have paid or withheld, or caused to be paid or withheld, all Taxes that are due and payable, and has provided adequate accruals in accordance with US GAAP in its Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any returns. Since the Symantec Balance Sheet Date, no material Tax liability has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. Neither Symantec nor any Symantec Subsidiary has received any written notification that any material issues have been raised (and are currently pending) by the United States Internal Revenue Service, Revenue Canada or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax returns referred to above, and no waivers of statutes of limitations have been given or requested with respect to Symantec or any of the Symantec Subsidiaries, in each case except for any such written notices or waivers which have not had and could not reasonably be expected to have a Material Adverse Effect. There are no material proposed (but unassessed) additional Taxes, none have been asserted and no Tax liens have been filed other than for Taxes not yet due and payable. None of Symantec or any of the Symantec Subsidiaries (i) has made an election to be treated as a "consenting corporation" under section 341(f) of the Code or (ii) is a "personal holding company" within the meaning of section 542 of the Code. Symantec is not a "specified financial institution" or specified person in relation to any such institution for purposes of subsection 112(2.2) of the Income Tax Act (Canada).

          3.15 INTELLECTUAL PROPERTY. Except in each case as disclosed in the Symantec SEC Documents filed prior to the date of this Agreement:

               (a) Symantec and the Symantec Subsidiaries own, or have the right to use, sell or license all material Intellectual Property Rights necessary or required for the conduct of their respective businesses as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "SYMANTEC IP RIGHTS") and such rights to use, sell or license are reasonably sufficient for such conduct of their respective businesses;

               (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any assignment, conveyance or agreement governing any Symantec IP Right significant to a product that accounted for more than 5% of Symantec's gross revenues for the twelve months ended March 31, 1995 (the "SYMANTEC IP RIGHTS AGREEMENTS"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Symantec IP Right or materially impair the right of Symantec and/or the Symantec Subsidiaries to use, sell or license any Symantec IP Right or portion thereof (except where such breach, forfeiture or termination would not have a Material Adverse Effect on Symantec);



                                     xxxiii

               (c) there are no royalties, honoraria, fees or other payments in excess of $100,000 payable by Symantec to any person by reason of the publication or distribution of the Symantec Published Products (as defined in Section 3.16 below) other than as set forth in the Symantec IP Rights Agreements listed in the Symantec Disclosure Letter;

               (d) neither the manufacture, marketing, license, sale or lawful use of any product currently licensed or sold by Symantec or any of the Symantec Subsidiaries or currently under development by Symantec or any of the Symantec Subsidiaries violates any license or agreement between Symantec or any of the Symantec Subsidiaries and any third party or infringes any Intellectual Property Right of any other party; and there is no pending or, to the best knowledge of Symantec, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Symantec IP Right nor, to the best knowledge of Symantec, is there any basis for any such claim, nor has Symantec received any notice asserting that any Symantec IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Symantec, is there any basis for any such assertion, except to the extent that such violation(s), or notice or basis therefor, have not had and could not reasonably be expected to have, a Material Adverse Effect on Symantec; and

               (e) Symantec has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material Symantec IP Rights. All officers, employees and consultants of Symantec or any of the Symantec Subsidiaries have executed and delivered to Symantec or the Symantec Subsidiary an agreement regarding the protection of proprietary information and the assignment to Symantec or the Symantec Subsidiary of all Intellectual Property Rights arising from the services performed for Symantec or the Symantec Subsidiary by such persons. No current or prior officers, employees or consultants of Symantec claim an ownership interest in any Symantec IP Rights as a result of having been involved in the development of such property while employed by or consulting to Symantec, or otherwise.

          3.16 PRODUCTS AND DISTRIBUTION. The Symantec Disclosure Letter contains a complete list of all of the top five software products (by title, determined by aggregate sales receipts by Symantec or any of the Symantec Subsidiaries in fiscal 1995 from such title) published and/or distributed by Symantec or the Symantec Subsidiaries (the "SYMANTEC PUBLISHED PRODUCTS") and the top five material products under development or consideration by Symantec or the Symantec Subsidiaries with a scheduled public availability date on or prior to March 31, 1996 (the "SYMANTEC PRODUCTS UNDER DEVELOPMENT" and, collectively with the Symantec Published Products, the "SYMANTEC PRODUCTS"). The Symantec Disclosure Letter sets forth, for each Symantec Product Under Development, the currently scheduled public availability date (which Symantec believes to be reasonable).

          3.17 FEES AND EXPENSES. Except for the fees and expenses set forth in the Symantec Disclosure Letter payable to Donaldson, Lufkin & Jenrette Securities Corporation, neither Symantec or any of the Symantec Subsidiaries has paid or become obligated to pay any



                                      xxxiv
fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.


          3.18 INSURANCE. Symantec and the Symantec Subsidiaries maintain and at all times since January 1, 1993 have maintained fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance that Symantec believes to be reasonably prudent for its business.

          3.19 OWNERSHIP OF PROPERTY. Except (a) as disclosed in the Symantec SEC Documents filed prior to the date of this Agreement, (b) for liens for current Taxes not yet delinquent or (c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, Symantec and each of the Symantec Subsidiaries owns its real and personal property free and clear of all security interests, mortgages, liens, charges, claims, options and encumbrances. All real and tangible personal property of Symantec and each of the Symantec Subsidiaries is generally in good repair and is operational and usable in the operations of Symantec, subject to ordinary wear and tear and subject to technical obsolescence. Neither Symantec nor any Symantec Subsidiary is in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect on its business or financial condition), or has received any notice of violation with which it has not complied, except where such violation would not have a Material Adverse Effect on Symantec.

          3.20 ENVIRONMENTAL MATTERS.

               (a) To Symantec's knowledge, during the period that Symantec and the Symantec Subsidiaries have leased or owned their respective properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials on, from or under such properties or facilities. Symantec has no actual knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Symantec or any of the Symantec Subsidiaries having taken possession of any of such properties or facilities.

               (b) To Symantec's knowledge, none of the properties or facilities of Symantec or the Symantec Subsidiaries is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that Symantec or the Symantec Subsidiaries have owned or leased their respective properties and facilities, neither Symantec nor any of the Symantec Subsidiaries nor, to Symantec's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

               (c) During the time that Symantec or the Symantec Subsidiaries have owned or leased their respective properties and facilities, there has been no litigation brought or threatened against Symantec or any of the Symantec Subsidiaries by, or any settlement reached by Symantec or any of the Symantec Subsidiaries with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

          3.21 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the Symantec SEC Documents filed prior to the date of this Agreement, no officer or director of Symantec or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to Symantec or any of the Symantec Subsidiaries any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which Symantec or any of the Symantec Subsidiaries is a party or by which it may be bound or affected.

          3.22 BOARD APPROVAL. The Board of Directors of Symantec has, as of the date hereof, unanimously (i) approved this Agreement and the Arrangement,
(ii) determined that the Arrangement is in the best interests of the stockholders of Symantec and is on terms that are fair to such stockholders and
(iii) recommended that the stockholders of Symantec approve this Agreement and the Arrangement.

          3.23 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of Symantec Common Stock are entitled to cast is the only vote of the holders of any class or series of Symantec's capital stock necessary to approve the issuance of the Symantec Common Stock issuable upon consummation of the Arrangement and the exchange of the Exchangeable Shares pursuant to this Agreement and the Arrangement.

          3.24 DISCLOSURE. No representation or warranty made by Symantec in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by Symantec or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contained any untrue statement of a material fact when made, or omitted to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

          3.25 FAIRNESS OPINION. Symantec's Board of Directors has received a written opinion from Donaldson, Lufkin & Jenrette Securities Corporation that the Exchange Ratio is fair to Symantec's stockholders from a financial point of view.

          3.26 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Symantec of any of its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Symantec or any of its Subsidiaries, any acquisition of property by Symantec or any of its Subsidiaries or the conduct of business by Symantec or any of its Subsidiaries as currently conducted.

          3.27 POOLING MATTERS. Neither Symantec nor any of its affiliates has, to Symantec's knowledge and based upon consultation with its independent auditors, taken or


                                      xxxvi
agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby or actions related thereto, or any action taken or agreed to be taken by Delrina or any of its affiliates) would affect the ability of Symantec to account for the business combination to be effected by the Arrangement as a pooling of interests.

          3.28 BOOKS AND RECORDS. The books, records and accounts of Symantec and its Subsidiaries (a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Symantec and (c) accurately and fairly reflect the basis for the Symantec Financial Statements. Symantec has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization; and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with US GAAP or any other criteria applicable to such statements and (ii) to maintain accountability for assets.

          3.29 GOVERNMENT CONTRACTS. All representations, certifications and disclosures made by Symantec to any Government Contract Party have been in all material respects current, complete and accurate at the times they were made. Symantec has no knowledge of, and has no reason to know of, any acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) relating to any of Symantec's contracts with any Government Contract Party in either case that have led to or could lead to, either before or after the Closing Date, (a) any claim or dispute involving Symantec and/or Delrina as successor in interest to Symantec and any Government Contract Party or (b) any suspension, debarment or contract termination, or proceeding related thereto. Symantec has no knowledge of, and has no reason to know of, any act or omission that relates to the marketing, licensing or selling to any Government Contract Party of any of Symantec technical data and computer software and that has led to or could lead to, either before or after the Closing Date (as defined in Section 6.1 below), any material cloud on any of Symantec's rights in and to its technical data and computer software. All of Symantec's development of technical data and computer software was developed exclusively at private expense.

     4.   DELRINA COVENANTS

          4.1 ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Delrina will promptly advise Symantec in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Delrina or Symantec contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect on Delrina and (c) of any breach by Delrina or Symantec of any covenant or agreement contained in this Agreement. To ensure compliance with this Section 4.1, Delrina shall deliver to Symantec as soon as practicable after the end of each monthly and quarterly accounting period ending after the date of this Agreement and before the earlier of the Effective Time or the termination of this


                                     xxxvii

Agreement in accordance with its terms, (i) within thirty days after the end of each monthly accounting period, an unaudited statement of consolidated worldwide revenues for Delrina and the Delrina Subsidiaries and an unaudited unconsolidated balance sheet, statement of operations and statement of cash flows for Delrina and each of the Delrina Subsidiaries and (ii) within forty-five days after the end of each quarterly accounting period, an unaudited consolidated balance sheet, statement of operations and statement of cash flows for Delrina, all of which financial statements shall be prepared in the ordinary course of business, in accordance with Delrina's books and records and Canadian generally accepted accounting principles and shall fairly present the consolidated financial position of Delrina and the Delrina Subsidiaries as of their respective dates and the results of Delrina's and the Delrina Subsidiaries' operations for the periods then ended.

          4.2 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Delrina will use its diligent commercial efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If Delrina becomes aware of any material deterioration in the relationship with any material customer, supplier or key employee, Delrina will promptly bring such information to the attention of Symantec in writing and, if requested by Symantec, Delrina will exert its best efforts to restore the relationship.

          4.3 CONDUCT OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Delrina will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not (other than as contemplated in Article 1 of this Agreement), without the prior consent of Symantec, which will not be unreasonably withheld:

               (a) borrow any money except for amounts that are not in the aggregate material to the financial condition of Delrina and the Delrina Subsidiaries, taken as a whole;

               (b) enter into any material transaction not in the ordinary course of its business;

               (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice;

               (d) dispose of any material portion of its assets except in the ordinary course of business consistent with past practice;

               (e) enter into (except as disclosed in the Delrina Disclosure Letter) any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business consistent with past practice;

               (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;


                                     xxxviii

               (g) pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed 10% per year and except pursuant to existing arrangements previously disclosed to Symantec) or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof and disclosed in the Delrina Disclosure Letter), grant any stock option (except for normal grants to newly hired employees, consultants and directors and "evergreen" or incentive grants to existing employees, consultants and directors pursuant to Delrina's existing option plans or policies consistent with past practice of options to purchase up to an aggregate of 250,000 Delrina Common Shares) or issue any restricted stock, or enter into or modify any agreement or plan or increase benefits of the type described in Section 2.8;

               (h)  change accounting methods;

               (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (other than the repurchase of unvested shares at cost pursuant to arrangements with terminated employees or consultants in the ordinary course of business consistent with Delrina's past practice);

               (j) amend or terminate any material contract, agreement or license to which it is a party except for those amendments or terminations in the ordinary course of its business, consistent with past practice, which are not material in amount or effect;

               (k) lend any amount to any person or entity, other than (i) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice and documented by receipts for the claimed amounts, (ii) any loans pursuant to any Delrina 401(a) Plan, or (iii) loans to employees of Delrina not exceeding $30,000 in any individual case or $150,000 in the aggregate, which loans shall not be made for the purpose of exercising Delrina Options;

               (l) guarantee or act as a surety for any obligation except for obligations in amounts that are not material in the aggregate;

               (m) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice or the waiver or release of rights or claims set forth in the Delrina Disclosure Letter;

               (n) issue or sell any shares of its capital stock of any class (except upon the exercise of a bona fide option or warrant currently outstanding or permitted to be granted under Section 4.3(g)), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options (except as expressly permitted under Section 4.3(g)), convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;


                                      xxxix

               (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

               (p) subject to Section 9.1(h), merge, consolidate or reorganize with, or acquire any entity, or enter into any agreement to do any of the foregoing, except as set forth in the Delrina Disclosure Letter;

               (q) amend its articles of incorporation or bylaws except as contemplated by this Agreement;

               (r) license any Delrina IP Rights except in the ordinary course of business consistent with past practice;

               (s) agree to any audit assessments by any Tax authority in excess of $200,000 in the aggregate;

               (t) change any insurance coverage or issue any certificates of insurance except in the ordinary course of business consistent with past practice; or

               (u) agree to do, or permit any Delrina Subsidiary to do or agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 4.3.

          4.4 SHAREHOLDER APPROVAL. Delrina will call the Delrina Shareholders Meeting to be held within 45 days after the SEC has indicated that it has no further comments on the Joint Proxy Statement (or, if the Form F-4 is filed, the date on which the Form F-4 is declared effective by the SEC) to submit this Agreement, the Arrangement and related matters for the consideration and approval of the Delrina Shareholders. Such approval will be recommended by Delrina's Board of Directors and management, subject to the fiduciary obligations of its directors and officers. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law. Concurrently with the execution of this Agreement, Dennis Bennie, Mark Skapinker and Bert Amato (collectively, the "DELRINA PRINCIPAL SHAREHOLDERS") have executed Delrina Affiliate Agreements (as defined in Section 4.5), agreeing among other things to vote in favor of the Arrangement, and have executed Stock Option Agreements in the form of EXHIBIT 4.4 (the "OPTION AGREEMENTS") granting Symantec the option to purchase their Delrina Common Shares under certain circumstances.

          4.5 DELRINA AFFILIATE AGREEMENTS. To ensure that the Arrangement will be accounted for as a "pooling of interests" and to ensure compliance with Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act, Delrina's Affiliates have concurrently signed and delivered to Symantec the Delrina Affiliates Agreements in the form of EXHIBIT 4.5 (the "DELRINA AFFILIATE AGREEMENTS") agreeing that such persons will make no disposition of Delrina Common Shares from the date 30 days prior to the Effective Time until Symantec shall have publicly released its first report of quarterly financial statements that include the combined financial results of Delrina and Symantec for a period of at least 30 days of xl
combined operations, and agreeing to certain other restrictions as set forth in such Delrina Affiliate Agreements. For purposes of this Agreement, an "AFFILIATE" shall have the meaning referred to in Rule 145 under the Securities Act.

          4.6 JOINT PROXY STATEMENT. Delrina will mail the Joint Proxy Statement to its shareholders in a timely manner for the purpose of considering and voting upon the Arrangement at the Delrina Shareholders Meeting. Delrina will promptly provide all information relating to its business or operations necessary for inclusion in the Joint Proxy Statement to satisfy all requirements of applicable U. S. and Canadian state, provincial and federal corporate and securities laws. Delrina shall be solely responsible for any statement, information or omission in the Joint Proxy Statement relating to it or its Affiliates based upon written information furnished by it. Delrina will not provide to its shareholders or publish any material concerning it or its Affiliates that violates applicable Canadian law, the Securities Act or the Exchange Act with respect to the transactions contemplated hereby.

          4.7 REGULATORY APPROVALS. Delrina will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, which may be reasonably required, or which Symantec may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Delrina will use its best efforts to promptly obtain all such authorizations, approvals and consents. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, Delrina shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ"), a pre-Arrangement notification report under the HSR Act and shall make such filings as are necessary under the Investment Canada Act and the Competition Act (Canada).

          4.8 NECESSARY CONSENTS. During the term of this Agreement, Delrina will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in
Section 4.7 to allow the consummation of the transactions contemplated hereby and to allow Delrina to carry on its business after the Effective Time.

          4.9 ACCESS TO INFORMATION. Delrina will allow Symantec and its agents reasonable access to the files, books, records and offices of Delrina and each Delrina Subsidiary, including, without limitation, any and all information relating to Delrina's Taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. Delrina will cause its accountants to cooperate with Symantec and its agents in making available to Symantec all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Tax Returns and financial statements prepared or audited by such accountants.

          4.10 SATISFACTION OF CONDITIONS PRECEDENT. During the term of this Agreement, Delrina will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that xli
are set forth in Article 8, and Delrina will use its best efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated.

          4.11 NO OTHER NEGOTIATIONS. (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Delrina and the Delrina Subsidiaries shall not, and shall use their best efforts to see that their respective directors do not, and shall not permit their respective officers, employees, representatives, investment bankers, agents and affiliates to, directly or indirectly, (i) solicit, initiate or engage in discussions or negotiations with any person, encourage submission of any inquiries, proposals or offers by, or take any other action intended or designed to facilitate the efforts of any person, other than Symantec, relating to the possible acquisition of Delrina or any of its Subsidiaries (whether by way of Arrangement, amalgamation, take-over bid, tender offer, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets (with any such efforts by any such person, including a firm proposal to make such an acquisition, to be referred to as an "ACQUISITION PROPOSAL"), (ii) provide non-public information with respect to Delrina or any of its Subsidiaries, or afford any access to the properties, books or records of Delrina or its Subsidiaries, to any person, other than Symantec, relating to a possible Acquisition Proposal by any person other than Symantec, (iii) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any person, other than by Symantec, `or (iv) enter into an agreement with any person, other than Symantec, providing for a possible Acquisition Proposal. Delrina, its Subsidiaries, and their respective directors, officers, employees, representatives, investment bankers, agents and affiliates, shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

               (b) Notwithstanding the foregoing, prior to the approval of this Agreement and the Arrangement by the Delrina Shareholders at the Delrina Shareholders Meeting, nothing contained in this Agreement shall prevent the Board of Directors of Delrina (or its agents pursuant to its instructions) from
(i) engaging in discussions or negotiations with (but not soliciting or initiating such discussions or negotiations or encouraging inquiries from) a party concerning an unsolicited Acquisition Proposal, (ii) providing non-public information with respect to Delrina or the Delrina Subsidiaries that has previously been provided to Symantec or (iii) making any statement or recommendation in support of any Acquisition Proposal, in each case if the Delrina Board of Directors first determines in good faith, based on the advice of outside legal counsel, that such action is required by reason of the fiduciary duties of the members of the Board to Delrina's shareholders under applicable law; provided that in each such event Delrina first notifies Symantec of such determination by the Delrina Board of Directors and provides Symantec with a true and complete copy of any Acquisition Proposal or other written communication concerning a possible Acquisition Proposal received from such third party and of all documents containing or referring to non-public information of Delrina that are supplied to such third party. Except to the extent expressly referenced in this Section 4.11, nothing in such Section however, shall relieve Delrina from complying with the other terms of this Agreement. If Delrina or any of its Subsidiaries receives any unsolicited offer or proposal to enter negotiations relating to an Acquisition Proposal, Delrina shall immediately notify Symantec thereof, including information as to the identity of the party making any such offer or xlii
proposal and the specific terms of such offer or proposal, as the case may be. Delrina shall be responsible for any breach of this Section by any of its (or its Subsidiaries') directors, officers, employees, representatives, investment bankers, agents and affiliates.

          4.12 REPRESENTATIONS OF SHAREHOLDERS. Delrina will use its best efforts to cause the Delrina Principal Shareholders to cooperate with counsel to Delrina to assist them in providing the tax opinions called for by Section 7.12.

          4.13 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. Concurrently with the execution of this Agreement, Dennis Bennie, Mark Skapinker, and Bert Amato will have entered into Employment and Noncompetition Agreements in the form attached hereto as EXHIBIT 4.13 (the "NONCOMPETITION AGREEMENTS"), to take effect at the Closing.

     5.   SYMANTEC COVENANTS

          5.1 ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Symantec will promptly advise Delrina in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Symantec or Delrina contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect on Symantec and (c) of any breach by Delrina or Symantec of any covenant or agreement contained in this Agreement. To ensure compliance with this Section 5.1, Symantec shall deliver to Delrina as soon as practicable but in any event within thirty days after the end of each monthly accounting period ending after the date of this Agreement and before the earlier of the Effective Time or the termination of this Agreement in accordance with its terms terminated, an unaudited consolidated balance sheet, statement of operations and statement of cash flows for Symantec, which financial statements shall be prepared in the ordinary course of business, in accordance with Symantec's books and records and US GAAP and shall fairly present the consolidated financial position of Symantec as of their respective dates and the results of Symantec's operations for the periods then ended.

          5.2 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Symantec will use its diligent commercial efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If Symantec becomes aware of any material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of Delrina in writing and, if requested by Delrina, will exert its best efforts to restore the relationship.

          5.3 CONDUCT OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Symantec will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior consent of Delrina, which will not be unreasonably withheld:



                                      xliii

               (a) solicit any proposal from any third party for the acquisition of all or substantially all of the business of Symantec (whether by way of take-over bid, tender offer, purchase of capital stock, purchase of assets or otherwise).

               (b) dispose of any material portion of its assets except in the ordinary course of business consistent with past practice;

               (c) grant any stock option (except for (A) grants pursuant to transactions permitted under Section 5.3(i) and (B) normal grants to newly hired employees, consultants and directors and "evergreen" or incentive grants to existing employees, consultants and directors pursuant to Symantec's existing option plans or policies consistent with past practice of options to purchase up to an aggregate of 850,000 shares of Symantec Common Stock) or issue any restricted stock, or enter into or modify any agreement or plan or increase benefits of the type described in Section 3.8;

               (d)  change accounting methods;

               (e) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (other than the repurchase of unvested shares at cost pursuant to arrangements with terminated employees or consultants in the ordinary course of business consistent with Symantec's past practice);

               (f) amend or terminate any material contract, agreement or license to which it is a party except for those amendments or terminations in the ordinary course of business consistent with past practice, which are not material in amount or effect;

               (g) issue or sell any shares of its capital stock of any class (except pursuant to transactions described in Section 5.3(i) and except upon the exercise of a bona fide option or warrant currently outstanding or permitted to be granted under Section 5.3(c)), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options (except as expressly permitted under Section 5.3(e)), convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

               (h) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

               (i) acquire any entity, enter into, or publicly announce any intention to enter into, any agreement to acquire any entity, except as set forth in the Symantec Disclosure Letter and except for any transactions that would not involve the issuance of Symantec Common Stock or payment by Symantec of other consideration having a value in excess of $300 million;

               (j) amend its certificate of incorporation or bylaws except as contemplated by this Agreement;


                                      xliv

               (k) license any Symantec IP Rights except in the ordinary course of business consistent with past practice; or

               (l) agree to any audit assessment by any Tax authority in excess of $200,000 in the aggregate.

          5.4 STOCKHOLDER APPROVAL. Symantec will call the Symantec Stockholders Meeting to be held within 45 days after the SEC has indicated that it has no further comments on the Joint Proxy Statement (or, if the Form F-4 is filed, the date on which the Form F-4 is declared effective by the SEC) to submit the issuance of Symantec Common Stock from time to time upon exchange of the Exchangeable Shares for the consideration and approval of the Symantec Stockholders. Such approval will be recommended by Symantec's Board of Directors and management, subject to the fiduciary obligations of its directors and officers. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

          5.5 SYMANTEC AFFILIATE AGREEMENTS. To ensure that the Arrangement will be accounted for as a "pooling of interests," Symantec's Affiliates have concurrently signed and delivered to Symantec the Symantec Affiliates Agreements in the form of EXHIBIT 5.5 (the "SYMANTEC AFFILIATE AGREEMENTS") agreeing that such persons will make no disposition of Symantec Common Stock from the date 30 days prior to the Effective Time until Symantec shall have publicly released its first report of quarterly financial statements that include the combined financial results of Delrina and Symantec for a period of at least 30 days of combined operations, except as set forth in such agreements.

          5.6 JOINT PROXY STATEMENT. Symantec will mail the Joint Proxy Statement to its stockholders in a timely manner, for the purpose of considering and voting at the Symantec Stockholders Meeting upon the issuance of Symantec Common Stock in connection with the Arrangement and the exchange of the Exchangeable Shares. Symantec will promptly provide all information relating to its business or operations necessary for inclusion in the Joint Proxy Statement to satisfy all requirements of applicable U. S. state and federal corporate and securities laws. Symantec shall be solely responsible for any statement, information or omission in the Joint Proxy Statement relating to it or its affiliates based upon written information furnished by it. Symantec will not provide or publish to its stockholders any material concerning it or its affiliates that violates the Securities Act or the Exchange Act with respect to the transactions contemplated hereby.

          5.7 REGULATORY APPROVALS. Symantec will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which Delrina may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Symantec will use its best efforts to promptly obtain all such authorizations, approvals and consents. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, Symantec shall file with the FTC and the DOJ a pre-Arrangement xlv
notification report under the HSR Act and shall make such filings as are necessary under the Investment Canada Act and the Competition Act (Canada).

          5.8 NECESSARY CONSENTS. During the term of this Agreement, Symantec will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in
Section 5.7 to allow the consummation of the transactions contemplated hereby.

          5.9 ACCESS TO INFORMATION. Symantec will allow Delrina and its agents reasonable access to the files, books, records and offices of Symantec and each Symantec Subsidiary, including, without limitation, any and all information relating to Symantec's Taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. Symantec will cause its accountants to cooperate with Delrina and its agents in making available to Delrina all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Tax Returns and financial statements prepared or audited by such accountants.

          5.10 SATISFACTION OF CONDITIONS PRECEDENT. During the term of this Agreement, Symantec will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 7, and Symantec will use its best efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated.

          5.11 INDEMNIFICATION.
               (a) In addition to the rights granted under the Indemnity Agreements, Symantec agrees that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers (the "INDEMNIFIED PARTIES") of Delrina and its subsidiaries as provided in its articles of incorporation or bylaws, or in any agreement between an Indemnified Party and Delrina or any of the Delrina Subsidiaries a copy of which has been provided to Symantec's counsel prior to the date of the execution of this Agreement (an "INDEMNIFICATION AGREEMENT"), in effect on the date hereof shall survive the Arrangement and shall continue in full force and effect for a period of not less than six years from the Effective Time and Symantec hereby assumes, effective upon consummation of the Arrangement, all such liability.

          (b) There shall be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by Delrina in the amounts and with the coverages that can be obtained with no material increase in premiums from the premiums in effect on the date of this Agreement (other than adjustments for the general rate of inflation); Symantec may, however, substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous, provided that such substitution shall not result in any gaps or lapses in coverages with respect to matters occurring prior to the Effective Time to the extent currently available, and provided that in no event shall Symantec be required pursuant to this Section 5.11 to pay premiums in excess of those in effect on the date of this Agreement.


                                      xlvi

          (c) Upon the Closing, Symantec will enter into indemnity agreements in the form attached hereto as EXHIBIT 5.11(c) (the "INDEMNITY AGREEMENTS") with those individuals who become members of the Board of Directors of Symantec pursuant to Section 7.16 and those individuals who are appointed to serve as executive officers of Delrina immediately after the Closing.

          5.12 LISTING. Symantec will cause the shares of Symantec Common Stock to be issued from time to time upon exchange of the Exchangeable Shares to be listed upon the Closing on the Nasdaq National Market. Symantec will cause the Exchangeable Shares to be listed upon the Closing on the TSE or other Canadian securities exchange approved by Symantec and Delrina.

          5.13 EMPLOYMENT AND EMPLOYEE BENEFITS AFTER THE CLOSING. Symantec hereby agrees that from and after the Closing, and for a period of at least 12 months thereafter, Symantec will provide to the Employees who immediately prior to the Closing were in the employ of Delrina and any of the Delrina Subsidiaries and who after the Closing become employees of Symantec and remain Symantec employees during such 12 month period (the "TRANSFERRED EMPLOYEES"), benefits either (i) under Symantec's employee benefit plans on substantially similar terms as Symantec employees generally, or (ii) under the Delrina Employee Plans substantially similar in the aggregate to those currently provided to the Transferred Employees under the Delrina Employee Plans.


                                      xlvii

5.14 REORGANIZATION PROCEDURES.

               (a) Following the Effective Date, Symantec will cause Delrina to continue the historic business of Delrina or to use a significant portion of Delrina's historic business assets in a business.

               (b) Symantec does not presently have any plan or intention to liquidate Delrina, to merge Delrina with or into another corporation, or to sell or otherwise dispose of any of the stock of Delrina (whether acquired pursuant to the Arrangement or pursuant to the exchange of any shares of Delrina stock for shares of Symantec stock).

               (c) Symantec does not presently have any plan or intention to cause Delrina to issue additional shares of Delrina stock to any persons other than Symantec.

     6.   CLOSING MATTERS

          6.1 THE CLOSING. Subject to the termination of this Agreement as provided in Article 9 below, the Closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Fenwick & West, Two Palo Alto Square, Palo Alto, California 94306 on a date (the "CLOSING DATE") and at a time to be mutually agreed upon by the parties, which date shall be no later than the third business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by Delrina and Symantec. Concurrently with the Closing, the Plan of Arrangement will be filed with the Ministry of Consumer and Commercial Relations of the Province of Ontario.

          6.2 ANCILLARY DOCUMENTS/RESERVATION OF SHARES. (a) Provided all other conditions of this Agreement have been satisfied or waived, Delrina shall, on the Closing Date, file Articles of Arrangement pursuant to section 183(1) of the OBCA to give effect to the Plan of Arrangement, such Articles of Arrangement to contain share conditions for Exchangeable Shares substantially in the form of those contained in Exhibit 6.2(a) hereto.

               (b)  On the Effective Date:

                    (i) Symantec shall execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit 6.2(b)(i) hereto (the "SUPPORT AGREEMENT"), together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably;

                    (ii) Symantec and a Canadian trust company to be selected by Symantec, which shall be satisfactory to Delrina, acting reasonably, shall execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit 6.2(b)(ii) hereto (the "VOTING AND EXCHANGE TRUST AGREEMENT"), together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and



                                     xlviii

                    (iii) Symantec shall file with the Secretary of State of Delaware a Restated Certificate of Incorporation which shall be in substantially the form set forth in Exhibit 6.2(b)(iii) hereto.

               (c) On or before the Effective Date, Symantec will reserve for issuance such number of shares of Symantec Common Stock as shall be necessary to give effect to the exchanges and assumptions of options contemplated hereby.

          6.3 EXCHANGE OF OPTIONS. Promptly after the Effective Time, Symantec will notify in writing each holder of a Delrina Option of the exchange of such Delrina Option for a Symantec option, the number of shares of Symantec Common Stock that are then subject to such option, and the exercise price of such option, as determined pursuant to Section 1.4.

     7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF DELRINA

          The obligations of Delrina hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by Delrina, but only in a writing signed by Delrina):

          7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Symantec set forth in Section 3 (as qualified by the Symantec Disclosure Letter) shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing except to the extent the failure of such representations and warranties to be true and accurate in such respects has not had and could not reasonably be expected to have a Material Adverse Effect on Symantec, and Delrina shall receive a certificate to such effect executed by Symantec's Chief Executive Officer and Chief Financial Officer.

          7.2 COVENANTS. Symantec shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement or the Plan of Arrangement on or before the Closing, and Delrina shall receive a certificate to such effect signed by Symantec's Chief Executive Officer and Chief Financial Officer.

          7.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any event or change that has a Material Adverse Effect on Symantec.

          7.4 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement.

          7.5 GOVERNMENT CONSENTS. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Arrangement by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal, provincial and state securities laws and the compliance xlix
with, and expiration or termination of any applicable waiting period under, the HSR Act or the Investment Canada Act.

          7.6 SEC FILINGS. The Form F-4 and Form S-3, if filed, shall have been declared effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order, and the Joint Proxy Statement shall on the Closing not be subject to any similar proceedings commenced or threatened by the SEC or the OSC.

          7.7 OPINION OF SYMANTEC'S COUNSEL. Delrina shall have received from Fenwick & West and from Davies, Ward & Beck, counsel to Symantec, opinions in customary form in connection with transactions such as the Arrangement that is reasonably satisfactory to Delrina and its counsel.

          7.8 DOCUMENTS. Delrina shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all material contracts and leases of Symantec and for Symantec to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on Symantec.

          7.9 SHAREHOLDER APPROVAL. The principal terms of this Agreement and the Arrangement shall have been approved and adopted by the Delrina shareholders in accordance with applicable law and Delrina's articles of incorporation and bylaws.

          7.10 SYMANTEC APPROVALS. The issuance of Symantec Common Stock from time to time upon the exchange of the Exchangeable Shares shall have been approved by the Symantec stockholders in accordance with the rules of the NASD, and with applicable law and Symantec's certificate of incorporation and bylaws.

          7.11 NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Canadian or U.S. federal, provincial or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

          7.12 TAX OPINION. Delrina shall have received an opinion in form and substance satisfactory to Delrina of Osler, Hoskin & Harcourt, counsel for Delrina, to the effect that the Arrangement will be generally treated for Canadian federal income tax purposes as a reorganization of capital for those Delrina Shareholders who hold their Delrina Common Shares as capital property for purposes of the ITA and an opinion in form and substance satisfactory to Delrina from Skadden, Arps, Slate, Meagher & Flom, counsel for Delrina, to the effect that the Arrangement should be treated for U.S. federal income tax purposes as a tax-free reorganization under section 368(a) of the Code.

          7.13 POOLING OPINION. Symantec shall have received from Ernst & Young an opinion, in form and substance satisfactory to Delrina and Symantec, that the Arrangement will be treated as a "pooling of interests" for accounting purposes.



                                        l

          7.14 COURT APPROVAL. The Court shall have issued its final order approving the Arrangement in form and substance satisfactory to Symantec and Delrina (such approvals not to be unreasonably withheld or delayed by Symantec or Delrina) and reflecting the terms hereof.

          7.15 OSC, ETC. All necessary orders shall have been obtained from the OSC and other relevant Canadian securities regulatory authorities in connection with the Arrangement. Symantec and Delrina shall each have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, on terms and conditions satisfactory to the parties.

          7.16 ELECTION TO SYMANTEC BOARD. Dennis Bennie and Mark Skapinker shall have been elected to the Board of Directors of Symantec. In addition, Symantec will nominate such individuals and solicit proxies for their re-election to the Board of Directors of Symantec at the annual meeting of Symantec's stockholders held following its fiscal year ending March 31, 1996. This obligation shall be a covenant of Symantec that shall survive the Closing.

     8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SYMANTEC

          The obligations of Symantec hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by Symantec, but only in a writing signed by Symantec):

          8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Delrina set forth in Section 2 (as qualified by the Delrina Disclosure Letter) shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing except to the extent the failure of such representations and warranties to be true and accurate in such respects has not had and could not reasonably be expected to have a Material Adverse Effect on Delrina, and Symantec shall receive a certificate to such effect executed by Delrina's Chief Executive Officer and Chief Financial Officer.

          8.2 COVENANTS. Delrina shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement or the Plan of Arrangement on or before the Closing, and Symantec shall receive a certificate to such effect signed by Delrina's Chief Executive Officer and Chief Financial Officer.

          8.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any event or change that has a Material Adverse Effect on Delrina.


                                       li

          8.4 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement.

          8.5 GOVERNMENT CONSENTS. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Arrangement by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws and the compliance with, and expiration or termination of any applicable waiting period under, the HSR Act.

          8.6 SEC FILINGS. The Form F-4 and Form S-3, if filed, shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop-order and the Joint Proxy Statement shall on the Closing not be subject to any similar proceedings commenced or threatened by the SEC or the OSC.

          8.7 OPINION OF DELRINA'S COUNSEL. Symantec shall have received from Skadden, Arps, Slate, Meagher & Flom and from Osler, Hoskin & Harcourt, counsel to Delrina, opinions in customary form in connection with transactions such as the Arrangement that are reasonably satisfactory to Symantec and its counsel.

          8.8 DOCUMENTS. Symantec shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all material contracts and leases of Delrina and for Delrina to consummate the transactions contemplated hereby, except when the failure to receive such consents, or other certificates would not have a Material Adverse Effect on Delrina.

          8.9 STOCKHOLDER APPROVAL. The issuance of Symantec Common Stock from time to time upon the exchange of the Exchangeable Shares shall have been approved by the Symantec stockholders in accordance with the rules of the NASD and applicable law and Symantec's certificate of incorporation and bylaws.

          8.10 DELRINA APPROVALS. The principal terms of this Agreement and the Arrangement shall have been approved and adopted by the Delrina shareholders in accordance with applicable law and Delrina's articles of incorporation and bylaws, and Delrina shall not have received on or prior to the Effective Time notice from the holders of more than 3.5% of the Delrina Common Shares of their intention to exercise their rights of dissent under section 185 of the OBCA.

          8.11 NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any U.S. or Canadian federal, provincial or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.


                                       lii

          8.12 DELRINA OPTION AGREEMENTS. Symantec shall have received from each of the Delrina Principal Shareholders an executed original Option Agreement.

          8.13 POOLING OPINION. Symantec shall have received from Ernst & Young an opinion, in form and substance satisfactory to Symantec, that the Arrangement will be treated as a "pooling of interests" for accounting purposes.

          8.14 AFFILIATE AGREEMENTS. Symantec shall have received executed originals of all of the Delrina Affiliate Agreements.

          8.15 COURT APPROVAL. The Court shall have issued its final order approving the Arrangement in form and substance satisfactory to Symantec and Delrina (such approvals not to be unreasonably withheld or delayed by Symantec or Delrina) and reflecting the terms hereof.

          8.16 OSC, ETC. All necessary orders shall have been obtained from the OSC and other relevant Canadian securities regulatory authorities in connection with the Arrangement. Symantec and Delrina shall each have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, on terms and conditions satisfactory to the parties.

          8.17 SHIPMENT OF WINFAX 95. On or before November 15, 1995, Delrina shall have made the first customer shipment in commercial volumes to retail sales channels of an enhanced-functionality version of WinFax (to be called WinFax 7.0), which is Windows 95-compatible and which is a logical upgrade from WinFax 4.0, in conformance with Delrina's customary quality standards and procedures for the release of new products.

     9.   TERMINATION OF AGREEMENT

          9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Arrangement by the stockholders of Symantec or Delrina:

               (a)  by mutual agreement of Delrina and Symantec;

               (b) by Delrina, if there has been a breach by Symantec of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Symantec, or if any representation of Symantec shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on Symantec and which Symantec fails to cure within 15 business days after written notice thereof from Delrina (except liii
that no cure period shall be provided for a breach by Symantec which by its nature cannot be cured);

               (c) by Symantec, if there has been a breach by Delrina of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Delrina, or if any representation of Delrina shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on Delrina and which Delrina fails to cure within 15 business days after written notice thereof from Symantec (except that no cure period shall be provided for a breach by Delrina which by its nature cannot be cured);

               (d) by either party (provided that such party is not then in breach of this Agreement) if the shareholders of Delrina do not approve the Arrangement at the Delrina Shareholders Meeting or the stockholders of Symantec do not approve at the Symantec Stockholders Meeting the issuance of Symantec Common Stock issuable upon the exchange of the Exchangeable Shares;

               (e) by either party, if all the conditions for Closing the Arrangement shall not have been satisfied or waived on or before 5:00 p.m., Toronto time on November 30, 1995, other than as a result of a breach of this Agreement by the terminating party, or in the case of termination by Delrina, a breach by any of the Principal Shareholders of Delrina of the Delrina Affiliate Agreements or Option Agreements referred to in Section 4.4, or, in the case of either party, a breach by any of its Affiliates of the Affiliate Agreements referred to in Section 4.5 or Section 5.5;

               (f) by either party, if a permanent injunction or other order by any U.S. or Canadian federal, provincial or state court shall have been issued and shall have become final and nonappealable which would (i) make illegal or otherwise restrain or prohibit the consummation of the Arrangement, (ii) prohibit Symantec's ownership or operation of all or any material portion of the business or assets of Delrina or (iii) compel Symantec to dispose of or hold separate all or any material portion of the business or assets of Delrina;

               (g) by Symantec, if the Delrina Board of Directors shall have exercised its right, pursuant to Section 4.11(b) to engage in discussions or negotiations with or furnish information to a third party in connection with an Acquisition Proposal, or shall have made any recommendation to the shareholders of Delrina against the Arrangement or in support of an Acquisition Proposal (an "ACQUISITION PROPOSAL TERMINATION");

               (h) by Delrina, if the Delrina Board of Directors determines in good faith, based on the advice of outside legal counsel, that it is required by its fiduciary duties to recommend to the Delrina Shareholders that they vote against the Arrangement and approve instead an Acquisition Proposal that the Delrina Board of Directors has determined in good faith, based on the advice of its outside financial advisors, is financially more favorable to the Delrina Shareholders than the Arrangement and is the subject of a firm written offer from a third party that is capable of consummating such Acquisition Proposal (a "SUPERIOR PROPOSAL TERMINATION"); or


                                       liv

               (i) by Symantec, if the Symantec Board of Directors determines in good faith, based on the advice of outside legal counsel, that it is required by its fiduciary duties to recommend to the Symantec Stockholders that they vote against the issuance of Symantec Common Stock issuable upon exchange of the Exchangeable Shares as contemplated by this Agreement and in favor of an alternative transaction (A) in which a third party is to acquire (whether by way of take-over bid, tender offer, purchase of capital stock, merger, purchase of assets or otherwise) all or substantially all of the business of Symantec and which requires that Symantec terminate this Agreement as a condition of the consummation of such transaction or (B) which the Board of Directors states to the Symantec stockholders prior to the Symantec Stockholders Meeting is mutually exclusive with respect to the Arrangement contemplated by this Agreement, provided that the consideration for such transaction is in excess of $150 million (each an "INCONSISTENT TRANSACTION" and the termination of this Agreement under such circumstances an "INCONSISTENT TRANSACTION TERMINATION").

          9.2  NOTICE OF TERMINATION.  Any termination of this Agreement under
Section 9.1 above will be effective by the delivery of written notice by the terminating party to the other party hereto.

          9.3 EFFECT OF TERMINATION. In the case of any termination of this Agreement as provided in this Article 9, this Agreement shall be of no further force and effect (except as provided in Section 9.4 and Article 11) and nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations contained in the separate Nondisclosure Agreement between Delrina and Symantec (the "NONDISCLOSURE AGREEMENT").

          9.4  TERMINATION FEES.

               (a) If this Agreement is terminated (A) by either party pursuant to Section 9.1(d) as a result of the failure of Delrina's shareholders to approve the Arrangement, (B) by Symantec pursuant to an Acquisition Proposal Termination under Section 9.1(g) or (C) by Delrina pursuant to a Superior Proposal Termination under Section 9.1(h), then Delrina shall pay to Symantec (by wire transfer or cashier's check) a fee of $12 million within two business days of the delivery of the notice of termination pursuant to Section 9.2. If this Agreement is terminated as described in the previous sentence, and Delrina enters into an agreement regarding an Acquisition Proposal or consummates an Acquisition Proposal before the later of twelve months after the public announcement of this Agreement or six months after the date of a termination described in the previous sentence, Delrina shall, within two business days after the consummation of any such Acquisition Proposal, pay to Symantec the additional sum of $8 million. Symantec shall not be entitled to receive any payment under this Section 9.4(a) if, at the time of delivery of the applicable notice of termination pursuant to Section 9.2, Symantec is in breach of this Agreement or Symantec's stockholders have disapproved the issuance of the Symantec Common Stock issuable upon the exchange of the Exchangeable Shares.

               (b) If this Agreement is terminated (A) by either party pursuant to Section 9.1(d) as a result of the failure of Symantec stockholders to approve the issuance of the lv

Symantec Common Stock issuable upon the exchange of the Exchangeable Shares, or
(B) by Symantec pursuant to an Inconsistent Transaction Termination under
Section 9.1(i), then Symantec shall pay to Delrina (by wire transfer or cashier's check) a fee of $12 million within two business days of the delivery of the notice of termination pursuant to Section 9.2. If Symantec terminates this Agreement pursuant to an Inconsistent Transaction Termination and before the later of twelve months after the public announcement of this Agreement or six months after such termination Symantec consummates such an Inconsistent Transaction, Symantec shall, within two business days after consummation of any such Inconsistent Transaction, pay Delrina the additional sum of $8 million. Delrina shall not be entitled to receive any payment under this Section 9.4(b) if, at the time of delivery of the applicable notice of termination pursuant to
Section 9.2, Delrina is in breach of this Agreement or Delrina's shareholders have disapproved the Arrangement.

               (c) The parties' obligations to pay the termination fees set forth in Section 9.4 are in lieu of any damages or any other payment which such party might otherwise be obligated to pay the other party as a result of any termination for which payment is due under Section 9.4. Symantec and Delrina agree that, in view of the nature of the issues likely to arise in the event of such a termination, it would be impracticable or extremely difficult to fix the actual damages resulting from such termination and proving actual damages, causation and foreseeability in the case of such termination would be costly, inconvenient and difficulty. In requiring a party to pay a termination fee as set forth herein, it is the intent of the parties to provide, as of the date of this Agreement, for a liquidated amount of damages to be paid by such party to other party. Such liquidated amount shall be deemed full and adequate damages of such termination and is not intended by either party to be a penalty.

     10.  SURVIVAL OF REPRESENTATIONS

          All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

     11.  MISCELLANEOUS

          11.1 GOVERNING LAW. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto, except to the extent mandatorily governed by the laws of Ontario.

          11.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.


                                       lvi

          11.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.


          11.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

          11.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

          11.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the Delrina Shareholders or the Symantec Stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Delrina Shareholders or the Symantec Stockholders without obtaining such further approval.

          11.7 EXPENSES. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby. If the Arrangement is consummated, Symantec will pay the reasonable accounting fees and expenses, investment banking fees and expenses not to exceed the amounts specified in the Delrina Disclosure Letter, and reasonable attorneys' fees and expenses incurred by Delrina in connection with the Arrangement.

          11.8 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

          11.9 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized lvii
overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Delrina to:   Delrina Corporation
                         895 Don Mills Road, 500-2 Park Centre
                         Toronto, Canada M3C 1W3
                         Attention:  Chief Executive Officer
                         Telecopier:  416-446-8233

     With a copy to:     Osler, Hoskin & Harcourt
                         1 First Canadian Place
                         Toronto, Canada M5X 1B8
                         Attention:  James E. Kofman
                         Telecopier:  416-862-6666

     If to Symantec to:  Symantec Corporation
                         10201 Torre Avenue
                         Cupertino, California 95014
                         U.S.A.
                         Attention:  General Counsel
                         Telecopier: 408-252-5101

     With a copy to:     Fenwick & West
                         Two Palo Alto Square
                         Palo Alto, California 94306
                         U.S.A.
                         Attention:  Gordon K. Davidson
                         Telecopier:  415-857-0361

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the tenth business day following such mailing.

          11.10 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

          11.11 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other


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


party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

          11.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          11.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder or partner of any party or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement. Anything contained herein to the contrary notwithstanding, (a) the holders of Delrina Options are intended beneficiaries of Section 1.4; and
(b) the officers and directors of Delrina are intended beneficiaries of Section 5.11.

          11.14 PUBLIC ANNOUNCEMENT. Upon execution of this Agreement, Symantec and Delrina promptly will issue a joint press release approved by both parties announcing the Arrangement. Thereafter, Symantec or Delrina may issue such press releases, and make such other disclosures regarding the Arrangement, as it determines (after consultation with legal counsel) are required under applicable securities laws or by the NASD or the TSE rules.

          11.15 ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Nondisclosure Agreement, which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Combination Agreement as of the date first above written.


SYMANTEC CORPORATION               DELRINA CORPORATION


By:  __________________________    By:  ________________________
     Chief Executive Officer            Chief Executive Officer


                                       lix

                                   EXHIBIT 1.1
                               PLAN OF ARRANGEMENT

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

                            ARTICLE 1--INTERPRETATION

1.1  DEFINITIONS

     In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

          (a) "ARRANGEMENT" means the arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with
     Section 6.1 hereof or made at the direction of the Court in the Final
     Order;

          (b) "ARRANGEMENT RESOLUTION" means the special resolution passed by the holders of the Delrina Common Shares at the Meeting;

          (c) "AUTOMATIC REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          (d) "AVERAGE CLOSING PRICE" means the average closing price (computed and rounded to the third decimal point) of Symantec Common Shares on NASDAQ as of 4:00 p.m. eastern standard time as published by the National Association of Securities Dealers, Inc. during the 10 trading days ending on the last trading day prior to the Effective Date.

          (e) "DELRINA" means Delrina Corporation, a corporation existing under the OBCA;

          (f) "DELRINA COMMON SHARES" means the common shares in the capital of Delrina;

          (g) "BUSINESS DAY" means any day other than a Saturday, Sunday or a day when banks are not open for business in either or both of San Francisco, California and Toronto, Ontario;

          (h) "CLASS A PREFERRED SHARES" means the Class A Preferred Shares of Delrina having the rights, privileges, restrictions and conditions set out in Appendix A annexed hereto.

          (i) "COMBINATION AGREEMENT" means the agreement by and among Symantec and Delrina, dated as of July 5, 1995, as the same may be amended and restated, providing for, among other things, the Arrangement;

          (j)  "CORPORATION" means Delrina;

          (k)  "COURT" means the Ontario Court of Justice (General Division);

          (l) "DEPOSITARY" means The R-M Trust Company at its principal office in Toronto, Ontario;

          (m)  "DISSENT PROCEDURES" has the meaning set out in section 3.1;

          (n) "EFFECTIVE DATE" means the date shown on the certificate of arrangement issued by the Director under the OBCA giving effect to the Arrangement;

          (o)  "EFFECTIVE TIME" means 12:01 a.m. on the Effective Date;

          (p)  "EXCHANGE RATIO" is equal to 0.61;

          (q) "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are set forth in Appendix A hereto;

          (r) "EXCHANGEABLE SHARES" means the Exchangeable Shares in the capital of Delrina;

          (s) "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Time;

          (t) "SYMANTEC" means Symantec Corporation, a corporation existing under the laws of the State of Delaware;

          (u) "SYMANTEC COMMON SHARES" means the common stock of the capital of Symantec;

          (v)  "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section 5.1;

          (w) "LIQUIDATION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          (x) "MEETING" means the Special Meeting of the shareholders of Delrina to be held to consider the Arrangement;

          (y)  "NASDAQ" means the Nasdaq National Market;


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

          (z)  "OBCA" means the BUSINESS CORPORATIONS ACT (Ontario), as amended;

          (aa) "PROXY STATEMENT" means the Joint Management Information Circular and Proxy Statement of Delrina and Symantec dated _______________________, 1995;

         (bb) "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in Section 5.2; and

         (cc)  "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 5.2.

1.2  SECTIONS AND HEADINGS

     The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement.

1.3  NUMBER, GENDER AND PERSONS

     In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and VICE VERSA, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.


                             ARTICLE 2--ARRANGEMENT


2.1  ARRANGEMENT

     At the Effective Time on the Effective Date, the following reorganization of capital shall occur and shall be deemed to occur in the following order without any further act or formality:

          (a) The articles of incorporation of Delrina shall be amended to (i) delete the Preference Shares from the authorized share capital, (ii) replace the rights, privileges, restrictions and conditions attaching to the common shares with those set forth in Appendix A and (iii) authorize an unlimited number of Exchangeable Shares and one Class A Preferred Share.


          (b) Delrina shall issue to Symantec one Class A Preferred Share in consideration of the issuance to Delrina of one Symantec Common Share. The stated capital of the Class A Preferred Share shall be equal to the fair market value, as determined by the board of directors of Delrina, of a Symantec Common Share. No certificate shall be issued in respect of the Class A Preferred Share.

          (c) Each Delrina Common Share (other than Delrina Common Shares held by holders who have exercised their rights of dissent in accordance with section 3.1 hereof
     and who are ultimately entitled to be paid full value for such shares) will be exchanged at the Exchange Ratio for a number of Exchangeable Shares. Each holder of Delrina Common Shares (other than holders of Delrina Common Shares who have exercised their rights of dissent in accordance with section 3.1 hereof and who are ultimately entitled to be paid full value for such shares) will receive that whole number of Exchangeable Shares resulting from the exchange of all such holder's Delrina Common Shares for Exchangeable Shares. In lieu of fractional Exchangeable Shares, each holder of a Delrina Common Share who otherwise would be entitled to receive a fraction of an Exchangeable Share on the exchange of all such holder's Delrina Common Shares shall be paid by Delrina an amount determined as set forth in section 4.3 hereto.

          (d) Upon the exchange referred to in subsection (c) above, each such holder of a Delrina Common Share shall cease to be such a holder, shall have his name removed from the register of holders of Delrina Common Shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the exchange referred to in subsection (c) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

          (e) The aggregate stated capital of the Exchangeable Shares will be equal to the aggregate stated capital of the Delrina Common Shares immediately prior to the Arrangement that are exchanged pursuant to such Subsection 2.1(c) above.

          (f) The one outstanding Class A Preferred Share will be exchanged for one Delrina Common Share and the holder thereof shall cease to be a holder of the Class A Preferred Share, shall have his name removed from the register of holders of Class A Preferred Shares and shall become a holder of one fully paid and non-assessable Delrina Common Share to which he is entitled as a result of the exchange referred to in this subsection (f) and such holder's name shall be added to the register of holders of Delrina Common Shares accordingly.

          (g) The stated capital of the one Delrina Common Share shall be equal to the stated capital of the one Class A Preferred Share immediately prior to the exchange of such Class A Preferred Share pursuant to subsection (f).


                          ARTICLE 3--RIGHTS OF DISSENT

3.1  RIGHTS OF DISSENT

     Holders of Delrina Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the OBCA and this section 3.1 (the "Dissent Procedures") in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

          (a) are ultimately entitled to be paid fair value for their Delrina Common Shares shall be deemed to have transferred such Delrina Common Shares to Delrina for cancellation on the Effective Date; or

          (b) are ultimately not entitled, for any reason, to be paid fair value for their Delrina Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Delrina Common Shares, and shall receive Exchangeable Shares on the basis determined in accordance with subsection 2.1(c) of this Plan of Arrangement, but in no case shall Delrina be required to recognize such holders as holders of Delrina Common Shares on and after the Effective Date, and the names of such holders of Delrina Common Shares shall be deleted from the register of holders of Delrina Common Shares on the Effective Date.


                  ARTICLE 4--CERTIFICATES AND FRACTIONAL SHARES

4.1  ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

     At or promptly after the Effective Time, the Corporation shall deposit with the Depositary, for the benefit of the holders of Delrina Common Shares exchanged pursuant to subsection 2.1(c), certificates representing the Exchangeable Shares issued pursuant to subsection 2.1(c) upon the exchange of outstanding Delrina Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Delrina Common Shares that were exchanged for Exchangeable Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of Delrina and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.2 and any cash in lieu of fractional Exchangeable Shares pursuant to section 4.3), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Delrina Common Shares which is not registered in the transfer records of Delrina, a certificate representing the proper number of Exchangeable Shares may be issued to a transferee if the certificate representing such Delrina Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented outstanding Delrina Common Shares that were exchanged for Exchangeable Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by section 4.3 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by section 4.2.


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


4.2  DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

     No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Delrina Common Shares that were exchanged pursuant to section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 4.3, unless and until such certificate shall be surrendered in accordance with section 4.1. Subject to applicable law and to Section 4.5, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the record holder of the certificates representing whole Exchangeable Shares without interest, (i) the amount of any cash payable in lieu of a fractional Exchangeable Share to which such holder is entitled pursuant to section 4.3, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share, and (iii) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share.

4.3  NO FRACTIONAL SHARES

     No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender for exchange of certificates pursuant to section
4.1 and no dividend, stock split or other change in the capital structure of Delrina shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Delrina. In lieu of any such fractional securities, each person entitled to a fractional interest in an Exchangeable Share will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian Dollar Equivalent (as defined in the Exchangeable Share Provisions) of the product of (i) such fraction, multiplied by (ii) the Average Closing Price of the Symantec Common Shares.

4.4  LOST CERTIFICATES

     If any certificate which immediately prior to the Effective Time represented outstanding Delrina Common Shares that were exchanged pursuant to section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares (and any dividends or distributions with respect thereto and any cash pursuant to section 4.3) deliverable in respect thereof as determined in accordance with section
2.1. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation or Symantec, as the case may be, in such sum as the Corporation may direct or otherwise indemnify the Corporation or Symantec in a manner satisfactory to the Corporation against any claim that may be made against the Corporation or Symantec with respect to the certificate alleged to have been lost, stolen or destroyed.



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

4.5  EXTINGUISHMENT OF RIGHTS

     Any certificate which immediately prior to the Effective Time represented outstanding Delrina Common Shares that were exchanged pursuant to section 2.1 and has not been deposited, with all other instruments required by section 4.1, on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of the Corporation. On such date, the Exchangeable Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to the Corporation together with all entitlements to dividends, distributions and interests thereon held for such former registered holder for no consideration.


                          ARTICLE 5--CERTAIN RIGHTS OF
                     SYMANTEC TO ACQUIRE EXCHANGEABLE SHARES

5.1  SYMANTEC LIQUIDATION CALL RIGHT

     (a) Symantec shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Delrina pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than Symantec) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Symantec of an amount per share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a Symantec Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one Symantec Common Share, plus
(b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Share (collectively the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by Symantec, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Symantec on the Liquidation Date on payment by Symantec to the holder of the Liquidation Call Purchase Price for each such share.

     (b) To exercise the Liquidation Call Right, Symantec must notify the Corporation's transfer agent (the "Transfer Agent"), as agent for the holders of Exchangeable Shares, and the Corporation of Symantec's intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Symantec has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by Symantec. If Symantec exercises the Liquidation Call Right, on the Liquidation Date Symantec will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Symantec shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Symantec Common Shares deliverable by Symantec (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Symantec upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Symantec Common Shares delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Symantec shall deliver to such holder, certificates representing the Symantec Common Shares to which the holder is entitled and a cheque or cheques of Symantec payable at par and in Canadian dollars at any branch of the bankers of Symantec or of the Corporation in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If Symantec does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions.

5.2  SYMANTEC REDEMPTION CALL RIGHT

     (a) Symantec shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than Symantec) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Symantec to the holder of an amount per share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a Symantec Common Share on the last Business Day prior to the Automatic Redemption Date which shall be satisfied in full by causing to be delivered to such holder one Symantec Common Share plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Share (collectively the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by Symantec, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Symantec on the Automatic Redemption Date on payment by Symantec to the holder of the Redemption Call Purchase Price for each such share.

     (b) To exercise the Redemption Call Right, Symantec must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of Symantec's intention to exercise such right at least 125 days before the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Symantec has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by Symantec. If Symantec exercises the Redemption Call Right, on the Automatic Redemption Date Symantec will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Symantec shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, certificates representing the aggregate number of Symantec Common Shares deliverable by Symantec (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Symantec upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Symantec Common Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Symantec shall deliver to such holder, certificates representing the Symantec Common Shares to which the holder is entitled and a cheque or cheques of Symantec payable at par and in Canadian dollars at any branch of the bankers of Symantec or of the Corporation in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If Symantec does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.


                              ARTICLE 6--AMENDMENT

6.1  PLAN OF ARRANGEMENT AMENDMENT

     The Corporation reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document that is (i) agreed to by Symantec, (ii) filed with the Court and, if made following the Meeting, approved by the Court and (iii) communicated to holders of Delrina Common Shares in the manner required by the Court (if so required).


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

     Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Corporation at any time prior to or at the Meeting (provided that Symantec shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Court's interim order), shall become part of this Plan of Arrangement for all purposes.

     Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only (i) if it is consented to by the Corporation, (ii) if it is agreed to by Symantec and
(iii) if required by applicable law, it is consented to by the holders of the Exchangeable Shares.

                        APPENDIX A TO PLAN OF ARRANGEMENT
                             OF DELRINA CORPORATION

                    PROVISIONS ATTACHING TO THE COMMON SHARES

The common shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS

     Subject to the prior rights of the holders of the Exchangeable Shares, the Class A Preferred Share and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.


DISSOLUTION

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the Exchangeable Shares and the Class A Preferred Share and to any other shares ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation ratably with the holders of the common shares.

VOTING RIGHTS

The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.


                PROVISIONS ATTACHING TO CLASS A PREFERRED SHARES

The Class A Preferred Shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

     DIVIDENDS

Subject to the prior rights of the holders of any shares ranking senior to the Class A Preferred Shares with respect to priority in the payment of dividends, the holders of Class A Preferred Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation as cumulative dividends in the amount of $1.00 per share per annum payable annually on December 31 in each year in arrears. Such dividends shall accrue from the date of issue to and including the date to which the computation of dividends is to be made. A cheque for the amount of the dividend less any required deduction shall be mailed by first class mail to the address of the registered holder thereof.

     DISSOLUTION

     In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of any shares ranking senior to the Class A Preferred Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class A Preferred Shares shall be entitled to receive the stated capital in respect of the Class A Preferred Shares and dividends remaining unpaid, including all cumulative dividends, whether or not declared. After payment to the holders of the Class A Preferred Shares of such amounts, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

     VOTING RIGHTS

     Except where specifically provided by the BUSINESS CORPORATIONS ACT (Ontario), the holders of the Class A Preferred Shares shall not be entitled to receive notice of or to attend meetings of the shareholders of the Corporation and shall not be entitled to vote at any meeting of shareholders of the Corporation.


                   PROVISIONS ATTACHING TO EXCHANGEABLE SHARES

     The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions.


                                    ARTICLE 1

                                 INTERPRETATION

     For the purposes of these share provisions:

     1.1 "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.


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

     "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be______________________, 2002 unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors if at such time there are less than 500,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Symantec and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in each case upon at least 60 days' prior written notice of any such extension or acceleration, as the case may be, to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be such later or earlier date; provided, however, that the accidental failure or omission to give any such notice of extension or acceleration, as the case may be, to less than 10% of such holders of Exchangeable Shares shall not affect the validity of such extension or acceleration

     "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of San Francisco, California and Toronto, Ontario.

     "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

     "CORPORATION" means Delrina Corporation, a corporation incorporated under the laws of the Province of Ontario.

     "CURRENT MARKET PRICE" means, in respect of a Symantec Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Symantec Common Shares during a period of 20 consecutive trading days ending not more than five trading days before such date on the Nasdaq National Market, or, if the Symantec Common Shares are not then quoted on the Nasdaq National Market, on such other stock exchange or automated quotation system on which the Symantec Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Symantec Common Shares during such period does not create a market which reflects the fair market value of a Symantec Common Share, then the Current Market Price of a Symantec Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "EXCHANGEABLE SHARES" mean the Exchangeable Non-Voting Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

     "SYMANTEC" means Symantec Corporation, a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

     "SYMANTEC CALL NOTICE" has the meaning ascribed thereto in Section 6.3 of these share provisions.

     "SYMANTEC COMMON SHARES" mean the shares of common stock of Symantec, with a par value of U.S. $0.01 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.


     "SYMANTEC DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of Symantec declares any dividend on the Symantec Common Shares.

     "SYMANTEC SPECIAL SHARE" means the one share of Special Voting Stock of Symantec with a par value of U.S. $1.00 and having voting rights at meetings of holders of Symantec Common Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Symantec and its Affiliates) to be issued to, and voted by, the Trustee pursuant to the Voting Trust Agreement.

     "LIQUIDATION AMOUNT" has the meaning ascribed thereto in Section 5.1 of these share provisions.

     "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "LIQUIDATION DATE" has the meaning ascribed thereto in Section 5.1 of these share provisions.

     "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of the Corporation under section 182 of the BUSINESS CORPORATIONS ACT (Ontario), to which plan these share provisions are attached.

     "PURCHASE PRICE" has the meaning ascribed thereto in Section 6.3 of these share provisions.

     "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Plan of Arrangement.

     "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.


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

     "REDEMPTION PRICE" has the meaning ascribed thereto in Section 7.1 of these share provisions.

     "RETRACTED SHARES" has the meaning ascribed thereto in Subsection 6.1(a) of these share provisions.

     "RETRACTION CALL RIGHT" has the meaning ascribed thereto in Subsection 6.1(c) of these share provisions.

     "RETRACTION DATE" has the meaning ascribed thereto in Subsection 6.1(b) of these share provisions.

     "RETRACTION PRICE" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "RETRACTION REQUEST" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "SUPPORT AGREEMENT" means the Support Agreement between Symantec and the Corporation, made as of _________________________________________, 1995.

     "TRANSFER AGENT" means The R-M Trust Company or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

     "TRUSTEE" means The R-M Trust Company, a corporation organized and existing under the laws of Canada, and any successor trustee appointed under the Voting Trust Agreement.

     "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement between the Corporation, Symantec and the Trustee, made as of _____________________, 1995.


                                    ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

     2.1 The Exchangeable Shares shall rank junior to the Class A Preferred Shares, and shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

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

                                    ARTICLE 3

                                    DIVIDENDS

     3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Symantec Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Symantec Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent on the Symantec Dividend Declaration Date of the cash dividend declared on each Symantec Common Share or (b) in the case of a stock dividend declared on the Symantec Common Shares to be paid in Symantec Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Symantec Common Shares to be paid on each Symantec Common Share or (c) in the case of a dividend declared on the Symantec Common Shares in property other than cash or Symantec Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.7 of the Support Agreement) the type and amount of property declared as a dividend on each Symantec Common Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

     3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Subsection 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Subsection 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

     3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Symantec Common Shares.

     3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.


                                    ARTICLE 4

                              CERTAIN RESTRICTIONS

     4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section
9.2 of these share provisions:

          (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

          (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

          (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

          (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares or as contemplated by the Support Agreement.

The restrictions in Subsections 4.1(a), 4.1(b), and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date on the Symantec Common Shares shall have been declared on the Exchangeable Shares and paid in full.


                                    ARTICLE 5

                           DISTRIBUTION ON LIQUIDATION

     5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a Symantec Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one Symantec Common Share, plus (b) an additional


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amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share (collectively the "Liquidation Amount").

     5.2 On or promptly after the Liquidation Date, and subject to the exercise by Symantec of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BUSINESS CORPORATIONS ACT (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Symantec Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld from the total Liquidation Amount by the Corporation). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Symantec Common Shares delivered to them.

     5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of


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these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.


                                    ARTICLE 6

                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

     6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Symantec of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a Symantec Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one Symantec Common Share for each Exchangeable Share presented and surrendered by the holder, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon (collectively the "Retraction Price", provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date the Retraction Price shall not include such additional amount equivalent to the declared and unpaid dividends). To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BUSINESS CORPORATIONS ACT (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

          (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

          (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

          (c) acknowledging the overriding right (the "Retraction Call Right") of Symantec to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Symantec in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.


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

     6.2 Subject to the exercise by Symantec of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by Symantec pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

     6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Symantec thereof. In order to exercise the Retraction Call Right, Symantec must notify the Corporation [in writing] of its determination to do so (the "Symantec Call Notice") within two Business Days of notification to Symantec by the Corporation of the receipt by the Corporation of the Retraction Request. If Symantec does not so notify the Corporation within such two Business Day period, the Corporation will notify the holder as soon as possible thereafter that Symantec will not exercise the Retraction Call Right. If Symantec delivers the Symantec Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Symantec in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Symantec shall purchase from such holder and such holder shall sell to Symantec on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Symantec shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Symantec Common Shares and a cheque in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Symantec does not deliver a Symantec Call Notice within such two Business Day period, and provided that Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

     6.4 The Corporation or Symantec, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Symantec Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and


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

clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld from the total Retraction Price by the Corporation) or a cheque of Symantec payable at par and in Canadian dollars at any branch of the bankers of Symantec or of the Corporation in Canada in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque on behalf of the Corporation or by Symantec, as the case may be, by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

     6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Symantec shall thereafter be considered and deemed for all purposes to be a holder of the Symantec Common Shares delivered to it.

     6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Symantec shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a PRO RATA basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by


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

the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Symantec to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Symantec to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting Trust Agreement.

     6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Symantec shall be deemed to have been revoked.


                                    ARTICLE 7

              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

     7.1 Subject to applicable law, and if Symantec does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a Symantec Common Share on the last Business Day prior to the Automatic Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one Symantec Common Share for each Exchangeable Share held by such holder, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends thereon (collectively the "Redemption Price").

     7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 120 days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Symantec under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right.

     7.3 On or after the Automatic Redemption Date and subject to the exercise by Symantec of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BUSINESS CORPORATIONS Act (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such


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Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing Symantec Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends comprising part of the total Redemption Price (less any tax required to be deducted and withheld from the total Redemption Price by the Corporation). On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price (less any tax required to be deducted or withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Symantec Common Shares delivered to them.


                                    ARTICLE 8

                                  VOTING RIGHTS

     8.1 Except as required by applicable law and the provisions of Sections 9.1, 10.1, 11.1 and 11.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.


                                    ARTICLE 9

                             AMENDMENT AND APPROVAL


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


     9.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

     9.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Exchangeable Shares represented in person or by proxy at the meeting (excluding Exchangeable Shares beneficially owned by Symantec). If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.


                                   ARTICLE 10

          RECIPROCAL CHANGES, ETC. IN RESPECT OF SYMANTEC COMMON SHARES

     10.1 (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Symantec will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

          (i) issue or distribute Symantec Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Symantec Common Shares) to the holders of all or substantially all of the then outstanding Symantec Common Shares by way of stock dividend or other distribution, other than an issue of Symantec Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Symantec Common Shares) to holders of Symantec Common Shares who exercise an option to receive dividends in Symantec Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Symantec Common Shares) in lieu of receiving cash dividends; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Symantec Common Shares entitling them to


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

     subscribe for or to purchase Symantec Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Symantec Common Shares); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding Symantec Common Shares (A) shares or securities of Symantec of any class other than Symantec Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Symantec Common Shares), (B) rights, options or warrants other than those referred to in Section 10.1(a)(ii) above, (C) evidences of indebtedness of Symantec or (D) assets of Symantec;

          unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

     (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Symantec will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

          (i) subdivide, redivide or change the then outstanding Symantec Common Shares into a greater number of Symantec Common Shares; or

          (ii) reduce, combine or consolidate or change the then outstanding Symantec Common Shares into a lesser number of Symantec Common Shares; or

          (iii) reclassify or otherwise change the Symantec Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Symantec Common Shares;

          unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions.


                                   ARTICLE 11

               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

     11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Symantec with all provisions of the Support Agreement applicable to the Corporation and Symantec, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to


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


the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

     11.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

          (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

          (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

          (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                   ARTICLE 12

                                     LEGEND

     12.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).


                                   ARTICLE 13

                                     NOTICES

     13.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other


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

communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

     13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

     13.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   SCHEDULE A

                              NOTICE OF RETRACTION

To the Corporation and Symantec Corporation

     This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

M  all share(s) represented by this certificate; or

M  ___________________ share(s) only.

     The undersigned hereby notifies the Corporation that the Retraction Date shall be ______________________.

NOTE: The Retraction Date must be a Business Day and must not be less than five Business Days nor more than 10 Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

     The undersigned acknowledges the Retraction Call Right of Symantec Corporation to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Symantec Corporation in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If Symantec Corporation determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to Symantec Corporation, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Symantec Corporation to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and Symantec Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Symantec Corporation, as the case may be, free and clear of all liens, claims and encumbrances.

____________________     _________________________     ________________________
  (Date)                 (Signature of Shareholder)    (Guarantee of Signature)

M Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of The R-M Trust Company (the "Transfer Agent") in Toronto, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

     NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto. The securities and any cheque(s) resulting form the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


___________________________________________________
Name of Person in Whose Name Securities or Cheque(s)    Date___________________
Are To Be Registered, Issued or Delivered (please print)


___________________________________________________    _________________________
Street Address or P.O. Box                              Signature of Shareholder


___________________________________________________    _________________________
City - Province                                        Signature Guaranteed by


NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.

                                   EXHIBIT 2.9
                              DELRINA BALANCE SHEET
    [omitted; copy will be furnished supplementally to the SEC upon request]

                                   EXHIBIT 4.4
                         FORM OF STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated as of July 5 1995 (the "AGREEMENT"), by and between __________________ ("GRANTOR"), and SYMANTEC CORPORATION, a Delaware corporation ("SYMANTEC").

     WHEREAS, Grantor is an officer, director and principal shareholder of Delrina Corporation, an Ontario Corporation ("DELRINA"); and

     WHEREAS, Symantec and Delrina propose to enter into a Combination Agreement and related agreements dated as of the date hereof (the "COMBINATION AGREEMENT"; capitalized terms not defined herein shall have the meanings set forth in the Combination Agreement), providing for, among other things, the acquisition of Delrina by Symantec pursuant to an "ARRANGEMENT" as described therein; and

     WHEREAS, as a condition and inducement to Symantec's willingness to enter into the Combination Agreement, Symantec has requested that Grantor agree, and Grantor has agreed, to grant Symantec the Option described in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein and in the Combination Agreement, Grantor and Symantec agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Grantor hereby grants to Symantec an irrevocable option (the "OPTION") to purchase up to 50% of the _____ common shares of Delrina ("DELRINA COMMON STOCK") owned by Grantor as of the date hereof and up to 50% of any shares of Delrina Common Stock hereafter acquired by Grantor (collectively, the "OPTION SHARES"), at a purchase price of U.S. $17.00 per Option Share (the "PURCHASE PRICE").

     2. EXERCISE OF OPTION. Symantec may exercise the Option, in whole or in part, at any time and from time to time after the occurrence of a Triggering Event (as defined below) and prior to the Option Expiration Date (as defined below).

          (a) For purposes of this Agreement, a "TRIGGERING EVENT" shall mean and include the occurrence of any of the following events:

               (i) any person (other than Symantec or any subsidiary of Symantec) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to, a tender offer or exchange offer to purchase any shares of Delrina

Common Stock such that, upon consummation of such offer, such person would own or control 30% or more of the then outstanding Delrina Common Stock;

               (ii) Delrina or any subsidiary of Delrina shall have authorized, recommended, proposed, or publicly announced an intention to authorize, recommend, or propose, or entered into, an agreement with any person (other than Symantec or any subsidiary of Symantec) to (A) effect a merger, consolidation, or similar transaction involving Delrina or any of its material subsidiaries (other than transactions solely among Delrina and its subsidiaries), (B) sell, lease, or otherwise dispose of any material portion of the consolidated assets of Delrina and its subsidiaries, or (C) issue, sell, or otherwise dispose of (including by way of merger, consolidation, share exchange, or any similar transaction) securities (or options, rights, or warrants to purchase, or securities convertible into, such securities) representing 5% or more of the voting power of Delrina or any of its subsidiaries.;

               (iii) any person (other than Symantec or any subsidiary of Symantec) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 30% or more of the then outstanding Delrina Common Stock;

               (iv) the holders of Delrina Common Stock shall not have approved the Arrangement at the meeting of shareholders held for the purpose of voting on the Arrangement or such meeting shall have been canceled, in each case after any person (other than Symantec or any subsidiary of Symantec) shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in any transaction described in clauses (i), (ii), or (iii) above;

               (v) Delrina's Board of Directors shall have withdrawn or modified in a manner materially adverse to Symantec the recommendation of Delrina's Board of Directors referred to in Section 4.4 of the Combination Agreement that the holders of the Delrina Common Stock approve the Arrangement;

               (vi) Delrina shall have terminated the Combination Agreement pursuant to a Superior Proposal Termination as defined in Section 9.1(h) of the Combination Agreement; or

               (vii) Grantor shall have breached any of its obligations under this Agreement or the Affiliate Agreement among Delrina, Symantec and the Grantor.

     As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          (b) For purposes of this Agreement, "OPTION EXPIRATION DATE" shall mean such date and time as the Arrangement shall become effective in accordance with the terms and provisions of the Combination Agreement or, if the Arrangement has not then become effective, the latest of:

               (i) twelve months after the public announcement of the execution of the Combination Agreement; or

               (ii) six months after the termination of the Combination Agreement for any of the reasons set forth in the first sentence of Section 9.4(a) of the Combination Agreement; or

               (iii) the expiration of the period during which Delrina may be obligated to pay a termination fee as set forth in the second sentence of
Section 9.4(a) of the Combination Agreement.

          (c) In the event Symantec wishes to exercise the Option, it shall send to Grantor a written notice (the date of which being herein referred to as the "NOTICE DATE") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days after the Notice Date for the closing of such purchase (the "CLOSING DATE"); PROVIDED that if the closing of the purchase and sale pursuant to the Option (the "CLOSING") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and, PROVIDED FURTHER that, without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Symantec and, if applicable, Grantor shall promptly file the required notice or application for approval and shall expeditiously process the same (and Grantor shall cooperate with Symantec in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be,
(i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

          (d) Notwithstanding Section 2(c), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the Option and the exercise thereof effected on the Notice Date shall be deemed to have expired.

     3.   PAYMENT AND DELIVERY OF CERTIFICATES.

          (a) On each Closing Date, Symantec shall pay to Grantor in immediately available funds by wire transfer to a bank account designated by Grantor an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date.

          (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Grantor shall deliver to Symantec a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be fully paid and non-assessable and free and clear of all liens, claims, charges, and encumbrances of any kind whatsoever, and Symantec shall deliver to Grantor a letter agreeing that Symantec shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.

          (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JULY 5, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE GRANTOR OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend, insofar as it applies to the Securities Act, shall be removed by delivery of substitute certificate(s) without such legend if Symantec shall have delivered to Grantor a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Delrina and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     4.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.   In the event of any
change in Delrina Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Symantec shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that Symantec would have received in respect of Delrina Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Delrina Common Stock are issued to Grantor after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 4), the number of shares of Delrina Common Stock subject to the Option shall be increased by an amount equal to 65% of the number of shares of Delrina Common Stock so issued to Grantor. All such additional shares or other securities or other property shall be considered "Option Shares" for purposes of this Agreement.

     5. REPRESENTATIONS OF GRANTOR. Grantor represents and warrants to Symantec that:

          (a) Grantor has full legal capacity to execute this Agreement, and this Agreement will be binding upon the heirs, personal representatives, successors and assigns of Grantor.

          (b) Grantor is the lawful owner of the Option Shares, of record and beneficially, free and clear of all liens, charges, pledges, security interests, options, claims or other encumbrances, and has full right, power and authority to sell, assign, transfer and deliver the Option Shares to be sold by Grantor to Symantec upon exercise of the Option; and upon the delivery of such Option Shares to Symantec hereunder, Symantec shall have good and valid title thereto free and clear of all liens, charges, pledges, security interests, options, claims or other encumbrances.

          (c) The execution, delivery and performance by Grantor of this Agreement and compliance by Grantor with the provisions hereof will not (i) violate any provision of any current law, statute, rule or regulation applicable to Grantor, or any ruling, writ, injunction, order or decree of any court, administrative agency or other governmental body applicable to Grantor or (ii) conflict with or result in a breach of any provisions or constitute (with due notice or lapse of time or both) a default under any agreement, contract or instrument to which Grantor is a party or by which Grantor or any of the Option Shares is bound.

     6.   COVENANTS OF GRANTOR.

          (a) Grantor shall not sell, pledge or otherwise dispose of any of the Option Shares prior to the Option Expiration Date except upon exercise of the Option by Symantec.

          (b) Within ten business days after the execution of this Agreement, Grantor shall deposit the stock certificates representing the Option Shares with James E. Kofman of Osler, Hoskin & Harcourt, counsel to Grantor, to be held by him in escrow until delivery thereof to Symantec pursuant to exercise of the Option or until the Option Expiration Date, whereupon such certificates shall be returned to Grantor. In the event of a dispute with respect to the release of such stock certificates, James E. Kofman, as escrow agent, shall be entitled to turn the resolution of the dispute over to the Ontario Court of Justice (General Division).

          (c) Grantor shall take such steps as may be reasonably requested by Symantec to carry out the purpose and intent of this Agreement and to effectuate the exercise of the Option and delivery of the Option Shares upon exercise thereof.

     7.   MISCELLANEOUS.

          (a) EXPENSES. Except as otherwise provided in the Combination Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own counsel. Notwithstanding the above, Symantec agrees to reimburse Mr. Kofman for any reasonable out-of-pocket expenses he incurs in connection with the performance of his duties hereunder.

          (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARY; SEVERABILITY. Except as otherwise set forth in the Combination Agreement, this Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

          (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               (f)  NOTICES.   All notices and other communications pursuant to
this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by internationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to Grantor to:   ____________________
                    ____________________
                    ____________________
                    ____________________

          With a copy to:     Osler, Hoskin & Harcourt
                      1 First Canadian Place
                      P. O. Box 50
                      Toronto, Ontario M5X 1B8
                      CANADA
                      Attention:  James E. Kofman, Esq.
                      Telecopier:  416-862-6666

          And if to Symantec to:  Symantec Corporation
                      10201 Torre Avenue
                      Cupertino, California 95014
                      U.S.A.
                      Attention:  General Counsel
                      Telecopier:  408-252-5101

          With a copy to:       Fenwick & West
                      Two Palo Alto Square
                      Palo Alto, California 94306

                      U.S.A.
                      Attention:  Gordon K. Davidson, Esq.
                      Telecopier:  415-857-0361

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

          (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Symantec may assign this Agreement to a wholly-owned subsidiary of Symantec. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i) FURTHER ASSURANCES. In the event of any exercise of the Option by Symantec, Grantor and Symantec shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Grantor and Symantec have caused this Stock Option Agreement to be signed as of the day and year first written above.


                         GRANTOR

                         By:___________________________________

                         Name:__________________________________


                         SYMANTEC CORPORATION

                         By:____________________________________

                         Name:__________________________________

                         Title:_________________________________

                                   EXHIBIT 3.9
                             SYMANTEC BALANCE SHEET
    [omitted; copy will be furnished supplementally to the SEC upon request]

                                   EXHIBIT 4.5
                          DELRINA AFFILIATES AGREEMENT

TO:       Symantec Corporation
          10201 Torre Avenue
          Cupertino, California  95014

          Delrina Corporation
          895 Don Mills Road, 500-2 Park Centre
          Toronto, Ontario, Canada
          M3C 1W3


DELRINA CORPORATION AFFILIATES AGREEMENT


          This Delrina Corporation Affiliates Agreement (the "AGREEMENT") by and among Symantec Corporation, a corporation incorporated under the laws of Delaware ("SYMANTEC"), Delrina Corporation, a corporation organized under the laws of Ontario ("DELRINA") and the undersigned shareholder of Delrina (the "SHAREHOLDER") is being delivered pursuant to Section 4.5 of that certain Combination Agreement, including Plan of Arrangement, dated as of July 5, 1995, by and among Symantec and Delrina (the "COMBINATION AGREEMENT"). The Combination Agreement provides for the recapitalization of Delrina pursuant to which Delrina will become a subsidiary of Symantec and all the voting power of Delrina will be owned by Symantec (the "ARRANGEMENT"). Upon the consummation of the Arrangement and in connection therewith, the undersigned Shareholder will become the owner of fully paid and non-assessable, non-voting exchangeable shares of Delrina (the "EXCHANGEABLE SHARES"), which shall be exchangeable for Symantec's common stock. Unless otherwise defined herein, the capitalized terms used in this Agreement have the meanings given to them in the Combination Agreement.

          The Shareholder understands that since the Arrangement will be accounted for as a "pooling-of-interests" and the Exchangeable Shares, the Symantec common stock exchangeable therefor, the options to acquire Symantec common stock, and the Symantec common stock acquired thereby (the "NEW SHARES"), all of which will or may be issued to the Shareholder, will be "restricted securities" within the meaning of the Securities Act, and the Shareholder is an "affiliate" of Delrina (within the meaning of Rule 145 promulgated by the SEC under the Securities Act ("RULE 145")), the New Shares and any of the Shareholder's Delrina common shares or options to purchase Delrina common shares as listed on the signature page hereto or Delrina common shares or options acquired by the Shareholder after the execution of this Agreement (collectively, the "DELRINA SECURITIES") may only be disposed of in conformity with the limitations described herein.

          The Shareholder has been informed that the treatment of the Arrangement as a pooling-of-interests for financial accounting purposes may depend upon the accuracy of certain of the representations and warranties and the compliance with certain of the agreements set forth herein. The Shareholder further understands that the representations, warranties and agreements set forth herein will be relied upon by Symantec, Symantec's stockholders, Delrina, and their respective counsel and accounting firms.

          1.   The Shareholder represents, warrants and agrees as follows:

               (a) The Shareholder has full power to execute this Agreement and to make the representations, warranties and agreements herein and to perform the Shareholder's obligations hereunder.

               (b) The Shareholder is the beneficial owner of the Delrina common shares and the options to purchase Delrina common shares indicated on the last page hereof. Except for such securities, the Shareholder does not beneficially own any Delrina common shares or any other equity securities of Delrina, or any options, warrants or other rights to acquire Delrina common shares or other equity securities of Delrina. At the date hereof, the listed securities are, and at all times until the "EXPIRATION DATE" (as defined below), will be, free and clear of any liens, claims, options, charges or other encumbrances. As used herein, the term "EXPIRATION DATE" means the earliest to occur of (i) the publication of the first quarterly financial statements of Symantec that include at least 30 days of combined operating results of Symantec and Delrina, or (ii) such time as the Combination Agreement may be terminated in accordance with its terms.

          2.   The Shareholder agrees as follows:

               (a) Until the Expiration Date, the Shareholder will vote the Delrina Securities in any vote of the Delrina shareholders, with respect to the matters referred to in (i) or (ii) immediately below, and in every written consent as a Delrina shareholder solicited with respect to any of the matters referred to in (i) or (ii) immediately below, as follows: (i) in favor of approval of the Combination Agreement and the Arrangement and any matter which could reasonably be expected to facilitate the Arrangement and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Arrangement. The Shareholder will not, directly or indirectly, solicit or encourage any offer from any person or entity concerning the possible disposition of all or any portion of Delrina's business, assets or capital stock by merger, sale or other means in contravention of the Combination Agreement.

               (b) Until the Expiration Date, the Shareholder will not, and will not permit any entity under its control to, (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act), in opposition to or competition with the consummation of the Arrangement or otherwise encourage or assist any person or entity in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Arrangement in accordance with the terms of the Combination

Agreement; (ii) initiate a Delrina shareholder vote or action by consent of Delrina shareholders in opposition to or in competition with the consummation of the Arrangement; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Delrina for the purpose of opposing or competing with the consummation of the Arrangement.

               (c) The Shareholder will execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Delrina or Symantec, to carry out the intent of this Agreement.

               (d) The Shareholder will not sell, transfer, encumber or otherwise dispose of any New Shares that the Shareholder might acquire in connection with the Arrangement or any securities which may be paid as a dividend thereon or with respect thereto or issued or delivered in exchange or substitution therefor or any Delrina Securities (collectively, the "RESTRICTED SECURITIES"), or offer or agree to sell, transfer, encumber or otherwise dispose of, or in any other way reduce the Shareholder's risk or ownership or investment in, any Restricted Securities: (i) in the 30 day period immediately preceding the Effective Time; and (ii) after the Effective Time until Symantec shall have publicly released its combined financial results of Symantec and Delrina for a period of at least 30 days of combined operations of Symantec and Delrina (provided, however, that nothing in this paragraph will be deemed to prohibit charitable contribution of such securities without consideration to transferees who agree to all of the restrictions in this Agreement).

               (e) Subject to Section 2(d) above, the Shareholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the New Shares unless at the time either:

                    (i) such transaction shall be permitted pursuant to the provisions of Rule 145(d) under the Securities Act;

                    (ii) with respect to a sale of Exchangeable Shares in the United States, counsel representing the Shareholder, reasonably satisfactory to Symantec, shall have advised Symantec in a written opinion letter reasonably satisfactory to Symantec and Symantec's counsel, and upon which Symantec and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition;

                    (iii) an authorized representative of the SEC shall have rendered written advice to the Shareholder (sought by the Shareholder or counsel to the Shareholder, with a copy thereof and of all other related communications delivered to Symantec) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition, if consummated; or

                    (iv) such transaction is covered by an effective S-3 Registration Statement.

          3. Each of the agreements by the Shareholder set forth in Sections 2(a) and (b) hereof are made solely as a shareholder of Delrina and are not intended to and do not in any manner whatsoever affect or restrain the due compliance with or exercise of any duty owed to Delrina by such Shareholder in any other capacity. The Shareholder also understands and agrees that, unless and until one of the conditions set forth in Section 2(e) above shall have occurred, stop transfer instructions will be given to Symantec's transfer agent with respect to certificates evidencing the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities a legend stating in substance (in addition to any other legends required by law or contract):

"THE SECURITIES REPRESENTED HEREBY MAY ONLY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE TERMS OF AN AFFILIATES' AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND GREEN CORPORATION. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF GREEN CORPORATION AND WILL BE PROVIDED TO THE HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST THEREFOR."

Symantec covenants that, upon the written request of the Shareholder when one or more of the alternative conditions set forth in Section 2(e) shall have occurred, it will remove said legend and stop transfer instructions. The Shareholder agrees to observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge, transfer or other disposition of the Restricted Securities.

          4. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          5. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise specifically provided, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          6. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement will terminate upon the termination of the Combination Agreement in accordance with its terms.

          7. The Shareholder acknowledges that Symantec and Delrina will each be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Symantec or Delrina upon any such violation, Symantec and Delrina shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available at law or in equity.

          8. This Agreement shall be governed by, construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules regarding conflict of laws.

          9. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          10. This Agreement may be executed in several counterparts, each of which shall be an original as regards the party whose signature appears thereon, and all of which together will constitute one and the same instrument.

          11. Each of the parties acknowledges having requested and being satisfied that this document and the documents attached be drawn in English. Chacune des parties reconnait avoir demande que ce document et les documents y afferents soient rediges en anglais et s'en declare satisfaite.
                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement effective as of the date set forth below.

Number of Delrina Securities
beneficially owned by the undersigned:

Delrina Corporation Common Shares

__________________

Options to Purchase Delrina Corporation Common Shares

__________________


Date: ____________                      Very truly yours,

                                        __________________________________
                                        (Print name)
                                        __________________________________
                                        Signature
Agreed to and accepted:

SYMANTEC CORPORATION


By:____________________________________
Name:____________________________________
Title: __________________________________


DELRINA CORPORATION


By:____________________________________
Name:___________________________________
Title: _________________________________


     SIGNATURE PAGE TO DELRINA CORPORATION AFFILIATES AGREEMENT

                                             Exhibit A to Exhibit 4.5


             ASSIGNMENT OF INVENTIONS AND CONFIDENTIALITY AGREEMENT

     This agreement is entered into as of _________ by and between ________ (hereinafter "Employee") and Symantec Corporation, a Delaware Corporation, having its principal place of business at _________________ (hereinafter "Symantec").

     In consideration of his/her employment by Symantec and of the salary or wages and other benefits received by him/her during such employment, he/she agrees that the following terms and conditions shall govern his/her employment relationship with Symantec in regard to inventions and discoveries, works of authorship, and proprietary information, confidential information and trade secrets:

     1.   INVENTIONS AND DISCOVERIES

          A. Employee agrees that all inventions and discoveries, whether patentable or unpatentable, which are conceived or made by him/her during his/her employment, either solely or jointly with others, and which relate in any way to the products or business of Symantec, shall belong to Symantec. Employee agrees that he/she has been notified and understands that the provisions of this paragraph do not apply to any Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

          ANY PROVISION IN ANY EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN OR OFFER TO ASSIGN ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYMENT RESEARCH OR DEVELOPMENT OF THE EMPLOYER, OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 1870 (A), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.]

          B. Employee agrees that he/she will disclose to Symantec in writing any inventions and discoveries covered by this Agreement. Employee further agrees that, without further remuneration, he/she will do any and all of the following acts at the request and expense of Symantec:

               (1) execute any assignments of Symantec or its nominee of the entire right, title, and interest in and to any such inventions and discoveries

               (2) execute any other proper instruments or documents necessary or desirable in applying for and obtaining patents on such inventions and discoveries in the United States and foreign countries;

               (3) to the extent that Employee fails to so execute such assignments or instruments, he/she hereby appoints the Secretary of Symantec as his/her attorney in fact to execute such assignments on such Employee's behalf; and

               (4) to cooperate in the prosecution or defense of any claims, lawsuits, or other proceedings involving such inventions and discoveries.

     2.   WORKS OF AUTHORSHIP

       A. Employee agrees that any works of authorship such as writings, computer programs, and the like which are authored or created by him/her during his/her employment, either solely or jointly with others, and which relate in any way to the business of Symantec shall belong to Symantec whether copyrightable or not.

       B. Employee further agrees that without further remuneration, he/she will do any and all of the following acts at the request and expense of Symantec:

               (1) execute any assignment to Symantec or its nominee of the entire right, title, and interest in and to any such works of authorship;

               (2) execute any other proper instruments or documents necessary or desirable in applying for and obtaining registration of copyrights on such works of authorship in Canada and foreign countries, including renewal papers when appropriate; and

               (3) cooperate in the prosecution or defense of any claims, lawsuits, or other proceedings involving such works or authorship.

       C. Employee hereby waives his/her right to enforce any moral or author's right which Employee may have in such works of authorship.

     3.   PROPRIETARY INFORMATION AND TRADE SECRETS

       A. Employee agrees that, in performing work for Symantec, he/she will not knowingly use any patented inventions, trade secrets, confidential information or proprietary information obtained from third parties, including any prior employer or any other organization or individual.

       B. Employee agrees that he/she will retain in confidence any and all proprietary information, confidential information and trade secrets belonging to Symantec, or belonging to a third party and in the possession of Symantec, which may come into his/her possession during his/her employment. Employee further agrees that he/she will refrain from doing any of the following acts with respect to such proprietary information, confidential information and trade secrets, both during his/her employment and thereafter, without first obtaining the consent in writing of an officer of Symantec:

               (1) communicate such proprietary information, confidential information or trade secret to any person outside Symantec or to any other firm, association, or corporation; and

               (2) use such proprietary information, confidential information or trade secret for the private benefit of himself/herself or for the benefit of any person outside or any other firm, association, or corporation.

          C. Employee understands and agrees that the proprietary information and trade secrets of Symantec shall include, but shall not be limited to, the following:

               (1) inventions, discoveries and computer programs not yet patented or published;

               (2) unpublished technical specifications, data, source codes, object codes, drawings and descriptions on the proprietary hardware, software, and combined hardware/software products and processes of Symantec;

               (3) current engineering, research, development, and design projects and research and development data;

               (4) manufacturing processes and methods and apparatus and equipment not generally available or known to the public;

               (5) non-public business information such as product costs, vendor and customer lists, lists of approved components and sources, price lists, production schedules, business plans and sales and profit and loss information not yet announced to or disclosed to the public;

               (6) any other information not generally available to the public.

          D. Employee further agrees that all source code printouts, computer programs on storage media, records, files, memoranda, reports, price lists, customer lists, plans, sketches, documents, equipment, prototypes, and the like, which relate to the business of Symantec and which he/she uses, prepares, or comes into contact with during his/her employment shall remain the sole property of Symantec and shall be returned to Symantec on termination of his/her employment.

     4.   MISCELLANEOUS

          A. Employee understands that this Agreement may not be changed or terminated orally, and no change, termination or waiver of any of the provisions thereof will be binding unless in writing and signed by an Officer of Symantec.

          B. Employee further understands that any agreement previously executed by him/her during his/her employment with Symantec shall continue in force and effect as to any subject matter to which it applied, but in all other respects is superseded by this Agreement.

          C. This Agreement is not a contract for or guarantee of employment.


     IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the date set forth above.


SYMANTEC CORPORATION                         EMPLOYEE


________________                      ________________________

Executive Vice President

                               SIGNATURE PAGE TO
             ASSIGNMENT OF INVENTIONS AND CONFIDENTIALITY AGREEMENT

                                  EXHIBIT 4.1.3
                    EMPLOYMENT AND NONCOMPETITION AGREEMENTS

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

     This EMPLOYMENT AND NONCOMPETITION AGREEMENT (this "AGREEMENT") is made as of the Effective Date indicated below by and between SYMANTEC CORPORATION, a Delaware corporation ("SYMANTEC"), and ______________ ("EMPLOYEE").

                                   BACKGROUND

     This Agreement is entered into in connection with a Combination Agreement dated as of July 5, 1995 (the "COMBINATION AGREEMENT") between Symantec and Delrina Corporation, a corporation organized under the laws of Ontario ("DELRINA"). The Combination Agreement provides for the recapitalization of Delrina pursuant to which Delrina will become a subsidiary of Symantec and all the voting power of Delrina will be owned by Symantec (the "ARRANGEMENT"). The date on which the Arrangement becomes effective will be the effective date of this Agreement (the "EFFECTIVE DATE").

     Employee is the ____________________ of Delrina and has been actively involved in the development and marketing of Delrina's products. To preserve and protect the assets of Delrina, including Delrina's goodwill, customers and trade secrets of which Employee has and will have knowledge, and in consideration for Symantec's entering into and performing under the Combination Agreement, Employee has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of the parties contained herein, Symantec and Employee hereby agree as follows:

     1. EMPLOYMENT. Symantec will employ Employee and Employee accepts employment with Symantec commencing on the Effective Date. Symantec may terminate the employment of Employee on providing such notice or severance is reasonable under Ontario law. Symantec guarantees that all payments made to the Employee shall not be less than what is required to be paid pursuant to by applicable Ontario law. For purposes of calculating any amounts payable to Employee under applicable Ontario law upon the termination of Employee's employment, the parties agree that Employee's years as an employee of Delrina shall be considered part of such employment.

     2. DUTIES. Employee will be employed as a full-time employee of Symantec and will serve as __________________ responsible for ______________________ and reporting to _________________ or his successor. At Symantec's option, it will be entitled to reasonable use of Employee's name in promotional, advertising and other materials used in the ordinary course of business.

     3. FULL-TIME EMPLOYMENT. Employee's employment will be on a full-time basis. Employee will not engage in any other business or render any commercial or professional services, directly or indirectly, to any other person or organization, whether for compensation or otherwise that would violate the provisions of Section 8. Notwithstanding the foregoing, it will not be deemed a violation of Section 8 for Employee to make personal investments in publicly traded corporations regardless of the business they are engaged in, provided that Employee does not at any time own in excess of l0% of the issued and outstanding stock of any such corporation.

     4. SALARY. Employee's salary for the period commencing on the Effective Date will be no less than (Can.)$______________ per year, payable semi-monthly, less required withholdings. Employee will be entitled to receive annual compensation reviews on the same basis as other Symantec employees.

     5. EMPLOYEE BENEFITS. Employee will be entitled to insurance, vacation and other benefits commensurate with his position in accordance with Symantec's standard policies in effect from time to time, including participation in Symantec's management bonus program under which Employee will be eligible to receive a bonus payable quarterly on Employee's performance of his objectives for the prior quarter, which bonus will be based on a target amount equal to ___% of Employee's base salary paid during such prior quarter.

     6. REIMBURSEMENT OF BUSINESS EXPENSES. Symantec will, in accordance with Symantec's policies in effect from time to time, reimburse Employee for all reasonable business expenses incurred by Employee in connection with the performance of his duties under this Agreement, including, without limitation, reasonable expenditures for business entertainment and travel, upon submission of the required documentation required pursuant to Symantec's standard policies and record keeping procedures.

     7. CONFIDENTIALITY. Simultaneously with the execution of this Agreement, Employee is executing and delivering and hereby adopts and agrees to be bound by Symantec's standard Assignment of Inventions and Confidentiality Agreement, a copy of which is attached to this Agreement as EXHIBIT A (the "ASSIGNMENT OF INVENTIONS AND CONFIDENTIALITY AGREEMENT").

     8.   AGREEMENT NOT TO COMPETE.

          (a) For the two-year period (reduced to one year if Employee's employment is terminated by Symantec) following the Effective Date and for so long thereafter as Employee is employed by Symantec or a subsidiary of Symantec, Employee shall not, directly or indirectly, individually or as an employee, partner, officer, director or shareholder (except to the extent permitted in Section 3 above) or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than Symantec or its subsidiaries:


               (i) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner with any business engaged, in the geographical areas referred to in
Section 8(b) below, in the design, research, development, marketing, sale or license (excluding licensing or sales of multiple kinds and brands of software as part of the management of a reselle, customer or distributor), of computer software that is substantially similar to or competitive with any fax, communications (for the purposes of this Section 8, the term "communications" as applied to software will be defined to be limited to Internet, datacom, voice or paging software) or forms software products created, distributed or known by him to be under development by Delrina or any of its subsidiaries prior to the Effective Date;

               (ii) To Employee's knowledge, directly or indirectly develop computer software that is substantially similar to or competitive with any other fax, communications or forms computer program or products the creation or development of which Employee participated in prior to the termination of Employee's employment with Symantec for any one or more of the following or any of their affiliates: Microsoft, McAfee, Stack, Attachmate, Wall Data, DataStorm (Procomm), Global Village and Xpedite.

               (iii) Recruit, attempt to hire, solicit, assist others in recruiting or hiring, or refer to others concerning employment, in or with respect to the geographical areas referred to in Section 8(b) below, any person who is an employee of Delrina or Symantec or any of their subsidiaries or induce or attempt to induce any such employee to terminate his employment with Symantec, Delrina or any of their subsidiaries.

          (b) The geographical areas in which the restrictions provided for in this Section 8 apply include all cities, counties, provinces and states of the United States and Canada. Employee acknowledges that the scope and period of restrictions and the geographical area to which the restrictions imposed in this
Section 8 applies are fair and reasonable and are reasonably required for the protection of Symantec and that this Agreement accurately describes the business to which the restrictions are intended to apply.

          (c)  It is the intent of the parties that the provisions of this
Section 8 will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, this Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

          (d) Employee acknowledges that any material breach of the covenants of this Section 8 will result in immediate and irreparable injury to Symantec and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of Symantec as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies will be in addition to all other legal remedies to which Symantec may be entitled hereunder, including, without limitation, monetary damages.

     9. SURVIVAL. Employee's and Symantec's obligations under Sections 5, 6, 7, 8, 9, and 10 (i) of this Agreement will survive the termination of Employee's employment by Symantec.

     10.  MISCELLANEOUS.

          (a) NOTICES. Any and all notices permitted or required to be given under this Agreement must be in writing. Notices will be deemed given (i) when personally received or when sent by facsimile transmission (to the receiving party's facsimile number), (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or (iii) on the third business day after having been sent by registered or certified mail from a location on the United States mainland or Canada, return receipt requested, postage prepaid, whichever occurs first, at the address set forth below or at any new address, notice of which will have been given in accordance with this Section 10(a):

If to Symantec:     Attn. President
     `              Symantec Corporation
                    10201 Torre Avenue
                    Cupertino, CA 95014
                    With a copy to: the General Counsel at the same address


If to Employee:     address per proxy circular
                    Tel:  (416) 221-6129

with a copy to:
                    Attn:
                    Tel:
                    Fax:

     (b) AMENDMENTS. This Agreement, including Exhibit A hereto, contains the entire agreement and supersedes and replaces all prior agreements between Symantec and Employee or Delrina and Employee concerning Employee's employment. This Agreement may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

     (c) SUCCESSORS AND ASSIGNS. This Agreement will not be assignable by either Employee or Symantec, except that the rights and obligations of Symantec under this Agreement may be assigned to a corporation which becomes the successor to Symantec as the result of a merger or other corporate reorganization and which continues the business of Symantec, or any other subsidiary of Symantec, provided that Symantec guarantees the performance by such assignee of Symantec's obligations hereunder.

     (d) GOVERNING LAW. This Agreement will be governed by and interpreted according to the substantive laws of the Province of Ontario without regard to such province's conflicts law. The parties agree that the courts in the city of Toronto, Ontario will be the exclusive venue for the adjudication of any disputes hereunder.

     (e) NO WAIVER. The failure of either party to insist on strict compliance with any of the terms of this Agreement in any instance or instances will not be deemed to be a waiver of any term of this Agreement or of that party's right to require strict compliance with the terms of this Agreement in any other instance.

     (f) SEVERABILITY. Employee and Symantec recognize that the limitations contained herein are reasonably and properly required for the adequate protection of the interests of Symantec. If for any reason a court of competent jurisdiction or binding arbitration proceeding finds any provision of this Agreement, or the application thereof, to be unenforceable, the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

     (g) COUNTERPARTS. This Agreement may be executed in counterparts which when taken together will constitute one instrument. Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

     (h) EFFECT OF AGREEMENT. This Agreement will be void and have no effect if the Effective Date does not occur on or before December 31, 1995.

     (i) PAYMENT OF COSTS. The prevailing party in any action brought hereunder will be entitled to an award of attorneys' fees and costs, and all court fees, will be paid by the losing party, and the court will be authorized to make such determinations.

          IN WITNESS WHEREOF, this Agreement is made and effective as of the day and year first above written.



SYMANTEC CORPORATION                    EMPLOYEE
a Delaware corporation

By:_____________________                _____________________

                                   EXHIBIT 5.5
                         SYMANTEC AFFILIATES AGREEMENTS


TO:  Delrina Corporation
     895 Don Mills Road, 500-2 Park Centre
     Toronto, Ontario, Canada
     M3C 1W3

     Symantec Corporation
     10201 Torre Avenue
     Cupertino, California   95014
     U.S.A.

Re:  SYMANTEC CORPORATION AFFILIATES AGREEMENT


     This Symantec Corporation Affiliates Agreement (the "AGREEMENT") by and among Symantec Corporation, a corporation incorporated under the laws of Delaware ("SYMANTEC"), Delrina Corporation, a corporation organized under the laws of Ontario ("DELRINA") and the undersigned shareholder of Symantec (the "SHAREHOLDER") is being delivered pursuant to Section 5.5 of that certain Combination Agreement dated as of July 5, 1995, by and among Symantec and Delrina (the "COMBINATION AGREEMENT"). The Combination Agreement provides for the recapitalization of Delrina pursuant to which Delrina will become a subsidiary of Symantec and all the voting power of Delrina will be owned by Symantec (the "ARRANGEMENT"). Unless otherwise defined herein, the capitalized terms used in this Agreement have the meanings given to them in the Combination Agreement.

     The Shareholder understands that, since the Arrangement will be accounted for using the "pooling-of-interests" method and the Shareholder may be deemed an "affiliate" of Symantec (within the meaning of Rule 145 promulgated by the SEC under the Securities Act ("RULE 145")), the shares of Symantec common stock which the Shareholder owns and any shares of Symantec common stock which the Shareholder may acquire hereafter may only be disposed of in conformity with the limitations described herein. The Shareholder has been informed that the treatment of the Arrangement as a pooling-of-interests for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties and the compliance with certain of the agreements set forth herein. The Shareholder further understands that the representations, warranties and agreements set forth herein will be relied upon by Symantec and its counsel and accounting firm.

     1.   The Shareholder represents, warrants and agrees as follows:

     (a) The Shareholder has full power to execute this Agreement and to make the representations, warranties and agreements herein and to perform the Shareholder's obligations hereunder.

     (b) The Shareholder is the beneficial owner of (has sole or shared voting or investment power with respect to) all the shares of Symantec common stock and options to purchase shares of Symantec common stock indicated on the last page hereof (collectively, the "SYMANTEC SECURITIES"). Except for such securities, the Shareholder does not beneficially own any shares of Symantec common stock or any other equity securities of Symantec or any options, warrants or other rights to acquire shares of Symantec common stock or other equity securities of Symantec.

     (c) The Shareholder will not sell, transfer or otherwise dispose of any of the Symantec Securities or offer or agree to sell, transfer or otherwise dispose of, or in any other way reduce the Shareholder's risk of ownership or investment in, any of such Symantec Securities (i) in the 30 day period immediately preceding the effective time of the Arrangement (the "Effective Time"); or (ii) from and after the Effective Time until Symantec shall have publicly released a press release summarizing its first quarterly financial statements that include at least 30 days of combined operating results of Symantec and Delrina (provided, however, that nothing in this paragraph will be deemed to prohibit charitable contributions of such securities without consideration to transferees who agree to all of the restrictions in this Agreement). Notwithstanding the above, the Shareholder may with prior written notice to Symantec and its accountants, dispose of up to that number of shares that, when added to all other shares being disposed of by Symantec affiliates, still qualify as "de minimus" under the Staff Accounting Bulletin No. 76.

          2.   The Shareholder agrees and covenants to Delrina as follows:

          (a) Until the earliest to occur of (i) the publication of the first quarterly financial statements of Symantec that include at least 30 days of combined operating results of Symantec and Delrina, or (ii) such time as the Combination Agreement may be terminated in accordance with its terms (the "EXPIRATION DATE"), the Shareholder will vote the Symantec Securities in any vote of the Symantec shareholders, with respect to the matters referred to in
(i) or (ii) immediately below, and in every written consent as a Symantec shareholder solicited with respect to any of the matters referred to in (i) or
(ii) immediately below, as follows: (i) in favor of approval of the Combination Agreement and the Arrangement and any matter which could reasonably be expected to facilitate the Arrangement and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Arrangement. The Shareholder will not, directly or indirectly, solicit or encourage any offer from any person or entity concerning the possible disposition of all or any portion of Symantec's business, assets or capital stock by merger, sale or other means in contravention of the Combination Agreement.

          (b) Until the Expiration Date, the Shareholder will not, and will not permit any entity under its control to, (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act), in opposition to or competition with the consummation of the Arrangement or otherwise encourage or assist any person or entity in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Arrangement in accordance with the terms of the Combination Agreement;
(ii) initiate a Symantec shareholder vote or action by consent of Symantec shareholders in opposition to or in competition with the consummation of the Arrangement; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Symantec for the purpose of opposing or competing with the consummation of the Arrangement.

     3. The Shareholder also understands that stop transfer instructions will be given to Symantec's transfer agent with respect to certificates evidencing the Symantec Securities. Such stop transfer instructions will be promptly rescinded upon the publication of the financial statements referred to in
Section 1(c) above.

     4. This Agreement will be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of the Shareholder and any pledgee holding Symantec Securities as collateral. If the Combination Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement will automatically terminate.

          5. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          6. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise specifically provided, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          7. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement will terminate upon the termination of the Combination Agreement in accordance with its terms.

          8. The Shareholder acknowledges that Symantec and Delrina will each be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Symantec or Delrina upon any such violation, Symantec and Delrina shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available at law or in equity.

          9. This Agreement shall be governed by, construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules regarding conflict of laws.

          10. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          11. This Agreement may be executed in several counterparts, each of which shall be an original as regards the party whose signature appears thereon, and all of which together will constitute one and the same instrument.

                                   Number of shares of Symantec Common
                                   Stock beneficially owned by the
                                   undersigned:

                                   ____________________________

                                   Number of shares of Symantec Common
                                   Stock subject to options beneficially
                                   owned by the undersigned:

                                   ____________________________

Date: _________________                 Very truly yours,

                                   ____________________________
                                   (Print name)

                                   By:_________________________

                                   Title:_______________________
                                          (If applicable)
Agreed to and accepted:

SYMANTEC CORPORATION


By:___________________________
Name: ________________________
Title: _______________________

DELRINA CORPORATION


By:___________________________
Name: ________________________
Title: _______________________

                SIGNATURE PAGE TO SYMANTEC'S AFFILIATES AGREEMENT

                                     [D. WITTE, H. BAIN AND TED SCHLEIN VERSION]
                                                           (NO VOTING AGREEMENT)

TO:  Delrina Corporation
     895 Don Mills Road, 500-2 Park Centre
     Toronto, Ontario, Canada
     M3C 1W3

     Symantec Corporation
     10201 Torre Avenue
     Cupertino, California  95014
     U.S.A.

Re:  SYMANTEC CORPORATION AFFILIATES AGREEMENT


     This Symantec Corporation Affiliates Agreement (the "AGREEMENT") by and among Symantec Corporation, a corporation incorporated under the laws of Delaware ("SYMANTEC"), Delrina Corporation, a corporation organized under the laws of Ontario ("DELRINA") and the undersigned shareholder of Symantec (the "SHAREHOLDER") is being delivered pursuant to Section 5.5 of that certain Combination Agreement dated as of July 5, 1995, by and among Symantec and Delrina (the "COMBINATION AGREEMENT"). The Combination Agreement provides for the recapitalization of Delrina pursuant to which Delrina will become a subsidiary of Symantec and all the voting power of Delrina will be owned by Symantec (the "ARRANGEMENT"). Unless otherwise defined herein, the capitalized terms used in this Agreement have the meanings given to them in the Combination Agreement.

     The Shareholder understands that, since the Arrangement will be accounted for using the "pooling-of-interests" method and the Shareholder may be deemed an "affiliate" of Symantec (within the meaning of Rule 145 promulgated by the SEC under the Securities Act ("RULE 145")), the shares of Symantec common stock which the Shareholder owns and any shares of Symantec common stock which the Shareholder may acquire hereafter may only be disposed of in conformity with the limitations described herein. The Shareholder has been informed that the treatment of the Arrangement as a pooling-of-interests for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties and the compliance with certain of the agreements set forth herein. The Shareholder further understands that the representations, warranties and agreements set forth herein will be relied upon by Symantec and its counsel and accounting firm.

          1.   The Shareholder represents, warrants and agrees as follows:

          (a) The Shareholder has full power to execute this Agreement and to make the representations, warranties and agreements herein and to perform the Shareholder's obligations hereunder.

          (b) The Shareholder is the beneficial owner of (has sole or shared voting or investment power with respect to) all the shares of Symantec common stock and options to purchase shares of Symantec common stock indicated on the last page hereof (collectively, the "SYMANTEC SECURITIES"). Except for such securities, the Shareholder does not beneficially own any shares of Symantec common stock or any other equity securities of Symantec or any options, warrants or other rights to acquire shares of Symantec common stock or other equity securities of Symantec.

          (c) The Shareholder will not sell, transfer or otherwise dispose of any of the Symantec Securities or offer or agree to sell, transfer or otherwise dispose of, or in any other way reduce the Shareholder's risk of ownership or investment in, any of such Symantec Securities (i) in the 30 day period immediately preceding the effective time of the Arrangement (the "Effective Time"); or (ii) from and after the Effective Time until Symantec shall have publicly released a press release summarizing its first quarterly financial statements that include at least 30 days of combined operating results of Symantec and Delrina (provided, however, that nothing in this paragraph will be deemed to prohibit charitable contributions of such securities without consideration to transferees who agree to all of the restrictions in this Agreement). Notwithstanding the above, the Shareholder may with prior written notice to Symantec and its accountants, dispose of up to that number of shares that, when added to all other shares being disposed of by Symantec affiliates, still qualify as "de minimus" under the Staff Accounting Bulletin No. 76.

          2. The Shareholder also understands that stop transfer instructions will be given to Symantec's transfer agent with respect to certificates evidencing the Symantec Securities. Such stop transfer instructions will be promptly rescinded upon the publication of the financial statements referred to in Section 1(c) above.

          3. This Agreement will be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of the Shareholder and any pledgee holding Symantec Securities as collateral. If the Combination Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement will automatically terminate.

          4. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          5. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise specifically provided, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          6. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement will terminate upon the termination of the Combination Agreement in accordance with its terms.

          7. The Shareholder acknowledges that Symantec and Delrina will each be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Symantec or Delrina upon any such violation, Symantec and Delrina shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available at law or in equity.

          8. This Agreement shall be governed by, construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules regarding conflict of laws.

          9. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          10. This Agreement may be executed in several counterparts, each of which shall be an original as regards the party whose signature appears thereon, and all of which together will constitute one and the same instrument.

                                   Number of shares of Symantec Common
                                   Stock beneficially owned by the
                                   undersigned:

                                   ____________________________

                                   Number of shares of Symantec Common
                                   Stock subject to options beneficially
                                   owned by the undersigned:

                                   ____________________________

Date: ________________             Very truly yours,
                                   ____________________________
                                   (Print name)

                                   By:_________________________

                                   Title:_______________________
                                           (If applicable)
Agreed to and accepted:

SYMANTEC CORPORATION


By:___________________________
Name: ________________________
Title: _______________________

DELRINA CORPORATION


By:___________________________
Name: ________________________
Title: _________________________

     SIGNATURE PAGE TO SYMANTEC'S AFFILIATES AGREEMENT

                                  EXHIBIT 5.11
                           FORM OF INDEMNITY AGREEMENT
                               INDEMNITY AGREEMENT


     This Indemnity Agreement, dated as of ________________, 1995 is made by and between SYMANTEC CORPORATION, a Delaware corporation (the "COMPANY"), and _________________________________, a director, officer or key employee of the
Company (the "INDEMNITEE").


                                   RECITALS


     A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

     B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

     C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so substantial (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of officers and directors;

     D. The Company believes that it is unfair for its directors and officers and the directors and officers of its subsidiaries to assume the risk of large judgments and other expenses that may be incurred in cases in which the director or officer received no personal profit and in cases where the director of officer was not culpable;

     E. The Company recognizes that the issues in controversy in litigation against a director or officer of a corporation such as the Company or a subsidiary of the Company are often related to the knowledge, motives and intent of such director or officer, that he is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director or officer can reasonably recall such matters; and may extend beyond the normal time for retirement for such director or officer with the result that he, after retirement or in the event of his death, his spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director or officer from serving in that position;

     F. Based upon their experience as business manages, the Board of Directors of the Company (the "BOARD") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its officers and directors and directors of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company's shareholders;

     G. Section 145 of the General Corporation Law of Delaware, under which the Company is organized ("SECTION 145"), empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

     H. The Company has determined that the liability insurance coverage available to the Company and its subsidiaries for their officers and directors as of the date hereof is inadequate and/or unreasonably expensive. The Company believes, therefore, that the interests of the Company's shareholders would best be served by the indemnification by the Company of the directors and officers of the Company and its subsidiaries.

     I. The Company desires and has requested the Indemnitee to serve or continue to serve as a director, officers or key employee of the Company and/or the subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or the subsidiaries of the Company; and

     J. The Indemnitee is willing to serve, or to continue to serve, the Company and/or the subsidiaries of the Company, provided that he is furnished the indemnity provided for herein.

                                    AGREEMENT

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   DEFINITIONS.

          (a) AGENT. For the purposes of this Agreement, "agent" of the Company means any person who is or was a director, officer, employee, attorney or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interest of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

          (b) EXPENSES. For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement,
Section 145 or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.

          (c) PROCEEDING. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

          (d) SUBSIDIARY. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

     2. AGREEMENT TO SERVE. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing, provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

     3.   MANDATORY INDEMNIFICATION.  The Company shall indemnify the
Indemnitee:

          (a) THIRD PARTY ACTIONS. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

          (b) DERIVATIVE ACTIONS. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any amounts paid in settlement of any such proceeding, to the maximum extent permitted by law, and all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement, or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and

          (c) ACTIONS WHERE INDEMNITEE IS DECEASED. If the Indemnitee is a person who was or is a party or its threatened to be made a party to any proceeding by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by or for him connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the Company, and, prior to, during the pendency of after completion of such proceeding Indemnitee is deceased, except that in a proceeding by or in the right of the Company no indemnification shall be due under the provisions of this subsection in respect of any claim, issue or matter as to which such person shall have been fully adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and

     4. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled.

     5. MANDATORY ADVANCEMENT OF EXPENSES. Subject to the Section 8 below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company or by reason of anything done or not done by him in any such capacity. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnity is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the

Company to the Indemnitee within twenty (20) days following delivery of a written request therefore by the Indemnitee to the Company.

     6.   NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

          (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

          (b) In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have notified the Board of Directors in writing that he has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

     7.   DETERMINATION OF RIGHT TO INDEMNIFICATION.

          (a) To the extent the Indemnitee has been successfully on the merits or otherwise in defense of any proceeding referred to in Section 3(a), 3(b) or 3(c) of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by him in connection therewith.

          (b) In the event that Section 7(a) is inapplicable, the Company shall also indemnify the Indemnitee if he has met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

          (c) The Indemnitee shall be entitled to select the forum in which determination of whether or not Indemnitee has met the applicable standard of conduct will be made from among the following:

               (1) A quorum of the Board consisting of directors who are not parties to the proceeding for which indemnification is being sought;

               (2)  The shareholders of the Company;

               (3) Legal counsel selected by the Indemnitee, and reasonably approved by the Board, which counsel shall make such determination in a written opinion.
               (4) A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

          (d) As soon as practicable, and in no event later than 30 days after written notice of the Indemnitee's choice of forum pursuant to Section 7(c) above, the Company and Indemnitee shall each submit to the selected forum such information as they believe is appropriate for the forum to consider.

          (e) Notwithstanding a determination by any forum listed in Section 7(c) hereof that Indemnitee is not entitled to indemnification with respect to a specific proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the court in which that proceeding is or was pending or any other court of competent jurisdiction, for the purposes of enforcing the Indemnitee's right to indemnification pursuant to the Agreement.

          (f) The Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 7 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the right of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any proceeding was frivolous or not made in good faith.

     8. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

          (a) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 145, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

          (b) LACK OF GOOD FAITH. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

          (c) UNAUTHORIZED SETTLEMENTS. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding unless the Company consents to such settlement or

          (d) CLAIMS BY THE COMPANY FOR WILLFUL MISCONDUCT. To advance expenses to the Indemnitee under this Agreement for any expenses incurred by the Indemnitee with respect to any proceeding or claim brought by the Company against Indemnitee for willful misconduct, unless a court of competent jurisdiction determines that each of such claims was not made in good faith or was frivolous.

          (e) 16(B) ACTIONS. To indemnify the Indemnitee on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities and Exchange Act of 1934 and amendments thereto or similar provisions of any federal state or local statutory law; or

          (f) WILLFUL MISCONDUCT. To indemnify the Indemnitee on account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; or

          (g) UNLAWFUL INDEMNIFICATION. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     9. NON-EXCLUSIVITY. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's shareholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

    10. INTERPRETATION OF THE AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

    11. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 10 hereof.

    12. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

    13. SUCCESSORS AND ASSIGNS. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

    14. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

    15. GOVERNING LAW. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely with Delaware.

    16. CONSENT TO JURISDICTION. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

    The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

                                        SYMANTEC CORPORATION
                              Address:  10201 Torre Avenue
                                        Cupertino, California  95014
                                        By:______________________

                                        Its:_____________________

                                        INDEMNITEE:


                                        _________________________




                              Addres    __________________________
                                        __________________________
                                        __________________________
                                        __________________________

                                EXHIBIT 6.2(a)
                          EXCHANGEABLE SHARE PROVISIONS

                   PROVISIONS ATTACHING TO EXCHANGEABLE SHARES


     The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions.


                                    ARTICLE 1

                                 INTERPRETATION

     For the purposes of these share provisions:

     1.1 "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

     "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be _______________, 2002 unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors if at such time there are less than 500,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Symantec and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in each case upon at least 60 days' prior written notice of any such extension or acceleration, as the case may be, to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be such later or earlier date; provided, however, that the accidental failure or omission to give any such notice of extension or acceleration, as the case may be, to less than 10% of such holders of Exchangeable Shares shall not affect the validity of such extension or acceleration

     "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of San Francisco, California and Toronto, Ontario.

     "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

     "CORPORATION" means Delrina Corporation, a corporation incorporated under the laws of the Province of Ontario.

     "CURRENT MARKET PRICE" means, in respect of a Symantec Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Symantec Common Shares during a period of 20 consecutive trading days ending not more than five trading days before such date on the Nasdaq National Market, or, if the Symantec Common Shares are not then quoted on the Nasdaq National Market, on such other stock exchange or automated quotation system on which the Symantec Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Symantec Common Shares during such period does not create a market which reflects the fair market value of a Symantec Common Share, then the Current Market Price of a Symantec Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "EXCHANGEABLE SHARES" mean the Exchangeable Non-Voting Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

     "SYMANTEC" means Symantec Corporation, a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

     "SYMANTEC CALL NOTICE" has the meaning ascribed thereto in Section 6.3 of these share provisions.

     "SYMANTEC COMMON SHARES" mean the shares of common stock of Symantec, with a par value of U.S. $0.01 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

     "SYMANTEC DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of Symantec declares any dividend on the Symantec Common Shares.

     "SYMANTEC SPECIAL SHARE" means the one share of Special Voting Stock of Symantec with a par value of U.S. $1.00 and having voting rights at meetings of holders of Symantec Common Shares equal to the number of Exchangeable Shares outstanding from time to time

(other than Exchangeable Shares held by Symantec and its Affiliates) to be issued to, and voted by, the Trustee pursuant to the Voting Trust Agreement.

     "LIQUIDATION AMOUNT" has the meaning ascribed thereto in Section 5.1 of these share provisions.

     "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "LIQUIDATION DATE" has the meaning ascribed thereto in Section 5.1 of these share provisions.

     "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of the Corporation under section 182 of the BUSINESS CORPORATIONS ACT (Ontario), to which plan these share provisions are attached.

     "PURCHASE PRICE" has the meaning ascribed thereto in Section 6.3 of these share provisions.

     "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Plan of Arrangement.

     "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "REDEMPTION PRICE" has the meaning ascribed thereto in Section 7.1 of these share provisions.

     "RETRACTED SHARES" has the meaning ascribed thereto in Subsection 6.1(a) of these share provisions.

     "RETRACTION CALL RIGHT" has the meaning ascribed thereto in Subsection 6.1(c) of these share provisions.

     "RETRACTION DATE" has the meaning ascribed thereto in Subsection 6.1(b) of these share provisions.

     "RETRACTION PRICE" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "RETRACTION REQUEST" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "SUPPORT AGREEMENT" means the Support Agreement between Symantec and the Corporation, made as of _______________, 1995.

     "TRANSFER AGENT" means The R-M Trust Company or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

     "TRUSTEE" means The R-M Trust Company, a corporation organized and existing under the laws of Canada, and any successor trustee appointed under the Voting Trust Agreement.

     "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement between the Corporation, Symantec and the Trustee, made as of _______________, 1995.



                                    ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

     2.1 The Exchangeable Shares shall rank junior to the Class A Preferred Shares, and shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.


                                    ARTICLE 3

                                    DIVIDENDS

     3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Symantec Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Symantec Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent on the Symantec Dividend Declaration Date of the cash dividend declared on each Symantec Common Share or (b) in the case of a stock dividend declared on the Symantec Common Shares to be paid in Symantec Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Symantec Common Shares to be paid on each Symantec Common Share or (c) in the case of a dividend declared on the Symantec Common Shares in property other than cash or Symantec Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.7 of the Support Agreement) the type and amount of property declared as a dividend on each Symantec Common Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

     3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Subsection 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Subsection 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

     3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Symantec Common Shares.

     3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.


                                    ARTICLE 4

                              CERTAIN RESTRICTIONS

     4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section
9.2 of these share provisions:

          (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

          (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

          (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

          (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares or as contemplated by the Support Agreement.

The restrictions in Subsections 4.1(a), 4.1(b), and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date on the Symantec Common Shares shall have been declared on the Exchangeable Shares and paid in full.


                                    ARTICLE 5

                           DISTRIBUTION ON LIQUIDATION

     5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a Symantec Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one Symantec Common Share, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share (collectively the "Liquidation Amount").

     5.2 On or promptly after the Liquidation Date, and subject to the exercise by Symantec of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BUSINESS CORPORATIONS ACT (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Symantec Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld from the total Liquidation Amount by the Corporation). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Symantec Common Shares delivered to them.

     5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                    ARTICLE 6

                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

     6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Symantec of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a Symantec Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one Symantec Common Share for each Exchangeable Share presented and surrendered by the holder, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon (collectively the "Retraction Price", provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date the Retraction Price shall not include such additional amount equivalent to the declared and unpaid dividends). To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BUSINESS CORPORATIONS ACT (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

          (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

          (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

          (c) acknowledging the overriding right (the "Retraction Call Right") of Symantec to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Symantec in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

     6.2 Subject to the exercise by Symantec of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by Symantec pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

     6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Symantec thereof. In order to exercise the Retraction Call Right, Symantec must notify the Corporation [in writing] of its determination to do so (the "Symantec Call Notice") within two Business Days of notification to Symantec by the Corporation of the receipt by the Corporation of the Retraction Request. If Symantec does not so notify the Corporation within such two Business Day period, the Corporation will notify the holder as soon as possible thereafter that Symantec will not exercise the Retraction Call Right. If Symantec delivers the Symantec Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Symantec in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Symantec shall purchase from such holder and such holder shall sell to Symantec on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Symantec shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Symantec

Common Shares and a cheque in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Symantec does not deliver a Symantec Call Notice within such two Business Day period, and provided that Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

     6.4 The Corporation or Symantec, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Symantec Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld from the total Retraction Price by the Corporation) or a cheque of Symantec payable at par and in Canadian dollars at any branch of the bankers of Symantec or of the Corporation in Canada in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque on behalf of the Corporation or by Symantec, as the case may be, by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

     6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted

Shares so redeemed by the Corporation or purchased by Symantec shall thereafter be considered and deemed for all purposes to be a holder of the Symantec Common Shares delivered to it.

     6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a
Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Symantec shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a PRO RATA basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Symantec to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Symantec to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting Trust Agreement.

     6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Symantec shall be deemed to have been revoked.


                                    ARTICLE 7

              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

     7.1 Subject to applicable law, and if Symantec does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a Symantec Common Share on the last Business Day prior to the Automatic Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one Symantec Common Share for each Exchangeable Share held by such holder, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends thereon (collectively the "Redemption Price").

     7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 120 days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Symantec under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right.

     7.3 On or after the Automatic Redemption Date and subject to the exercise by Symantec of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BUSINESS CORPORATIONS Act (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing Symantec Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends comprising part of the total Redemption Price (less any tax required to be deducted and withheld from the total Redemption Price by the Corporation). On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price (less any tax required to be deducted or withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Symantec Common Shares delivered to them.

                                    ARTICLE 8

                                  VOTING RIGHTS

     8.1 Except as required by applicable law and the provisions of Sections 9.1, 10.1, 11.1 and 11.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.


                                    ARTICLE 9

                             AMENDMENT AND APPROVAL

     9.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

     9.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Exchangeable Shares represented in person or by proxy at the meeting (excluding Exchangeable Shares beneficially owned by Symantec). If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 10

          RECIPROCAL CHANGES, ETC. IN RESPECT OF SYMANTEC COMMON SHARES

     10.1 (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Symantec will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

          (i) issue or distribute Symantec Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Symantec Common Shares) to the holders of all or substantially all of the then outstanding Symantec Common Shares by way of stock dividend or other distribution, other than an issue of Symantec Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Symantec Common Shares) to holders of Symantec Common Shares who exercise an option to receive dividends in Symantec Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Symantec Common Shares) in lieu of receiving cash dividends; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Symantec Common Shares entitling them to subscribe for or to purchase Symantec Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Symantec Common Shares); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding Symantec Common Shares (A) shares or securities of Symantec of any class other than Symantec Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Symantec Common Shares), (B) rights, options or warrants other than those referred to in Section 10.1(a)(ii) above, (C) evidences of indebtedness of Symantec or (D) assets of Symantec;

          unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

     (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Symantec will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

          (i) subdivide, redivide or change the then outstanding Symantec Common Shares into a greater number of Symantec Common Shares; or

          (ii) reduce, combine or consolidate or change the then outstanding Symantec Common Shares into a lesser number of Symantec Common Shares; or

          (iii) reclassify or otherwise change the Symantec Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Symantec Common Shares;

          unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions.


                                   ARTICLE 11

               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

     11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Symantec with all provisions of the Support Agreement applicable to the Corporation and Symantec, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

     11.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

          (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

          (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

          (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 12

                                     LEGEND

     12.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).


                                   ARTICLE 13

                                     NOTICES

     13.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

     13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

     13.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   SCHEDULE A

                              NOTICE OF RETRACTION

To the Corporation and Symantec Corporation

     This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

M  all share(s) represented by this certificate; or

M  ___________________ share(s) only.

     The undersigned hereby notifies the Corporation that the Retraction Date shall be ______________________.

NOTE: The Retraction Date must be a Business Day and must not be less than five Business Days nor more than 10 Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

          The undersigned acknowledges the Retraction Call Right of Symantec Corporation to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Symantec Corporation in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If Symantec Corporation determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to Symantec Corporation, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Symantec Corporation to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and Symantec Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Symantec Corporation, as the case may be, free and clear of all liens, claims and encumbrances.

____________________     _________________________     ________________________
  (Date)                 (Signature of Shareholder)    (Guarantee of Signature)

M Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of The R-M Trust Company (the "Transfer Agent") in Toronto, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

     NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto. The securities and any cheque(s) resulting form the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


___________________________________________________
Name of Person in Whose Name Securities or Cheque(s)    Date___________________
Are To Be Registered, Issued or Delivered (please print)


___________________________________________________    _________________________
Street Address or P.O. Box                              Signature of Shareholder


___________________________________________________    _________________________
City - Province                                        Signature Guaranteed by


NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.

                                EXHIBIT 6.2(b)(i)
                                SUPPORT AGREEMENT

                                SUPPORT AGREEMENT

          MEMORANDUM OF AGREEMENT made as of _______________, 1995.

B E T W E E N:

                  SYMANTEC CORPORATION,
                  a corporation existing under the laws of the State of Delaware,

                  (hereinafter referred to as the "Parent"),

                                                  OF THE FIRST PART,

                                     - and -

                  DELRINA CORPORATION
                  a corporation existing under the laws of the Province of Ontario,

                  (hereinafter referred to as the "Company"),

                                                  OF THE SECOND PART.

          WHEREAS pursuant to a combination agreement dated as of July 5, 1995, by and between the Parent and the Company (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), the Parent and the Company would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit [6.2(a)(i)] to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

          AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by articles of arrangement dated __________ __, 1995 filed pursuant to the BUSINESS CORPORATIONS ACT (Ontario), each issued and outstanding common share of the Company (a "Company Common Share") was exchanged for 0.61 issued and outstanding Exchangeable Non-Voting Shares of the Company (the "Exchangeable Shares"), and thereafter, the Company's sole issued and outstanding share of Class A Preferred Stock was exchanged by the holder thereof for one issued and outstanding Company Common Share;

          AND WHEREAS the above-mentioned articles of arrangement set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

          AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby the Parent will take certain actions and make certain payments and deliveries necessary to ensure that the Company will be able to make certain payments and to deliver or cause to be delivered shares of Parent Common Stock in satisfaction of the obligations of the Company under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;

          NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

          1.1 DEFINED TERMS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

          1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

          1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

          1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this agreement, a "Business Day" means a day other than a Saturday, a Sunday or a statutory holiday in the City of Toronto, Ontario or the City of San Francisco, California.

                                    ARTICLE 2

                     COVENANTS OF THE PARENT AND THE COMPANY

          2.1 COVENANTS OF PARENT REGARDING EXCHANGEABLE SHARES. So long as any Exchangeable Shares are outstanding, the Parent will:

     (a) not declare or pay any dividend on the Parent Common Stock unless (i) the Company will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares and (ii) the Company shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares;

     (b) cause the Company to declare simultaneously with the declaration of any dividend on the Parent Common Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on the Parent Common Stock, cause the Company to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

     (c) advise the Company sufficiently in advance of the declaration by the Parent of any dividend on the Parent Common Stock and take all such other actions as are necessary, in cooperation with the Company, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on the Parent Common Stock and such dividend on the Exchangeable Shares shall correspond with any requirement of the stock exchange on which the Exchangeable Shares are listed;

     (d) ensure that the record date for any dividend declared on the Parent Common Stock is not less than 10 Business Days after the declaration date for such dividend;

     (e) take all such actions and do all such things as are necessary or desirable to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Company, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Company to cause to be delivered shares of Parent Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

     (f) take all such actions and do all such things as are necessary or desirable to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Company to cause to be delivered shares of Parent Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or
          Article 7 of the Exchangeable Share Provisions, as the case may be;
          and

     (g) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of the Company nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Company.

2.2 SEGREGATION OF FUNDS. The Parent will cause the Company to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable the Company to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable.

2.3 RESERVATION OF SHARES OF PARENT COMMON STOCK. The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Company to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which the Parent may now or hereafter be required to issue shares of Parent Common Stock.

2.4 NOTIFICATION OF CERTAIN EVENTS. In order to assist the Parent to comply with its obligations hereunder, the Company will give the Parent notice of each of the following events at the time set forth below:

     (a) in the event of any determination by the Board of Directors of the Company to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least 60 days
          prior to the   proposed effective date of such liquidation,
          dissolution, winding up  or other distribution;

     (b) immediately, upon the earlier of (i) receipt by the Company of notice of, and (ii) the Company otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

     (c) immediately, upon receipt by the Company of a Retraction Request (as defined in the Exchangeable Share Provisions);

     (d) at least 130 days prior to any accelerated Automatic Redemption Date determined by the Board of Directors of the Company in accordance with the Exchangeable Share Provisions; and

     (e) as soon as practicable upon the issuance by the Company of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5 DELIVERY OF SHARES OF PARENT COMMON STOCK. In furtherance of its obligations under sections 2.1(e) and 2.1(f) hereof, upon notice of any event which requires the Company to cause to be delivered shares of Parent Common Stock to any holder of Exchangeable Shares, the Parent shall forthwith issue and deliver the requisite shares of Parent Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as the Company shall direct. All such shares of Parent Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim. In consideration of the issuance of each such share of Parent Common Stock by the Parent, the Company shall issue to the Parent, or as the Parent shall direct, such number of Company Common Shares as is equal to the fair value of such shares of Parent Common Stock.

2.6 QUALIFICATION OF SHARES OF PARENT COMMON STOCK. The Parent covenants that if any shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by
Section 2.7 hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by
Section 2.7 hereof) may be issued and delivered by the Parent to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a

"control person" of the Parent for purposes of Canadian federal or provincial securities law or an "affiliate" of the Parent for purposes of United States federal or state securities law), the Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by Section
2.7 hereof) to be and remain duly registered, qualified or approved. The Parent represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by
Section 2.7 hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right and the Automatic Exchange Rights to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of the Parent for the purposes of Canadian federal and provincial securities law or an "affiliate" of the Parent for the purposes of United States federal or state securities law). The Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by
Section 2.7 hereof) to be delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time. The Parent will in good faith expeditiously take all such action and do all such things as are necessary to cause all Exchangeable Shares to be listed posted for trading on a stock exchange in Canada.

2.7       ECONOMIC EQUIVALENCE.

     (a) The Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions:

           (i) issue or distribute shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to the holders of all or substantially all of the then outstanding Parent Common Stock by way of stock dividend or other distribution, other than an issue of shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to holders of shares of Parent Common Stock who exercise an option to receive dividends in Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) in lieu of receiving cash dividends; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Parent Common Stock entitling them to subscribe for or to purchase shares of Parent Common

                Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock); or

       (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of Parent Common Stock (A) shares or securities of the Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Parent Common Stock), (B) rights, options or warrants other than those referred to in subsection 2.7(a)(ii) above, (C) evidences of indebtedness of the Parent or (D) assets of the Parent;

                unless (i) the Company is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (ii) the Company shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

          (b) The Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share
                Provisions:

               (i) subdivide, redivide or change the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock; or

              (ii) reduce, combine or consolidate or change the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock; or

             (iii) reclassify or otherwise change the shares of Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Parent Common Stock;

                unless (i) the Company is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares and (ii) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

          (c) The Parent will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 20 Business Days after the date on which such event is declared or announced by the Parent (with simultaneous notice thereof to be given by the Parent to the Company).

          (d) The Board of Directors of the Company shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in subsection 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on the Parent. In making each such determination, the following factors shall, without excluding other factors determined by the board to be relevant, be considered by the Board of Directors of the Company:

                    (i) in the case of any stock dividend or other distribution payable in shares of Parent Common Stock, the number of such shares issued in proportion to the number of shares of Parent Common Stock previously outstanding;

                   (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of the Company in the manner above contemplated) of a share of Parent Common Stock;

                  (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of the Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in subsection 2.7(d)(ii) above, any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the Board of Directors of the Company in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of Parent Common Stock and the current market value (as determined by the Board of Directors of the Company in the manner above contemplated) of a share of Parent Common Stock;

                   (iv) in the case of any subdivision, redivision or change of the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock or the reduction, combination or consolidation or change of the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock or any amalgamation, merger, reorganization or other transaction affecting the Parent Common Stock, the effect thereof upon the then outstanding shares of Parent Common Stock; and

                    (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of

                         Parent Common Stock as a result of differences between taxation laws of Canada and the United States (except or any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).


                    For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than five trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors of the Company the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors of the Company, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the board shall be conclusive and binding on the Parent.

     2.8 TENDER OFFERS, ETC. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Common Stock (an "Offer") is proposed by the Parent or is proposed to the Parent or its shareholders and is recommended by the Board of Directors of the Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of the Parent, the Parent will use its best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of Parent Common Stock, without discrimination. Without limiting the generality of the foregoing, the Parent will use its best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Company (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

2.9 OWNERSHIP OF OUTSTANDING SHARES. Without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, the Parent covenants and agrees in favour of the Company that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than the Parent or any of its Affiliates, the Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of the Company and all outstanding securities of the Company carrying or otherwise entitled to voting rights in any circumstances, in each case other than the Exchangeable Shares.

2.10 PARENT NOT TO VOTE EXCHANGEABLE SHARES. The Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by the Parent and its subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. The Parent further covenants and agrees that it will not, and will cause its subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the BUSINESS CORPORATIONS ACT (Ontario) (or any successor or other corporate statute by which the Company may in the future be governed) with respect to any Exchangeable Shares held by it or by its subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11 DUE PERFORMANCE. On and after the Effective Date, the Parent shall duly and timely perform all of its obligations provided for in the Plan of Arrangement, including any obligations that may arise upon the exercise of the Parent's rights under the Exchangeable Share Provisions.

                                    ARTICLE 3

                                     GENERAL

3.1 TERM. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than the Parent and any of its Affiliates.

3.2 CHANGES IN CAPITAL OF PARENT AND THE COMPANY. Notwithstanding the provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to section 2.7 or 2.8 hereof, as a result of which either the Parent Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which the Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3 SEVERABILITY. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4 AMENDMENTS, MODIFICATIONS, ETC. This agreement may not be amended or modified except by an agreement in writing executed by the Company and the Parent and approved by the holders of the Exchangeable Shares in accordance with
Section 10.2 of the Exchangeable Share Provisions.

3.5 MINISTERIAL AMENDMENTS. Notwithstanding the provisions of section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

     (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable
               Shares;

     (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors of each of the Company and the Parent, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes or corrections which, on the advice of counsel to the Company and the Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of the Company and the Parent shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6 MEETING TO CONSIDER AMENDMENTS. The Company, at the request of the Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Company, the Exchangeable Share Provisions and all applicable laws.

3.7 AMENDMENTS ONLY IN WRITING. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

3.8 INUREMENT. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.9 NOTICES TO PARTIES. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

          (a)  if to the Parent at:     Symantec Corporation
                                        10201 Torre Avenue
                                        Cupertino, CA  95014

               ATTENTION:  GENERAL COUNSEL

               Telecopy:               (408) 252-5101

          (b)  if to the Company at:    Delrina Corporation
                                        895 Don Mills Road, 500-2 Park Centre
                                        Toronto, Ontario, Canada M3C 1W3

               ATTENTION:  GENERAL COUNSEL

                    Telecopy:           (416) 441-2498


Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.10 COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.11 JURISDICTION. This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3.12 ATTORNMENT. The Parent agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Company at its registered office in the Province of Ontario as the Parent's attorney for service of process.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        SYMANTEC CORPORATION



                                   By   ___________________________


                                        ___________________________


                                        DELRINA CORPORATION


                                   By   ___________________________


                                        ___________________________

                               EXHIBIT 6.2(B)(II)
                       VOTING AND EXCHANGE TRUST AGREEMENT

                       VOTING AND EXCHANGE TRUST AGREEMENT


          MEMORANDUM OF AGREEMENT made as of the ___ day of ______, 1995.

B E T W E E N:

                  SYMANTEC CORPORATION,
                  a corporation existing under the laws of the State of Delaware,

                  (hereinafter referred to as the "Parent"),

                                                  OF THE FIRST PART,

                                      - and -

                  DELRINA CORPORATION,
                  a corporation existing under the laws of the Province of Ontario,

                  (hereinafter referred to as the "Company"),

                                                  OF THE SECOND PART,

                                     - and -

                  THE R-M TRUST COMPANY,
                  a trust company incorporated under the laws of __________,

                  (hereinafter referred to as the "Trustee"),

                                                  OF THE THIRD PART.

          WHEREAS pursuant to a combination agreement dated as of July 5, 1995, by and between the Parent and the Company (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), the Parent and the Company would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit 6.2(b)(ii) to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

          AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by articles of arrangement dated __________ __, 1995 filed pursuant to the BUSINESS CORPORATIONS ACT (Ontario), each issued and outstanding common share of the Company (a "Company Common Share") was exchanged for 0.61 issued and outstanding Exchangeable Non-Voting Shares of the Company (the "Exchangeable Shares"), and thereafter, the Company's sole issued and outstanding share of Class A Preferred Stock was exchanged by the holder thereof for one issued and outstanding Company Common Share;

          AND WHEREAS the above-mentioned articles of arrangement set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

          AND WHEREAS the Parent is to provide voting rights in the Parent to each holder (other than the Parent, its subsidiaries and Affiliates) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of the Parent Common Stock (the "Parent Common Stock");

          AND WHEREAS the Parent is to grant to and in favour of the holders (other than the Parent, its subsidiaries and Affiliates) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require the Parent to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

          AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in the Parent shall be exercisable by holders (other than the Parent, its subsidiaries and Affiliates) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of Parent Special Voting Stock (the "Parent Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require the Parent to purchase Exchangeable Shares from the holders thereof (other than the Parent, its subsidiaries and Affiliates) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders;

          AND WHEREAS these recitals and any statements of fact in this trust agreement are made by the Parent and the Company and not by the Trustee;

          NOW THEREFORE in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS. In this trust agreement, the following terms shall have the following meanings:

          "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

          "ARRANGEMENT" has the meaning ascribed thereto in the recitals hereto.

          "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of the Parent to effect the automatic exchange of shares of Parent Common Stock for Exchangeable Shares pursuant to section 5.12 hereof.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          "BUSINESS DAY" means a day other than a Saturday, a Sunday or a statutory holiday in the City of Toronto, Ontario or the City of San Francisco, California.

          "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

          "COMPANY COMMON SHARES" has the meaning ascribed thereto in the recitals hereto.

          "CURRENT MARKET PRICE" means, in respect of a share of Parent Common Stock on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of shares of Parent Common Stock during a period of 20 consecutive trading days ending not more than five trading days before such date on the Nasdaq National Market, or, if the shares of Parent Common Stock are not then quoted on the Nasdaq National Market, on such other stock exchange or automated quotation system on which the shares of Parent Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Stock during such period does not create a market which reflects the fair market value of the Parent Common Stock, then the Current Market Price of the Parent Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors of the Parent may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

"EXCHANGE RIGHT" has the meaning ascribed thereto in Section 5.1 hereof.

"EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

"EXCHANGEABLE SHARES" has the meaning ascribed thereto in the recitals hereto.

"HOLDER VOTES" has the meaning ascribed thereto in section 4.2 hereof.

"HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than the Parent and its subsidiaries.

"INSOLVENCY EVENT" means the institution by the Company of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Company to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the COMPANIES CREDITORS' ARRANGEMENT ACT (Canada) and the BANKRUPTCY AND INSOLVENCY ACT (Canada), and the failure by the Company to contest in good faith any such proceedings commenced in respect of the Company within 15 days of becoming aware thereof, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, or the making by the Company of a general assignment for the benefit of creditors, or the admission in writing by the Company of its inability to pay its debts generally as they become due, or the Company not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

"LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in Section 1.1 of the Plan of Arrangement.

"LIQUIDATION EVENT" has the meaning ascribed thereto in subsection 5.12(b) hereof.

"LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in subsection 5.12(c) hereof.

"LIST" has the meaning ascribed thereto in section 4.6 hereof.

"OFFICER'S CERTIFICATE" means, with respect to the Parent or the Company, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of the Parent or the Company, as the case may be.

"PARENT COMMON STOCK" has the meaning ascribed thereto in the recitals hereto.

"PARENT CONSENT" has the meaning ascribed thereto in section 4.2 hereof.

"PARENT MEETING" has the meaning ascribed thereto in section 4.2 hereof.

"PARENT SPECIAL VOTING STOCK" has the meaning ascribed thereto in the recitals hereto.

"PARENT SUCCESSOR" has the meaning ascribed thereto in subsection 11.1(a) hereof.

"PERSON" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

"PLAN OF ARRANGEMENT" means the plan of arrangement of the Company providing for the Arrangement.

"REDEMPTION CALL RIGHT" has the meaning ascribed thereto in Section 1.1 of the Exchangeable Share Provisions.

"RETRACTED SHARES" has the meaning ascribed thereto in section 5.7 hereof.

"RETRACTION CALL RIGHT" has the meaning ascribed thereto in Section 6.1 of the Exchangeable Share Provisions.

"SUPPORT AGREEMENT" means that certain support agreement made as of even date hereof between the Company and the Parent.

"TRUST" means the trust created by this agreement.


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"TRUST ESTATE" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this trust agreement.

"TRUSTEE" means The R-M Trust Company and, subject to the provisions of Article 10 hereof, includes any successor trustee.

"VOTING RIGHTS" means the voting rights attached to the Voting Share.

"VOTING SHARE" means the one share of Parent Special Voting Stock, U.S. $1.00 par value, issued by the Parent to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Parent Common Stock equal to the number of Exchangeable Shares outstanding from time to time other than Exchangeable Shares held by the Parent, its subsidiaries and Affiliates.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this trust agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this trust agreement.

1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                    ARTICLE 2

                              PURPOSE OF AGREEMENT

2.1 ESTABLISHMENT OF TRUST. The purpose of this trust agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this trust agreement.


                                    ARTICLE 3

                                  VOTING SHARE

3.1 ISSUE AND OWNERSHIP OF THE VOTING SHARE. The Parent hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee


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for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this trust agreement. The Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by the Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

     (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this trust agreement; and

     (b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

3.2 LEGENDED SHARE CERTIFICATES. The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

3.3 SAFE KEEPING OF CERTIFICATE. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee.


                                    ARTICLE 4

                            EXERCISE OF VOTING RIGHTS

4.1     VOTING RIGHTS. The Trustee, as the holder of record of the Voting
Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of the Parent at a Parent Meeting or in connection with a Parent Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which the Parent Consent is sought or the Parent Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.


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4.2       NUMBER OF VOTES.  With respect to all meetings of stockholders of the
Parent at which holders of shares of Parent Common Stock are entitled to vote (a "Parent Meeting") and with respect to all written consents sought by the Parent from its stockholders including the holders of shares of Parent Common Stock (a "Parent Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Holder on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.

4.3 MAILINGS TO SHAREHOLDERS. With respect to each Parent Meeting and Parent Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as the Parent utilizes in communications to holders of Parent Common Stock) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by the Parent to its stockholders:

          (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of the Parent;

          (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or, pursuant to section 4.7 hereof, to attend such Parent Meeting and to exercise personally the Holder Votes thereat;

          (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

               (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

               (ii) a proxy to a designated agent or other representative of the management of the Parent to exercise such Holder Votes;

          (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

          (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

          (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

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

For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by the Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. The Parent will notify the Trustee of any decision of the Board of Directors of the Parent with respect to the calling of any such Parent Meeting or the seeking of any such Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4 COPIES OF STOCKHOLDER INFORMATION. The Parent will deliver to the Trustee copies of all proxy materials, (including notices of Parent Meetings but excluding proxies to vote shares of Parent Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by the Parent) received by the Trustee from the Parent at the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal corporate trust office in the cities of Montreal, Toronto and Vancouver.

4.5 OTHER MATERIALS. Immediately after receipt by the Parent or any stockholder of the Parent of any material sent or given generally to the holders of Parent Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), the Parent shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of the Parent, copies of all such materials received by the Trustee from the Parent. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal corporate trust office in the cities of Montreal, Toronto and Vancouver.

4.6 LIST OF PERSONS ENTITLED TO VOTE. The Company shall, (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date

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

established by the Parent or pursuant to applicable law for determining the holders of Parent Common Stock entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Company of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. The Parent agrees to give the Company notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Company to perform its obligations under this section 4.6.

4.7 ENTITLEMENT TO DIRECT VOTES. Any Holder named in a List prepared in connection with any Parent Meeting or any Parent Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled except, in each case, to the extent that such Holder has transferred the ownership of any Exchangeable Shares in respect of which such Holder is entitled to Holder Votes after the close of business on the record date for such meeting or seeking of consent.

4.8      VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT MEETING.
     (a) In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to section 4.3 hereof.

     (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either
          (i) has not previously given the Trustee instructions pursuant to section 4.3 hereof in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

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

4.9 DISTRIBUTION OF WRITTEN MATERIALS. Any written materials to be distributed by the Trustee to the Holders pursuant to this trust agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as the Parent utilizes in communications to holders of Parent Common Stock) to each Holder at its address as shown on the books of the Company. The Company shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

          (a)  current lists of the Holders; and

          (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this trust agreement.

4.10 TERMINATION OF VOTING RIGHTS. All of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to the Parent and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Parent Common Stock, as specified in Article 5 hereof (unless in either case the Parent shall not have delivered the requisite shares of Parent Common Stock issuable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Company pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by the Parent pursuant to the exercise by the Parent of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                    ARTICLE 5

                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. The Parent hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (a) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require the Parent to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holder and (b) the Automatic Exchange Rights, all in accordance with the provisions of this agreement. The Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by the Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

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

     (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this trust agreement; and

     (b) except as specifically authorized by this trust agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

5.2 LEGENDED SHARE CERTIFICATES. The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

     (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

     (b)  the Automatic Exchange Rights.

5.3 GENERAL EXERCISE OF EXCHANGE RIGHT. The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to section 7.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4 PURCHASE PRICE. The purchase price payable by the Parent for each Exchangeable Share to be purchased by the Parent under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of Parent Common Stock on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to the declared and unpaid dividends). In connection with each exercise of the Exchange Right, the Parent will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by the Parent issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, one share of Parent Common Stock and a cheque for the balance, if any, of the purchase price.

5.5 EXERCISE INSTRUCTIONS. Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of the Company. To

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

cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal corporate trust office in
Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires the Parent to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BUSINESS CORPORATIONS ACT (Ontario) and the by-laws of the Company and such additional documents and instruments as the Trustee may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require the Parent to purchase from the Holder the number of Exchangeable Shares specified therein, (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by the Parent free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing the Parent Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, the Company and the Parent of payment) of the taxes (if any) payable as contemplated by section 5.8 of this trust agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by the Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

5.6 DELIVERY OF PARENT COMMON STOCK; EFFECT OF EXERCISE. Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires the Parent to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, or evidence thereof)), duly endorsed for transfer to the Parent, the Trustee shall notify the Parent and the Company of its receipt of the same, which notice to the Parent and the Company shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and the Parent shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the certificates for the number of shares of Parent Common Stock issuable in connection with the exercise of the Exchange Right, which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, and cheques for the balance, if any, of the total purchase price therefor; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, the Company and the Parent of the payment of) the taxes (if any) payable as contemplated by section 5.8 of this trust agreement. Immediately upon the giving of notice by the Trustee to the Parent and the Company of the exercise of the Exchange Right, as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to the Parent all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of shares of Parent Common Stock (together with a cheque for the balance, if any, of the total purchase price therefor) is not allotted, issued and delivered by the Parent to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such shares of Parent Common Stock are so allotted, issued and delivered by the Parent and any such cheque is so delivered and paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to it pursuant to the Exchange Right.

5.7 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Company to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by the Company pursuant to Section 6.6 of the Exchangeable Share Provisions that the Company will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that the Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to the Company pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which the Company is unable to redeem. In any such event, the Company hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against the Company redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to the Company or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Company is not permitted to redeem and will require the Parent to purchase such shares in accordance with the provisions of this Article 5.

5.8 STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Shares to the Parent pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing the Parent Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder (a) shall pay (and neither the Parent, the Company nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (b) shall have established to the satisfaction of the Trustee, the Parent and the Company that such taxes, if any, have been paid.

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

5.9 NOTICE OF INSOLVENCY EVENT. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, the Company and the Parent shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from the Company and the Parent or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of the Parent, a notice of such Insolvency Event, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

5.10 QUALIFICATION OF PARENT COMMON STOCK. The Parent covenants that if any shares of Parent Common Stock to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by the Parent to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of the Parent for purposes of Canadian federal or provincial securities law or an "affiliate" of the Parent for purposes of United States federal or state securities law), the Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of Parent Common Stock to be and remain duly registered, qualified or approved. The Parent represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of Parent Common Stock to be issued and delivered pursuant to the Exchange Right and the Automatic Exchange Rights and to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of the Parent for the purposes of Canadian federal and provincial securities law or an "affiliate" of the Parent for the purposes of United States federal or state securities law). The Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Parent Common Stock to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.


5.11           RESERVATION OF SHARES OF PARENT COMMON STOCK.

                    The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Parent Common Stock (a) as is equal to the sum of
(i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Company to meet its obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security

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or commitment pursuant to which the Parent may now or hereafter be required to issue shares of Parent Common Stock.

5.12           AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENT.

          (a) The Parent will give the Trustee notice of each of the following events at the time set forth below:

               (i) in the event of any determination by the Board of Directors of the Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Parent or to effect any other distribution of assets of the Parent among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

               (ii) immediately, upon the earlier of (A) receipt by the Parent of notice of and (B) the Parent otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Parent or to effect any other distribution of assets of the Parent among its stockholders for the purpose of winding up its affairs.

          (b) Immediately following receipt by the Trustee from the Parent of notice of any event (a "Liquidation Event") contemplated by section 5.12(a)(i) or 5.12(a)(ii) above, the Trustee will give notice thereof to the Holders. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for shares of Parent Common Stock provided for in section 5.12(c) below.

          (c) In order that the Holders will be able to participate on a PRO RATA basis with the holders of Parent Common Stock in the distribution of assets of the Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of Parent Common Stock. To effect such automatic exchange, the Parent shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Liquidation Event Effective Date and held by Holders, and each Holder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a share of Parent Common Stock on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by the Parent issuing to the Holder one share of Parent Common Stock, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share and all dividends declared on the Parent Common Stock that have not been declared on such Exchangeable Shares in accordance with
               Section 3.1 of the Exchangeable Share Provisions (provided that if the record date for any such

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

               declared and unpaid dividends occurs on or after the day of closing of such purchase and sale, the purchase price shall not include such additional amounts equivalent to such declared and unpaid dividends). In connection with such automatic exchange, the Parent will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

          (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Stock shall be deemed to have occurred, and each Holder of Exchangeable Shares shall be deemed to have transferred to the Parent all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and the Parent shall issue to the Holder the shares of Parent Common Stock issuable upon the automatic exchange of Exchangeable Shares for Parent Common Stock and shall deliver to the Trustee for delivery to the Holder a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for Parent Common Stock and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with the Parent pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Parent Common Stock issued to the Holder by the Parent pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of Parent Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as the Parent may reasonably require, the Parent shall deliver or cause to be delivered to the Holder certificates representing the shares of Parent Common Stock of which the Holder is the holder.

                                    ARTICLE 6

              RESTRICTIONS ON ISSUE OF PARENT SPECIAL VOTING STOCK

6.1 ISSUE OF ADDITIONAL SHARES. During the term of this trust agreement, the Parent will not issue any shares of Parent Special Voting Stock in addition to the Voting Share.

                                    ARTICLE 7

                             CONCERNING THE TRUSTEE

7.1 POWERS AND DUTIES OF THE TRUSTEE. The rights, powers and authorities of the Trustee under this trust agreement, in its capacity as trustee of the Trust, shall include:

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     (a)  purchasing the Voting Share from the Parent as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

     (b) granting proxies and distributing materials to Holders as provided in this trust agreement;

     (c) voting the Holder Votes in accordance with the provisions of this trust agreement;

     (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from the Parent as trustee for and on behalf of the Holders in accordance with the provisions of this trust agreement;

     (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this trust agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of Parent Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

     (f)  holding title to the Trust Estate;

     (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

     (h) taking action on its own initiative or at the direction of a Holder or Holders to enforce the obligations of the Parent under this trust agreement; and

     (i) taking such other actions and doing such other things as are specifically provided in this trust agreement.

          In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this trust agreement.

          The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

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


7.2 NO CONFLICT OF INTEREST. The Trustee represents to the Company and the Parent that at the date of execution and delivery of this trust agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Ontario Court of Justice (General Division) for an order that the Trustee be replaced as trustee hereunder.

7.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC. The Company and the Parent irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and the Parent Common Stock; and

     (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this trust agreement and (ii) from the transfer agent of the Parent Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

The Company and the Parent irrevocably authorize their respective registrars and transfer agents to comply with all such requests. The Parent covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

7.4 BOOKS AND RECORDS. The Trustee shall keep available for inspection by the Parent and the Company, at the Trustee's principal corporate trust office in Toronto, Ontario, correct and complete books and records of account relating to the Trustee's actions under this trust agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement. On or before June 30, 1996, and on or before June 30 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to the Parent and the Company a brief report, dated as of the preceding March 31, with respect to:

     (a)  the property and funds comprising the Trust Estate as of that date;

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

     (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by the Parent of shares of Parent Common Stock in connection with the Exchange Right, during the calendar year ended on such date; and

     (c) all other actions taken by the Trustee in the performance of its duties under this trust agreement which it had not previously reported.

7.5 INCOME TAX RETURNS AND REPORTS. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable.

7.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof, subject to section 7.15 hereof, and with respect to the Exchange Right pursuant to Article 5 hereof, subject to section 7.15 hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof.

          None of the provisions contained in this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

7.7 ACTIONS BY HOLDERS. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at

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

law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

7.8 RELIANCE UPON DECLARATIONS. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 7.9 hereof, if applicable, and with any other applicable provisions of this trust agreement.

7.9 EVIDENCE AND AUTHORITY TO TRUSTEE. The Company and/or the Parent shall furnish to the Trustee evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by the Company and/or the Parent or the Trustee under this trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Company and/or the Parent forthwith if and when:

     (a) such evidence is required by any other section of this trust agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

     (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this trust agreement, gives the Company and/or the Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

          Such evidence shall consist of an Officer's Certificate of the Company and/or the Parent or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement.

          Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Company and/or the Parent it shall be in the form of an Officer's Certificate or a statutory declaration.

          Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the person giving the evidence:

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

     (a) declaring that he has read and understands the provisions of this trust agreement relating to the condition in question:

     (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

     (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10      EXPERTS, ADVISERS AND AGENTS.  The Trustee may:

     (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Company and/or the Parent or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

     (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11 INVESTMENT OF MONEYS HELD BY TRUSTEE. Unless otherwise provided in this trust agreement, any moneys held by or on behalf of the Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of the Company. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Company, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.

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

7.13 TRUSTEE NOT BOUND TO ACT ON COMPANY'S REQUEST. Except as in this trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Company and/or the Parent or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14 AUTHORITY TO CARRY ON BUSINESS. The Trustee represents to the Company and the Parent that at the date of execution and delivery by it of this trust agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this trust agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

7.15 CONFLICTING CLAIMS. If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

     (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

     (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

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

7.16 ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust created and provided for by and in this trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.


                                    ARTICLE 8

                                  COMPENSATION


8.1 FEES AND EXPENSES OF THE TRUSTEE. The Parent and the Company jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this trust agreement and will reimburse the Trustee for all reasonable expenses (including taxes) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this trust agreement; provided that the Parent and the Company shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

                                    ARTICLE 9

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

          9.1 INDEMNIFICATION OF THE TRUSTEE. The Parent and the Company jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this trust agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this trust agreement, or any written or oral instructions delivered to the Trustee by the Parent or the Company pursuant hereto. In no case shall the Parent or the Company be liable under this indemnity for any claim against any of the Indemnified Parties unless the Parent and the Company shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, the Parent and the Company shall be entitled to participate at their own expense in the defense and, if the Parent or the Company so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by the Parent or the Company; or (ii) the named parties to any such suit include both the Trustee and the Parent or the Company and the Trustee shall
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

have been advised by counsel acceptable to the Parent or the Company that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to the Parent or the Company and that an actual or potential conflict of interest exists (in which case the Parent and the Company shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

          9.2 LIMITATION OF LIABILITY. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.


                                   ARTICLE 10

                                CHANGE OF TRUSTEE


10.1 RESIGNATION. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Parent and the Company specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless the Parent and the Company otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, the Parent and the Company shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Ontario Court of Justice (General Division) upon application of one or more of the parties hereto.

10.2 REMOVAL. The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by the Parent and the Company, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3 SUCCESSOR TRUSTEE. Any successor trustee appointed as provided under this trust agreement shall execute, acknowledge and deliver to the Parent and the Company and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with like effect as if originally named as

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trustee in this trust agreement.  However, on the written request of the Parent and the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this trust agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, the Parent, the Company and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4 NOTICE OF SUCCESSOR TRUSTEE. Upon acceptance of appointment by a successor trustee as provided herein, the Parent and the Company shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If the Parent or the Company shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Parent and the Company.


                                   ARTICLE 11

                                PARENT SUCCESSORS

11.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC. The Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

     (a) such other person or continuing corporation is a corporation (herein called the "Parent Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof;

     (b) the Parent Successor, by operation of law, becomes, without more, bound by the terms and provisions of this trust agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this trust agreement; and

     (c) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

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

11.2      VESTING OF POWERS IN SUCCESSOR.  Whenever the conditions of section
11.1 hereof have been duly observed and performed, the Trustee, if required, by section 11.1 hereof, the Parent Successor and the Company shall execute and deliver the supplemental trust agreement provided for in Article 12 hereof and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of the Parent under this trust agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this trust agreement required to be done or performed by the Board of Directors of the Parent or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

11.3 WHOLLY-OWNED SUBSIDIARIES. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of the Parent with or into the Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of the Parent provided that all of the assets of such subsidiary are transferred to the Parent or another wholly-owned subsidiary of the Parent, and any such transactions are expressly permitted by this Article 11.

                                   ARTICLE 12

                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1 AMENDMENTS, MODIFICATIONS, ETC. This trust agreement may not be amended or modified except by an agreement in writing executed by the Company, the Parent and the Trustee and approved by the Holders in accordance with
Section 10.2 of the Exchangeable Share Provisions.

12.2      MINISTERIAL AMENDMENTS.  Notwithstanding the provisions of section 12.1 hereof, the parties to this trust agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this trust agreement for the purposes of:

     (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

     (b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors of each of the Parent and Company and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

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

     (c) making such changes or corrections which, on the advice of counsel to the Company, the Parent and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the Board of Directors of each of the Company and the Parent shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

12.3 MEETING TO CONSIDER AMENDMENTS. The Company, at the request of the Parent, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Company, the Exchangeable Share Provisions and all applicable laws.

12.4 CHANGES IN CAPITAL OF PARENT AND THE COMPANY. At all times after the occurrence of any event effected pursuant to section 2.7 or section 2.8 of the Support Agreement, as a result of which either the Parent Common Stock or the Exchangeable Shares or both are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which the Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5 EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS. No amendment to or modification or waiver of any of the provisions of this trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time the Company (when authorized by a resolution of the Board of Directors), the Parent (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of Parent Successors to the Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

     (b) making any additions to, deletions from or alterations of the provisions of this trust agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the Parent, the Company, the Trustee or this trust agreement; and

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

     (c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.


                                   ARTICLE 13

                                   TERMINATION

13.1 TERM. The Trust created by this trust agreement shall continue until the earliest to occur of the following events:

     (a)  no outstanding Exchangeable Shares are held by a Holder;

     (b) each of the Company and the Parent elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions; and

     (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2 SURVIVAL OF AGREEMENT. This trust agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this trust agreement.

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

                                   ARTICLE 14

                                     GENERAL


14.1 SEVERABILITY. If any provision of this trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this trust agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2 INUREMENT. This trust agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

14.3 NOTICES TO PARTIES. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

     (a)  if to the Parent at:

          ATTENTION:  PRESIDENT

          Telecopy:

     (b)  if to the Company at:

          ATTENTION:  PRESIDENT

          Telecopy:

     (c)  if to the Trustee at:

          if by mail:

          The R-M Trust Company
          P.O. Box 7010
          Adelaide Street Postal Station
          Toronto, Ontario  M5C2W9
          ATTENTION:  VICE-PRESIDENT

          if delivered:

          The R-M Trust Company
          393 University Avenue
          5th Floor

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

     Toronto, Ontario  M5G1E6
     ATTENTION:  VICE-PRESIDENT

     Telecopy:  (416) 813-4555

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4 NOTICE OF HOLDERS. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such holder shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of the Company from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply MUTATIS MUTANDIS to notices or documents as aforesaid sent to such holders.

14.5 RISK OF PAYMENTS BY POST. Whenever payments are to be made or documents are to be sent to any Holder by the Trustee or by the Company, or by such Holder to the Trustee or to the Parent or the Company, the making of such payment or sending of such document sent through the post shall be at the risk of the Company, in the case of payments made or documents sent by the Trustee or the Company, and the Holder, in the case of payments made or documents sent by the Holder.

14.6 COUNTERPARTS. This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7 JURISDICTION. This trust agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14.8 ATTORNMENT. The Parent agrees that any action or proceeding arising out of or relating to this trust agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Company at its registered office in the Province of Ontario as the Parent's attorney for service of process.

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

          IN WITNESS WHEREOF, the parties hereto have caused this trust agreement to be duly executed as of the date first above written.

                                        SYMANTEC CORPORATION



                                        By
                                             -------------------------------


                                             -------------------------------


                                        DELRINA CORPORATION



                                        By
                                             -------------------------------


                                             -------------------------------


                                        THE R-M TRUST COMPANY



                                        By
                                             -------------------------------


                                             -------------------------------






                      [VOTING AND EXCHANGE TRUST AGREEMENT]


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

                               EXHIBIT 6.2(B)(III)
                      RESTATED CERTIFICATE OF INCORPORATION

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              SYMANTEC CORPORATION
                            (A DELAWARE CORPORATION)

                                    ARTICLE 1

     The name of the Corporation is Symantec Corporation.

                                    ARTICLE 2

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                    ARTICLE 3

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                    ARTICLE 4

          4.1 CLASSES OF STOCK. This corporation is authorized to issue three classes of stock to be designated "Common Stock," "Preferred Stock" and "Special Voting Stock." Each share of Common Stock and each share of Preferred Stock shall have a par value of $0.01. There shall be one share designated as Special Voting Stock, such share of Special Voting Stock shall have a par value of $1.00. The total number of shares which the corporation is authorized to issue is one hundred one million and one (101,000,001). One hundred million (100,000,000) shares shall be Common Stock, one million (1,000,000) shares shall be Preferred Stock, and one (1) share shall be Special Voting Stock.

          4.2 RIGHTS, PRIVILEGES AND RESTRICTIONS. The rights, privileges and restrictions of the Common Stock and the Special Voting Stock shall be set forth in this Article 4.

          4.3 PREFERRED STOCK SERIES DETERMINATION. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to provide for the issuance of such shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

          4.4  VOTING RIGHTS.

               4.4.1 GENERAL. Except as otherwise required by law or this Restated Certificate of Incorporation, (i) each holder of record of Common Stock shall have one vote in respect of each share of stock held by the holder of the books of the Corporation, and (ii) the holder of record of the share of Special Voting Stock shall have a number of votes equal to the number of Exchangeable Non-Voting Shares ("Exchangeable Shares") of Delrina Corporation, an Ontario corporation, from time to time which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation, in each case for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Any vacancy in the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of Common Stock and Special Voting Stock shall be filled by the vote or written consent of the holders of such Common Stock and Special Voting Stock or, in the absence of action by such holders, such vacancy shall be filled by action of the remaining directors. A director elected by the holders of Common Stock and Special Voting Stock may be removed from the Board of Directors with or without cause by the vote or consent of the holders of such Common Stock and Special Voting Stock, as provided by the Delaware General Corporation Law. For the purpose hereof, "control" (including the correlative meanings, the terms "controlled by" and "under common control of") as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person through the ownership of voting securities, by contract or otherwise.

               4.4.2 COMMON STOCK AND SPECIAL VOTING STOCK IDENTICAL IN VOTING. In respect of all matters concerning the voting of shares, the Common Stock and the Special Voting Stock shall vote as a single class and such voting rights shall be identical in all respects.

               4.5 LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders and the holders of Special Voting Stock shall not be entitled to receive any such assets.

               4.6 DIVIDENDS. The holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock and the holders of Special Voting Stock shall not be entitled to receive any such dividends.

               4.7       SPECIAL VOTING STOCK.

               4.7.1 Pursuant to the terms of that certain Combination Agreement, dated as of July 5, 1995, by and among the Corporation and Delrina Corporation, an Ontario corporation, one share of Special Voting Stock is being issued to the trustee (the "Trustee") under the Voting and Exchange Trust Agreement, dated as of ________, 1995 by and between the Corporation, Delrina Corporation and the Trustee.


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

               4.7.2 The holder of the share of Special Voting Stock is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.

               4.7.3 At such time as the Special Voting Stock has no votes attached to it because there are no Exchangeable Shares of Delrina Corporation outstanding which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation, and there are no shares of stock, debt, options or other agreements of Delrina Corporation which could give rise to the issuance of any Exchangeable Shares of Delrina Corporation to any person (other than the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation), the Special Voting Stock shall be canceled.

                                    ARTICLE 5

     The stockholders of the Corporation holding a majority of the Corporation's outstanding voting stock shall have the power to adopt, amend or repeal Bylaws. The Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except as such power may be expressly limited by Bylaws adopted by the stockholders.

                                    ARTICLE 6

     Election of the Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                    ARTICLE 7

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Any repeal or modification of the foregoing provisions of this Article 7 shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                       92